                                                                       Exhibit 4

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 5, 2003

                                      AMONG


                           PARK-OHIO INDUSTRIES, INC.,

                      THE OTHER LOAN PARTIES PARTY HERETO,

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,

                                  BANK ONE, NA,
                             AS AGENT AND LC ISSUER
                                       AND
                          KEYBANK NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                                TABLE OF CONTENTS

   ARTICLE I.         DEFINITIONS.................................................................................1

   ARTICLE II.        THE FACILITY...............................................................................36
   2.1.   The Facility...........................................................................................36
   2.2.   Ratable Loans; Risk Participation......................................................................47
   2.3.   Payment of the Obligations; Currency...................................................................48
   2.4.   Minimum Amount of Each Advance.........................................................................48
   2.5.   Funding Account........................................................................................48
   2.6.   Reliance Upon Authority; No Liability..................................................................48
   2.7.   Conversion and Continuation of Outstanding Advances....................................................48
   2.8.   Telephonic Notices.....................................................................................49
   2.9.   Notification of Advances, Interest Rates, Prepayments and Commitment Reductions........................49
   2.10.  Fees...................................................................................................50
   2.11.  Interest Rates.........................................................................................50
   2.12.  Fixed Rate Advances Post Default; Default Rates........................................................51
   2.13.  Interest Payment Dates; Interest and Fee Basis.........................................................52
   2.14.  Voluntary Prepayments..................................................................................52
   2.15.  Mandatory Prepayments..................................................................................53
   2.16.  Termination of the Facility............................................................................54
   2.17.  Method of Payment......................................................................................55
   2.18.  Apportionment, Application and Reversal of Payments....................................................57
   2.19.  Settlement.............................................................................................58
   2.20.  Indemnity for Returned Payments........................................................................58
   2.21.  Notes; Evidence of Indebtedness........................................................................58
   2.22.  Lending Installations..................................................................................59
   2.23.  Non-Receipt of Funds by the Agent......................................................................59
   2.24.  Fixed Charge Coverage Ratio Condition..................................................................59
   2.25.  Designated Senior Indebtedness.........................................................................61
   2.26   Change of Currency.....................................................................................61
   2.27   Exchange Rate Fluctuations.............................................................................61

   ARTICLE III.       YIELD PROTECTION; TAXES....................................................................62
   3.1.   Yield Protection.......................................................................................62
   3.2.   Changes in Capital Adequacy Regulations................................................................63
   3.3.   Availability of Types of Advances......................................................................63
   3.4.   Funding Indemnification................................................................................63
   3.5.   Taxes..................................................................................................63
   3.6.   Lender Statements; Survival of Indemnity...............................................................67

   ARTICLE IV.        CONDITIONS PRECEDENT.......................................................................67
   4.1.   Effectiveness..........................................................................................67
   4.2.   Each Credit Extension..................................................................................69
   4.3.   Post-Closing Conditions................................................................................70

   ARTICLE V.         REPRESENTATIONS AND WARRANTIES.............................................................70
   5.1.   Existence and Standing.................................................................................70
   5.2.   Authorization and Validity.............................................................................71

   5.3.   No Conflict; Government Consent........................................................................71
   5.4.   Security Interest in Collateral........................................................................71
   5.5    Financial Statements...................................................................................72
   5.6.   Material Adverse Change................................................................................72
   5.7.   Taxes..................................................................................................72
   5.8.   Litigation and Contingent Obligations..................................................................72
   5.9.   Capitalization and Subsidiaries........................................................................73
   5.10.  ERISA..................................................................................................73
   5.11.  Accuracy of Information................................................................................73
   5.12.  Names; Prior Transactions..............................................................................73
   5.13.  Regulation U...........................................................................................73
   5.14.  Material Agreements....................................................................................74
   5.15.  Compliance With Laws...................................................................................74
   5.16.  Ownership of Properties................................................................................74
   5.17.  Plan Assets; Prohibited Transactions...................................................................74
   5.18.  Environmental Matters..................................................................................74
   5.19.  Investment Company Act.................................................................................75
   5.20.  Public Utility Holding Company Act.....................................................................75
   5.21.  Bank Accounts..........................................................................................75
   5.22.  Indebtedness...........................................................................................75
   5.23.  Affiliate Transactions.................................................................................75
   5.24.  Real Property; Leases..................................................................................75
   5.25.  Intellectual Property Rights...........................................................................75
   5.26.  Insurance..............................................................................................76
   5.27.  Solvency...............................................................................................76
   5.28.  Subordinated Indebtedness..............................................................................76
   5.29.  Common Enterprise......................................................................................77
   5.30.  Reportable Transaction.................................................................................77
   5.31.  Indenture..............................................................................................77
   5.32.  Permitted Indebtedness.................................................................................77
   5.33.  Specifically Designated National and Blocked Persons...................................................77

   ARTICLE VI.        COVENANTS..................................................................................77
   6.1.   Financial and Collateral Reporting.....................................................................77
   6.2.   Use of Proceeds........................................................................................81
   6.3    Notices................................................................................................81
   6.4.   Conduct of Business....................................................................................82
   6.5.   Taxes..................................................................................................83
   6.6.   Payment of Indebtedness and Other Liabilities..........................................................83
   6.7.   Insurance..............................................................................................83
   6.8.   Compliance with Laws...................................................................................85
   6.9.   Inspection.............................................................................................85
   6.10.  Appraisals.............................................................................................85
   6.11.  Communications with Accountants........................................................................85
   6.12.  Collateral Access Agreements and Real Estate Purchases.................................................85
   6.13.  Deposit Account Control Agreements.....................................................................86
   6.14   Additional Collateral; Further Assurances..............................................................86
   6.15.  Dividends..............................................................................................88
   6.16.  Indebtedness...........................................................................................88
   6.17.  Capital Structure......................................................................................90
   6.18.  Merger.................................................................................................90

   6.19.  Sale of Assets.........................................................................................90
   6.20.  Investments and Acquisitions...........................................................................90
   6.21.  Liens..................................................................................................91
   6.22.  Change of Name or Location; Change of Fiscal Year......................................................93
   6.23.  Affiliate Transactions.................................................................................93
   6.24.  Amendments to Agreements...............................................................................93
   6.25.  Prepayment of Indebtedness; Subordinated Indebtedness..................................................93
   6.26.  Letters of Credit......................................................................................94
   6.27.  Financial Contracts....................................................................................94
   6.28.  Capital Expenditures...................................................................................94
   6.29.  Debt Service Coverage Ratio............................................................................94
   6.30.  Depository Banks.......................................................................................94
   6.31.  Sale of Accounts.......................................................................................94
   6.32.  Off-Balance Sheet Liabilities; Sale and Leaseback Transactions.........................................94
   6.33.  Subordination of Intercompany Notes....................................................................94
   6.34.  Post-Closing Mortgages.................................................................................95

   ARTICLE VII.       DEFAULTS...................................................................................95

   ARTICLE VIII.      REMEDIES; WAIVERS AND AMENDMENTS...........................................................99
   8.1.   Remedies...............................................................................................99
   8.2.   Waivers by Loan Parties...............................................................................100
   8.3.   Amendments............................................................................................101
   8.4.   Preservation of Rights................................................................................102

   ARTICLE IX.        GENERAL PROVISIONS........................................................................102
   9.1.   Survival of Representations...........................................................................102
   9.2.   Governmental Regulation...............................................................................102
   9.3.   Headings..............................................................................................102
   9.4.   Entire Agreement......................................................................................102
   9.5.   Several Obligations; Benefits of this Agreement.......................................................102
   9.6.   Expenses; Indemnification.............................................................................103
   9.7.   Numbers of Documents..................................................................................104
   9.8.   Accounting............................................................................................104
   9.9.   Severability of Provisions............................................................................104
   9.10.  Nonliability of Lenders...............................................................................104
   9.11.  Confidentiality.......................................................................................106
   9.12.  Nonreliance...........................................................................................106
   9.13.  Disclosure............................................................................................106
   9.14.  Judgment Currency.....................................................................................106
   9.15.  Currency Equivalent Generally.........................................................................106
   9.16.  No Cross Collateralization............................................................................106
   9.17.  Effect of Amendment and Restatement...................................................................106

   ARTICLE X.         THE AGENT.................................................................................107
   10.1.  Appointment; Nature of Relationship...................................................................107
   10.2.  Powers................................................................................................108
   10.3.  General Immunity......................................................................................108
   10.4.  No Responsibility for Credit Extensions, Recitals, etc................................................108
   10.5.  Action on Instructions of the Lenders.................................................................108
   10.6.  Employment of Agents and Counsel......................................................................109

   10.7.  Reliance on Documents; Counsel........................................................................109
   10.8.  Agent's Reimbursement and Indemnification.............................................................109
   10.9.  Notice of Default.....................................................................................109
   10.10. Rights as a Lender....................................................................................110
   10.11. Lender Credit Decision................................................................................110
   10.12. Successor Agent.......................................................................................110
   10.13. Agent and Arranger Fees...............................................................................111
   10.14. Delegation to Affiliates..............................................................................111
   10.15. Execution of Loan Documents...........................................................................111
   10.16. Collateral Matters....................................................................................111
   10.17. Syndication Agent.....................................................................................113
   10.18. Authority with Respect to Quebec......................................................................113

   ARTICLE XI.        SETOFF; RATABLE PAYMENTS..................................................................114
   11.1.  Setoff................................................................................................114
   11.2.  Ratable Payments......................................................................................114

   ARTICLE XII.       BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................114
   12.1.  Successors and Assigns................................................................................115
   12.2.  Participations........................................................................................115
   12.3.  Assignments...........................................................................................116
   12.4.  Dissemination of Information..........................................................................118
   12.5.  Tax Treatment.........................................................................................118
   12.6.  Assignment by LC Issuer...............................................................................118

   ARTICLE XIII.      NOTICES...................................................................................118
   13.1.  Notices; Effectiveness; Electronic Communication......................................................118
   13.2.  Change of Address, Etc................................................................................119

   ARTICLE XIV.       COUNTERPARTS..............................................................................120

   ARTICLE XV.        GUARANTY..................................................................................120
   15.1.  Guaranty..............................................................................................120
   15.2.  Guaranty of Payment...................................................................................120
   15.3.  No Discharge or Diminishment of Guaranty..............................................................121
   15.4.  Defenses Waived.......................................................................................122
   15.5.  Rights of Subrogation.................................................................................122
   15.6.  Reinstatement; Stay of Acceleration...................................................................122
   15.7.  Information...........................................................................................123
   15.8.  [Intentionally Deleted.]..............................................................................123
   15.10. Contribution..........................................................................................123
   15.11. Lending Installations.................................................................................124
   15.12. Liability Cumulative..................................................................................124
   15.13. Fraudulent Conveyance Matters.........................................................................124

   ARTICLE XVI.       CASH MANAGEMENT...........................................................................125
   16.1.  Lockbox and Cash Management Account...................................................................125
   16.2.  Application of Payments...............................................................................126

   ARTICLE XVII.      RELATIONSHIP OF THE DOMESTIC BORROWER AND THE OTHER LOAN PARTIES..........................128
   17.1.  Notices...............................................................................................128
   17.2.  Execution of Loan Documents; Borrowing Base Certificate...............................................128
   17.3.  Reporting.............................................................................................128
   17.4.  Disbursement of Loan Proceeds.........................................................................128
   17.5.  Authorization of Domestic Borrower as Representative..................................................128

   ARTICLE XVIII.     USA PATRIOT ACT NOTIFICATION..............................................................129
   18.1.  USA Patriot Act Notification..........................................................................129

   ARTICLE XIX.       CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONFESSION OF JUDGMENT......129
   19.1.  CHOICE OF LAW.........................................................................................129
   19.2.  CONSENT TO JURISDICTION...............................................................................130
   19.3.  WAIVER OF JURY TRIAL..................................................................................130
   19.4.  CONFESSION OF JUDGMENT................................................................................130

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of November 5, 2003, is among Park-Ohio Industries, Inc., an Ohio corporation (the "DOMESTIC BORROWER"), the other Loan Parties, the Lenders and Bank One, NA, a national banking association, having its principal office in Chicago, Illinois, as LC Issuer and as the Agent.

                                    RECITALS

         WHEREAS, the Domestic Borrower, certain of the other Loan Parties, certain of the Lenders, and the Agent entered into the Original Loan Documents (as defined below); and

         WHEREAS, the Domestic Borrower, the other Loan Parties, the Lenders, and the Agent have agreed to amend and restate the Original Loan Documents as set forth herein, and the Guarantors have acknowledged and agreed to such amendment and restatement.

         NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
         As used in this Agreement:

         "Account" shall have the meaning given to such term in the Security Agreement.

         "Account Debtor" means any Person obligated on an Account.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Loan Party
(a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Capital Stock having such power only by reason of the happening of a contingency) or a majority of the outstanding Capital Stock of a Person.

         "Advance" means a borrowing hereunder, (a) made to the same Borrower on the same Borrowing Date, or (b) converted or continued on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and currency and, in the case of Fixed Rate Loans, for the same Interest Period. The term Advance shall include Non-Ratable Loans, Overadvances, Protective Advances, and UK Overdraft Advances, unless otherwise expressly provided.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of the voting Capital Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Borrowing Base" means, at any time, the aggregate of the Domestic Borrowing Base, the Canadian Borrowing Base and the UK Borrowing Base.

         "Aggregate Borrowing Base Certificate" means a certificate signed by an Authorized Officer, in the form of EXHIBIT H or another form which is acceptable to the Agent in its sole discretion.

         "Aggregate Canadian Commitment" means the aggregate of the Canadian Commitments of all Canadian Lenders, as reduced from time to time pursuant to the terms hereof, which Aggregate Canadian Commitment shall initially be in the amount of Twelve Million Dollars ($12,000,000).

         "Aggregate Canadian Exposure" means, at any time, the aggregate of the Canadian Exposure of all Canadian Lenders at such time.

         "Aggregate Commitment" means the amount of $165,000,000, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Credit Exposure" means, at any time, the aggregate of the Aggregate Domestic Exposure, the Aggregate Canadian Exposure and the Aggregate UK Exposure at such time.

         "Aggregate Domestic Exposure" means, at any time, the aggregate of the Domestic Exposure of all Domestic Lenders at such time.

         "Aggregate UK Commitment" means the aggregate of the UK Commitments of all UK Lenders, as reduced from time to time pursuant to the terms hereof, which Aggregate UK Commitment shall initially be in the amount of Ten Million Dollars ($10,000,000).

         "Aggregate UK Exposure" means, at any time, the aggregate of the UK Exposure of all UK Lenders at such time.

         "Agreement" means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Agent" means the Agent, the Canadian Correspondent Lender or the UK Correspondent Lender, as the context may require.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which fees accrue on Available Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" is defined in Section 12.3(a).

         "Associated Cost Rate" means the percentage rate per annum calculated by the UK Correspondent Lender in accordance with EXHIBIT N.

         "Authorized Officer" means any of the chief executive officer, chief operating officer, President, Vice President, Secretary or the chief financial officer, acting singly.

         "Availability" means at any time, an amount equal to (a) the Maximum Borrowing Amount, minus (b) the Aggregate Credit Exposure.

         "Available Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Credit Exposure at such time.

         "Bank One" means Bank One, NA, a national banking association, in its individual capacity, and its successors.

         "Banking Services" means each and any of the following bank services provided to any Loan Party by the Lenders, or any of their Affiliates: (a) commercial credit cards, (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), (d) leasing services, and (e) Rate Management Transactions.

         "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

         "Banking Services Reserves" means all Reserves which the Agent from time to time establishes in its sole discretion for Banking Services then provided or outstanding.

         "Bankruptcy Code" means, as applicable, Title 11 of the U.S. Code (11 U.S.C. Section 101 et seq.), or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and the Insolvency Act of 1986
(UK) and any rule or regulation issued thereunder.

         "Borrower" means, collectively or individually, as the context may require, the Domestic Borrower, the Canadian Borrower, the UK Borrowers (or either of them), and their successors and assigns.

         "Borrowing Base" means, at any time, with respect to the Domestic Borrower and the Domestic Loan Parties, the sum of (a) up to 85% of such Loan Parties' Eligible Accounts at such time, plus (b) the least of (i) up to 65% of such Loan Parties' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, (ii) (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of such Loan Party's Inventory, or (iii) $100,000,000, plus (c) the Capex Borrowing Base, plus (d) the Fixed Asset Borrowing Base, minus (e) Reserves related to such Domestic Loan Parties. The Agent may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Domestic Borrowing Base. The parties agree that the Reserves related to the Domestic Borrowing Base shall include, among other things, a Reserve in the amount of $150,000, which is required as a result of the deficiency as of the Effective Date in the valuation of the real Property secured by the Mortgages, until such time as the Domestic Borrower has granted security over real Property such that 75% of the appraised value of all such real Property equals $3,900,000.

         "Borrowing Base Certificate" means a certificate in the form of EXHIBIT H or another form which is acceptable to the Agent in its sole discretion.

         "Borrowing Base Report" means a certificate in the form of EXHIBIT H or another form which is acceptable to the Agent in its sole discretion.

         "Borrowing Date" means a date on which an Advance or a Loan is made hereunder.

         "Borrowing Loan Party" means each Loan Party that owns Collateral used in the calculation of the Aggregate Borrowing Base.

         "Borrowing Notice" is defined in Section 2.1.1(b).

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Fixed Rate Advances provided by the Domestic Lenders or UK Lenders, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system, and dealings in Dollars and Pounds Sterling are carried on in the London interbank market, (b) with respect to any borrowing, payment or rate selection of Fixed Rate Advances provided by the Canadian Lenders, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York City, and Toronto for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system, and dealings in Dollars and CAD are carried on in the London interbank market, and (c) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Canadian Advance" means a borrowing hereunder (a) made by some or all of the Canadian Lenders on the same Borrowing Date or (b) converted or continued by the Canadian Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the Canadian Revolving Loans of the same Type and, in the case of the Canadian Fixed Rate Loans, for the same Interest Period. The term "Canadian Advance" shall include Protective Advances made by the Canadian Correspondent Lender.

         "Canadian Affiliate" means a financial institution organized under the laws of Canada, or a province or territory thereof that is affiliated with a Lender.

         "Canadian Availability" means, at any time, an amount equal to (a) the Canadian Maximum Borrowing Amount, minus (b) the Aggregate Canadian Exposure.

         "Canadian Base Rate" means the per annum interest rate established from time to time by the Canadian Correspondent Lender as the Canadian Correspondent Lender's "prime rate" for loans in Canadian Dollars or similar index, whether or not such rate is publicly announced; the Canadian Base Rate may not be the lowest interest rate charged by Canadian Correspondent Lender for commercial or other extensions of credit in Canadian Dollars. Each change in the Canadian Base Rate shall be effective immediately from and after such change.

         "Canadian Borrower" means RB&W Corporation of Canada, an Ontario corporation.

         "Canadian Borrowing Base" means, at any time, with respect to the Canadian Loan Parties, the sum of (a) up to 85% of such Loan Parties' Eligible Accounts at such time, plus (b) the least of (i) up to 65% of such Loan Parties' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, (ii) (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of such Loan Parties' Inventory, or (iii) $6,000,000, minus (c) Reserves related to the Canadian Loan Parties. The Canadian Borrowing Base shall be calculated and reported in Dollars. The Agent may, in its Permitted

Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Canadian Borrowing Base.

         "Canadian Commitment" means, for each Canadian Lender, the obligation of such Lender to make Canadian Revolving Loans and to participate in Canadian LC Obligations in an aggregate amount not exceeding the amount set forth in the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(a), as such amount may be modified from time to time pursuant to the terms hereof.

         "Canadian Correspondent Lender" means Bank One, NA, Canada Branch, or such other financial institution organized under the laws of Canada (or any province or territory thereof) or otherwise a Canadian Taxable Lender as may be designated by the Agent from time to time.

         "Canadian Deposit Offered Rate" means on any date the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the "BA 1 Month" Rate for Canadian Dollar denominated bankers' acceptances displayed and identified as such on the "Reuters Screen CDOR Page" as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time as of 10:00 a.m. (Toronto time) on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Correspondent Lender after 10:00 a.m. (Toronto time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest); and if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian Deposit Offered Rate on that day shall be calculated as the cost of funds quoted by the Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m. (Toronto time) on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Canadian Correspondent Lender on the immediately preceding Business Day.

         "Canadian Derived Fixed Rate" means a per annum rate equal to the Canadian Domestic Rate plus the Applicable Margin related to Domestic Revolving Loans other than for Fixed Asset and Capex Advances.

         "Canadian Derived Floating Rate" means a per annum rate equal to the Canadian Base Rate plus the Applicable Margin related to Floating Rate Loans, plus three quarters of one percent (0.75%).

         "Canadian Dollars" and "CAD" means the lawful currency of Canada.

         "Canadian Domestic Rate" means, the per annum rate that is equal to the cost of raising Canadian Dollars for the applicable Interest Period as determined by the Canadian Correspondent Lender; provided that such cost of funds shall not exceed the Canadian Deposit Offered Rate plus 10 basis points.

         "Canadian Exposure" means, with respect to any Canadian Lender, at any time, the sum of the Dollar Equivalent of the aggregate principal amount of its Canadian Revolving Loans outstanding at such time, plus an amount equal to its Pro Rata Share of the Dollar Equivalent of the aggregate amount of Canadian LC Obligations outstanding at such time, plus an amount equal to its Pro Rata Share of the Dollar Equivalent of the aggregate principal amount of Protective Advances made by the Canadian Correspondent Lender and outstanding at such time.

         "Canadian Facility LCs" means Facility LCs issued upon the application of a Canadian Loan Party.

         "Canadian Fixed Rate Advance" means an Advance which, except as provided in Section 2.12, bears interest at the Canadian Derived Fixed Rate.

         "Canadian Fixed Rate Loan" means a Loan which, except as provided in
Section 2.12, bears interest at the Canadian Derived Fixed Rate.

         "Canadian Floating Rate Advance" means an Advance which, except as provided in Section 2.12, bears interest at the Canadian Derived Floating Rate.

         "Canadian Floating Rate Loan" means a Loan which, except as provided in
Section 2.12, bears interest at the Canadian Derived Floating Rate.

         "Canadian LC Obligations" means, at any time, with respect to Canadian Facility LCs, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Canadian Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations related to Canadian Facility LCs.

         "Canadian Lenders" means, collectively (a) the Canadian Correspondent Lender (a "CAD Designated Bank"), and (b) the Canadian Affiliate of a CAD Designated Bank; provided that (i) any Canadian Revolving Loan made by such Canadian Lender shall be actually made, issued or participated in, as the case may be, by its Canadian Affiliate, and (ii) the Canadian Commitment for such Canadian Lender shall each be deemed to apply to it and its Canadian Affiliate collectively, provided that any Canadian Lender shall be a Canadian Taxable Lender.

         "Canadian Loan Parties" means the Canadian Borrower and the Canadian Subsidiaries, and "Canadian Loan Party" means any one of them.

         "Canadian Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the Aggregate Canadian Commitment minus all Reserves then in effect related to the Canadian Loan Parties, or (ii) the Canadian Borrowing Base.

         "Canadian Obligations" means all unpaid principal and accrued and unpaid interest on the Canadian Revolving Loans, all Canadian LC Obligations, all Protective Advances made by the Canadian Correspondent Lender, all Rate Management Obligations of the Canadian Loan Parties, all accrued and unpaid fees and all expenses, reimbursements, indemnities, and other obligations of the Canadian Loan Parties to the Canadian Lenders or to any Canadian Lender, the Canadian Correspondent Lender, the applicable LC Issuer or any indemnified party (with respect to the Canadian Revolving Loans) arising under the Loan Documents.

         "Canadian Revolving Loans" means the revolving loans extended by the Canadian Lenders to the Canadian Borrower pursuant to Section 2.1.1 hereof.

         "Canadian Revolving Note" means any Canadian Revolving Note executed and delivered pursuant to Section 2.1.1 hereof.

         "Canadian Subsidiary" means any Subsidiary of the Domestic Borrower (other than the Canadian Borrower) or the Canadian Borrower that is organized under the laws of Canada or any province or territory of Canada and that is either party to this Agreement on the date hereof or is added as a party to this Agreement pursuant to a Joinder Agreement.

         "Canadian Taxable Lender" means a business organization under the laws of any applicable jurisdiction which is permitted under Canadian law to lend money in Canada, and is either (a) resident in Canada for the purposes of the Income Tax Act (Canada) (the "ITA") or (b) an authorized foreign bank for the purposes of the Bank Act (Canada) for which the Canadian Obligations are in respect of its Canadian banking business as defined in subsection 248(I) of the ITA, and which is accordingly deemed resident in Canada pursuant to subsection 212(13.3) of the ITA for purposes of withholding tax on the Canadian Obligations.

         "Capex Advance" means a portion of the Domestic Revolving Loans equal to the then current Capex Borrowing Base.

         "Capex Advance Period" means that period of time from the date of this Agreement until the earlier of (i) the date the Capex Borrowing Base first equals $10,000,000 or (ii) July 30, 2005.

         "Capex Borrowing Base" means (a) during the Capex Advance Period, the lesser of (i) $10,000,000 and (ii) 80% of the Invoice Value of all Capital Expenditures requested by the Domestic Borrower as part of the Capex Borrowing Base to be incurred by the Loan Parties; and (b) after the Capex Advance Period, an amount equal to the Capex Borrowing Base on the last day of the Capex Advance Period; provided that (x) if the Capex Advance Period ends prior to July 30, 2004, then beginning with the first day of each Fiscal Quarter after the Capex Advance Period, the Capex Borrowing Base shall be reduced by an amount equal to 1/20th of the Capex Borrowing Base, or (y) if the Capex Advance Period ends on or after July 30, 2004, then beginning with the first day of the fifth, sixth, seventh and eighth Fiscal Quarters after the Closing Date, the Capex Borrowing Base will be reduced by an amount equal to 1/20th of the Capex Borrowing Base as of the first anniversary of the Closing Date and, on the first day of the ninth Fiscal Quarter after the Closing Date and each Fiscal Quarter thereafter, an amount equal to 1/20th of the Capex Borrowing Base at the end of the Capex Advance Period.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition or development of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Domestic Borrower and its Subsidiaries prepared in accordance with GAAP.

          "Capital Stock" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the U.S., (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with any Domestic Lender or any commercial bank (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided that, in each case, the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest and any Canadian or UK equivalent.

         "Cash Management Account" is defined in Section 16.1.

         "Certified Acquisition Amount" means the amount of borrowings by the Loan Parties used for acquisitions for the period from November 25, 1997 through the Closing Date, which were refinanced with a portion of the initial Credit Extensions made hereunder, as certified to the Agent and the Domestic Lenders in a certificate signed by an Authorized Officer of the Domestic Borrower on the Closing Date.

         "Change" is defined in Section 3.2.

         "Change in Control" means (a) the acquisition by any Person (other than the Permitted Holders), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting Capital Stock of any Loan Party; (b) the Permitted Holders shall collectively cease to own, free and clear of all Liens or other encumbrances, at least 15% of the outstanding voting Capital Stock of the Parent on a fully diluted basis, or if they own less than 15%, either Edward F. Crawford or Mathew V. Crawford shall cease to hold the office of chairman, chief executive officer, or president of the Domestic Borrower or the Parent; (c) Parent shall cease to own 100% of the Capital Stock of the Domestic Borrower; or
(d) the occurrence of a Change in Control, as defined in the Indenture.

         "Closing Date" means the date of the Original Loan Agreement.

         "Closing Date LC" is defined in Section 2.1.2(a).

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder, or the Canadian or UK equivalent, if applicable.

         "Collateral" means any and all property covered by the Collateral Documents and any and all other property, real or personal, tangible or intangible of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent, the Canadian Correspondent Lender or the UK Correspondent Lender, as the case may be, for the benefit of each of such parties and the applicable Lenders, to secure the Secured Obligations, or any portion thereof.

         "Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance satisfactory to the Agent, between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

         "Collateral Documents" means, collectively, the Security Agreement, the Mortgages, the Pledge Agreements, the Foreign Collateral Documents, and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations, or any portion thereof as the case may be.

         "Collateral Shortfall Amount" is defined in Section 2.1.2(l).

         "Commitment" means, with respect to any Lender, individually or collectively, as the context may require, its Domestic Commitment, its Canadian Commitment, and its UK Commitment.

         "Commitment Schedule" means the Schedule attached hereto identified as such and as it may be amended pursuant to the terms of this Agreement.

         "Compliance Certificate" is defined in Section 6.1(e).

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Domestic Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Debt Charges" means, with reference to any period, without duplication, Consolidated Interest Expense to the extent paid in cash in such period, plus scheduled principal payments on Indebtedness made during such period, plus any scheduled reductions in the Capex Borrowing Base and the Fixed Asset Borrowing Base during such period, all calculated for the Domestic Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b)

Consolidated Tax Expense, (c) depreciation, (d) amortization, and (e) other non-cash expenses, all calculated for the Domestic Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Domestic Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income or loss of the Domestic Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Tax Expense" means, with reference to any period, the tax expense of the Domestic Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Contention Account" means any Account which is owing by an Account Debtor to ILS and which is classified by ILS, on its books or otherwise, as a "contention" Account.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Conversion/Continuation Notice" is defined in Section 2.7.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with a Loan Party or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Copyrights" shall have the meaning given to such term in the Security Agreement.

         "Credit Exposure" means, with respect to any Lender, its Domestic Exposure, Canadian Exposure or the UK Exposure, as the context may require.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Customer List" means, as at any date, a list of each Loan Party's customers within the last 120 days prior to such date, specifying each customer's name, mailing address and phone number.

         "Debt Service Coverage Ratio" means, the ratio, determined as of the end of each of Fiscal Quarter of the Domestic Borrower for the then most-recently ended four Fiscal Quarters, of (a) Consolidated EBITDA minus cash taxes paid, minus unfunded Capital Expenditures, minus cash dividends, plus cash tax refunds to (b) Consolidated Debt Charges, all calculated for the Domestic Borrower and its Subsidiaries on a consolidated basis for such period.

         "Default" means an event described in Article VII.

         "Deposit Account Control Agreement" means an agreement, in form and substance satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party's funds, and the Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

         "Designated Account Debtors" shall mean those parties listed on
Schedule 1, which Schedule may be updated from time to time with the Agent's prior written consent.

         "Document" shall have the meaning given to such term in the Security Agreement.

         "Dollar" and the sign "$" mean lawful money of the United States of America.

         "Dollar Equivalent" means (a) with respect to any Canadian Revolving Loan, Canadian Facility LC, UK Fixed Rate Loan, UK Facility LC, UK Overdraft Advance, or Protective Advance made by the Canadian Correspondent Lender or the UK Correspondent Lender, the amount denominated in CAD or Pounds Sterling, as the case may be, as of any date of determination, that could be purchased with the amount of Dollars at the most favorable spot exchange rate quoted by the Agent at approximately 11:00 a.m. (Chicago time) on such date, and (b) with respect to any other amount, if such amount is determined in Dollars, then such amount in Dollars and, if such amount is not determined in Dollars, the Dollar equivalent of such amount, determined by the Agent on the basis of its spot rate at 11:00 a.m. (Chicago time) on the date for which the Dollar equivalent amount of such amount is being determined.

         "Domestic Availability" means, at any time, an amount equal to (a) the Domestic Maximum Borrowing Amount, minus (b) the Aggregate Domestic Exposure.

         "Domestic Borrower" means Park-Ohio Industries, Inc., and its successors and assigns.

         "Domestic Borrowing Base" means the Borrowing Base.

         "Domestic Commitment" means, for each Domestic Lender, the obligation of such Lender to make Domestic Revolving Loans and to participate in LC Obligations in an aggregate amount not exceeding the amount set forth in the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(a), as such amount may be modified from time to time pursuant to the terms hereof.

         "Domestic Exposure" means, with respect to any Domestic Lender, at any time, the sum of the aggregate principal amount of its Domestic Revolving Loans outstanding at such time, plus an amount equal to its Pro Rata Share of any Domestic LC Obligations outstanding at such time, plus an amount equal to its Pro Rata Share, if any, of the aggregate principal amount of Non Ratable Loans, Overadvances, and Protective Advances outstanding at such time, plus, if the Domestic Lender is a Non-Participating Lender, an amount equal to its Pro Rata Share of the aggregate principal amount of the Canadian Revolving Loans, Canadian LC Obligations, UK Fixed Rate Loans, UK Overadvances, UK LC Obligations, and the Protective Advances made by the Canadian Correspondent Lender and the UK Correspondent Lender, in each case, outstanding at such time.

         "Domestic Facility LCs" means Facility LCs issued upon the application of any Domestic Loan Party.

          "Domestic Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Domestic Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Domestic LC Obligations" means, at any time, with respect to Domestic Facility LCs, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Domestic Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations related to Domestic Facility LCs.

         "Domestic Lenders" means each Lender other than the Canadian Lenders and the UK Lenders, and their respective successors and assigns.

         "Domestic Loan Parties" means the Domestic Borrower and any Domestic Subsidiary that is also a Loan Party, and "Domestic Loan Party" means any one of them.

         "Domestic Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the Aggregate Commitment minus all Reserves then in effect related to the Domestic Loan Parties, or (ii) the Domestic Borrowing Base.

         "Domestic Revolving Loans" means the revolving loans extended by the Domestic Lenders to the Domestic Borrower pursuant to Section 2.1.1 hereof.

         "Domestic Revolving Note" means any Domestic Revolving Note executed and delivered pursuant to Section 2.1.1.

         "Domestic Subsidiary" means any Subsidiary which is organized under the laws of the U.S. or any state, protectorate or territory of the U.S.

         "Effective Date" means the date of this Agreement

         "Eligible Accounts" means, at any time, the Accounts of a Loan Party, which the Agent determines in its Permitted Discretion are eligible as the basis for Credit Extensions hereunder.

Without limiting the Agent's discretion provided herein, Eligible Accounts shall not include any Account:

                  (a) which is not subject to a first priority perfected security interest for the benefit of the Applicable Agent and Lenders or is not subject to a legal or equitable assignment in favor of the Applicable Agent and Lenders, notice in respect of which has been served on the applicable Account Debtors;

                  (b) which is subject to any Lien other than (i) Liens for the benefit of the Applicable Agent and Lenders, and (ii) a Permitted Lien which does not have priority over the Liens for the benefit of the Applicable Agent and Lenders;

                  (c) with respect to which (i) more than 60 days have elapsed since the due date for payment, (ii) more than 120 days have elapsed since the date of the original invoice therefor, or (iii) with respect to the Designated Account Debtors, more than 60 days have elapsed since the due date for payment, which shall in no event exceed 150 days;

                  (d) which is owing by an Account Debtor to a Loan Party for which more than 50% of the Accounts owing from such Account Debtor to that Loan Party are ineligible hereunder;

                  (e) which is owing by an Account Debtor to a Loan Party to the extent the aggregate amount of Eligible Accounts owing from such Account Debtor to such Loan Party exceeds 25% of the aggregate Eligible Accounts;

                  (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

                  (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party's completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis;

                  (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party;

                  (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

                  (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws; provided, however, that Accounts of a "Post-Petition" Account Debtor shall be Eligible Accounts if such Accounts are paid within the earlier of (A) 30 days, or (B) the amount of time specified in the Post-Petition Order, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

                  (k) which is owed by an Account Debtor that (i) does not maintain its principal place of business in the U.S., Canada or the United Kingdom, or (ii) is not organized under the applicable laws of the U.S., any state or territory of the U.S., the District of Columbia, Canada, any province or territory of Canada, the United Kingdom, unless such Account is backed by a Letter of Credit or foreign credit insurance acceptable to the Agent which is in the possession of the Agent;

                  (l) which is owed in any currency other than Dollars, Canadian Dollars, Pounds Sterling, or Euros;

                  (m) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent, or
         (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, in an aggregate amount exceeding $750,000, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Liens for the benefit of the Applicable Agent and Lenders in such Account have been complied with to the Agent's satisfaction;

                  (n) which is owed by any Affiliate, employee, or director of any Loan Party;

                  (o) which, for any Account Debtor, exceeds a credit limit determined by the Agent, in its Permitted Discretion, to the extent of such excess;

                  (p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness;

                  (q) which is subject to any counterclaim, deduction, defense, setoff or dispute to the extent of such counterclaim, deduction, defense, set-off or dispute, unless such Account is a Contention Account;

                  (r) which is evidenced by any promissory note, chattel paper, or instrument;

                  (s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

                  (t) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business;

                  (u) which is a Contention Account, but only to the extent that such Contention Account when added together with the aggregate of all of ILS' Contention Accounts exceeds $750,000; or

                  (v) which the Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor's inability to pay.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Domestic Borrower shall notify the Agent thereof (i) within three Business Days of the date the Domestic Borrower has obtained knowledge thereof if any such Account is in excess of $1,000,000 in the aggregate for such Account Debtor and (ii) on and at the time of submission by the Domestic Borrower to the Agent of the next Aggregate Borrowing Base Certificate in all other cases.

         "Eligible Inventory" means, at any time, the Inventory of a Loan Party, which the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder. Without limiting the Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

                  (a) which is not subject to a first priority perfected security interest, or in the case of UK Inventory a floating charge, for the benefit of the Applicable Agent and Lenders;

                  (b) which is subject to any Lien other than (i) Liens for the benefit of the Applicable Agent and Lenders and (ii) a Permitted Lien which does not have priority over the Liens for the benefit of the Applicable Agent and Lenders;

                  (c) which is, in the Agent's opinion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

                  (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true;

                  (e) which does not conform to all material standards imposed by any governmental authority;

                  (f) which constitutes work-in-process, subassemblies, packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods, returned or repossessed goods, defective goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

                  (g) which is not located in the U.S., Canada, the United Kingdom or Puerto Rico or is in transit with a common carrier from vendors and suppliers, provided that Inventory in transit may be included as eligible despite this clause (g) so long as (i) the Agent shall have received (A) a true and correct copy of the non-negotiable bill of lading and other shipping documents for such Inventory, (B) evidence that such Inventory is insured pursuant to casualty insurance naming the Agent as loss payee and otherwise covering such risks as the Agent may reasonably request, and (C) such other duly executed documents as reasonably requested by the Agent for such Inventory and
         (ii) the common carrier is not an Affiliate of the applicable vendor or supplier;

                  (h) which is located in any location leased by such Loan Party unless the lessor has delivered to the Agent a Collateral Access Agreement or, with respect to any such location for which the Agent does not receive a Collateral Access Agreement the Inventory located there will continue to be Eligible Inventory, but the Agent shall establish a Reserve in an amount equal to three (3) months rent for such location; provided, however, that with respect to Inventory located at a leased location for which the Agent shall not have received a Collateral Access Agreement on the Closing Date, such Inventory shall be Eligible Inventory under this subpart (h) for a period of 45 days after the Closing Date;

                  (i) which is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document (other than non-negotiable bills of lading to the extent permitted pursuant to clause (g) above), unless such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may require;

                  (j) which is the subject of a consignment by such Loan Party as consignor;

                  (k) which contains or bears any Intellectual Property Rights licensed to such Loan Party unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

                  (l) which is not reflected in a current perpetual inventory report of such Loan Party (unless such Inventory is reflected in an acceptable separate report to the Agent, reflecting such Inventory as "in transit," "work in process," "outside processing," or any other category (as is acceptable to the Agent) of Inventory);

                  (m) which, with respect to the Canadian Loan Parties, is considered "30-day goods" within the meaning of the Bankruptcy and Insolvency Act (Canada); or

          (n) which the Agent otherwise determines is unacceptable in its Permitted Discretion.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Domestic Borrower shall notify the Agent thereof (i) within three Business Days of the date the Domestic Borrower has obtained knowledge thereof if any such Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of $2,000,000 in the aggregate and (ii) on and at the time of submission by the Domestic Borrower to the Agent of the next Aggregate Borrowing Base Certificate in all other cases.

     "Environmental Laws" means any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other legally enforceable governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Equipment" has the meaning specified in the Security Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "ERISA Plan" means each "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Loan Party or any member of its Controlled Group at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall revenue or net income or overall capital or net worth, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or doing business or (b) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Facility" means the credit facility described in Section 2.1 hereof to be provided to the Borrowers on the terms and conditions set forth in this Agreement.

     "Facility LC" means a Letter of Credit issued pursuant to Section 2.1.2 hereof.

     "Facility LC Application" is defined in Section 2.1.2(c).

     "Facility LC Collateral Account" is defined in Section 2.1.2(j).

     "Facility Termination Date" means July 30, 2007 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fee Letter" is defined in Section 2.10(c).

     "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

     "Fiscal Month" means any of the monthly accounting periods of the Domestic Borrower.

     "Fiscal Quarter" means any of the quarterly accounting periods of the Domestic Borrower, ending on the last day of March, June, September and December of each year.

     "Fiscal Year" means any of the annual accounting periods of the Domestic Borrower, ending on December 31 of each year.

     "Fixed Asset Advance" means a portion of the Domestic Revolving Loans equal to the then current Fixed Asset Borrowing Base.

     "Fixed Asset Borrowing Base" means, from the Closing Date until September 30, 2003, $25,000,000, which amount shall be reduced by $892,857.15 on the first day of each Fiscal Quarter beginning on October 1, 2003.

     "Fixed Charge Condition Period" means the period (a) commencing on the Closing Date and ending on the date when Domestic Borrower shall have presented evidence satisfactory to the Agent, in its sole discretion, that the Fixed Charge Coverage Ratio Condition no longer exists and, within the next three (3) months will not be reasonably likely to exist, and (b) thereafter, commencing on the date that the determination is made that the Fixed Charge Coverage Ratio Condition exists or, within the next three (3) months, is reasonably likely to exist, until the date when the Domestic Borrower shall have presented evidence to the Agent, satisfactory to the Agent in its sole discretion, that the Fixed Charge Coverage Ratio Condition no longer exists and, within the next three (3) months, will not be reasonably likely to exist.

     "Fixed Charge Coverage Ratio Condition" means any time that (a) the Domestic Borrower's Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) is less than 2.25 to 1.00, as calculated in accordance with the terms and conditions of the Indenture, or (b) the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) of any Subsidiary (as defined in the Indenture) of the Domestic Borrower is less than 2.50 to 1.00, as calculated in accordance with the terms and conditions of the Indenture.

     "Fixed Rate Advances" means Eurodollar Advances, Canadian Fixed Rate Advances, and/or UK Fixed Rate Advances.

     "Fixed Rate Loans" means Eurodollar Loans, Canadian Fixed Rate Loans and/or UK Fixed Rate Loans.

     "Fixture" has the meaning specified in the Security Agreement.

     "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advances" means Domestic Floating Rate Advances and/or Canadian Floating Rate Advances.

     "Floating Rate Loans" means Domestic Floating Rate Loans and/or Canadian Floating Rate Loans.


     "Foreign Collateral Documents" means, collectively, the documents granting a Lien upon the Collateral of the Canadian Loan Parties or the UK Loan Parties as security for payment of the Canadian Obligations or the UK Obligations, respectively.

     "Foreign Subsidiary" means any Subsidiary which is not a Domestic
Subsidiary.

     "Funding Account" means a deposit account of (a) the Domestic Borrower maintained with the Agent (b) the Canadian Borrower maintained with Canadian Correspondent Lender in Canada, or (c) the UK Borrower maintained with UK Correspondent Lender in the UK, in which the Agent, the Canadian Lenders, or the UK Lenders, as the case may be, are authorized by such Borrower to deposit the proceeds of Loans.

     "GAAP" means U.S. generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

     "Guaranteed Obligations" is defined in Section 15.1.

     "Guarantor" means each Loan Party (other than a Borrower) and any other Person who becomes a party to the Guaranty pursuant to a Joinder Agreement, together with their successors and assigns.

     "Guaranty" means Article XV of this Agreement and each separate guaranty, if any, in form and substance satisfactory to the Agent, delivered by each Guarantor that is a Foreign Subsidiary (which guaranty shall be governed by the laws of the country in which such Foreign Subsidiary is located), in each case, as it may be amended or modified and in effect from time to time.

     "ILS" means each of the "ILS" and "Integrated Logistics Solutions" Loan Parties.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property or any other Off-Balance Sheet Liabilities, (f) Capitalized Lease Obligations, (g) Contingent Obligations for which the underlying transaction constitutes Indebtedness under this definition, (h) the maximum available stated amount of all letters of credit or bankers' acceptances created for the account of such Person and, without duplication, all reimbursement obligations with respect to letters of credit, (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, under or in connection with Rate Management Transactions, including, without limitation, Net Mark to Market Exposure, and (j) obligations of such Person under any Sale and Leaseback Transaction.

     "Indenture" means that certain Indenture dated as of June 2, 1999, between the Domestic Borrower, as Issuer, and Norwest Bank Minnesota, National Association, as Trustee, pursuant to which the Senior Subordinated Notes were issued to the Senior Subordinated Noteholders, as the same may, with the prior written consent of the Agent and the Required Lenders, be from time to time amended, restated or otherwise modified.

     "Indenture Certificate" means a certificate substantially in the form of
EXHIBIT I attached hereto.

     "Intellectual Property Rights" means, with respect to any Person, all of such Person's Patents, Copyrights, Trademarks, and Licenses all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing.

     "Intercompany Notes" is defined in Section 6.16.

     "Interest Period" means, with respect to a Fixed Rate Loan, a period of one, two, three or six months commencing on a Business Day selected by the Domestic Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that, if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Inventory" has the meaning specified in the Security Agreement.

     "Investment" of a Person means any (a) loan or advance, (b) extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), (c) contribution of capital by such Person, (d) stocks, bonds, mutual funds, partnership interests, notes, debentures, securities or other Capital Stock owned by such Person, (e) any certificate of deposit owned by such Person, and (f) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Invoice Value" means the actual invoice cost of the equipment purchased and shall not be deemed to include costs related to the design, transportation, installation, taxes and testing of such equipment, modification or other equipment or other "soft" costs related thereto.

     "Joinder Agreement" is defined in Section 6.14(a).

     "Judgment Amount" is defined in Section 9.14.

     "KeyBank" means KeyBank National Association, a national banking association, in its individual capacity, and its successors.

     "LC Fee" is defined in Section 2.10(b).

     "LC Issuer" means (a) with respect to Domestic Facility LCs, Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One) in its capacity as issuer of Domestic Facility LCs hereunder, and, solely for the purposes specifically set forth in Section 2.1.2(a), KeyBank, (b) with respect to Canadian Facility LCs, the Canadian Correspondent Lender (or any subsidiary or Affiliate of the Canadian Correspondent Lender that is a Canadian Taxable Lender designated by the Canadian Correspondent Lender) in its capacity as issuer of Canadian Facility LCs hereunder, and (c) with respect to UK Facility LCs, the UK Correspondent Lender (or any subsidiary or Affiliate of the UK Correspondent Lender designated by the UK Correspondent Lender) in its capacity as issuer of UK Facility LCs hereunder.

     "LC Obligations" means the Canadian LC Obligations, the Domestic LC Obligations, and the UK LC Obligations.

     "LC Payment Date" is defined in Section 2.1.2(d).

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender, any LC Issuer or the Agent, the office, branch, subsidiary or Affiliate of such Lender, LC Issuer or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender, any LC Issuer or the Agent pursuant to Section 2.22, which, in the case of (i) the Canadian Lender, shall be located in Canada or
(ii) the UK Lender, shall be located in the UK.

     "Letter of Credit" of a Person means a standby or commercial letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Licenses" has the meaning given to such term in the Security Agreement.

     "Loans" means, with respect to a Lender, such Lender's loans made pursuant to Article II (or any conversion or continuation thereof), including Non-Ratable Loans, Overadvances, Protective Advances and UK Overdraft Advances.

     "Loan Documents" means this Agreement, the Revolving Notes, the Facility LC Applications, the Collateral Documents, the Guaranty, the UK Overdraft Agreement, and all other agreements, instruments, documents and certificates identified in Section 4.1 executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, and delivered to the Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

     "Loan Parties" means the Domestic Loan Parties, the Canadian Loan Parties, the UK Loan Parties, and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement, and "Loan Party" means any one of them.

     "Locked Box" is defined in Section 16.1.

     "Loss" is defined in Section 9.14.

     "Margin Stock" is defined in Section 5.13.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), or results of operations of the Domestic Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its material obligations under the Loan Documents to which it is a party, (c) a material portion of the Collateral, or the Liens (on the Collateral for the benefit of the Applicable Agent and Lenders) or the priority of such Liens or (d) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

     "Material Indebtedness" means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

     "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

     "Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the Aggregate Commitment minus all Reserves then in effect, or
(ii) the Aggregate Borrowing Base.

     "Modify" and "Modification" are defined in Section 2.1.2(a).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means any mortgage, deed of trust or other agreement which conveys or evidences a Lien, for the benefit of the Applicable Agent and Lenders, on real Property of the Loan Parties, including any amendment, modification or supplement thereto.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which a Loan Party or any member of a Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Cash Proceeds" means, if in connection with an asset disposition by any Domestic Loan Party, cash proceeds net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of Permitted Liens on such asset), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP established in connection therewith or, if in connection with an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. As used in this definition, "unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

     "Non-Participating Lender" is defined in Section 2.2.

     "Non-Paying Guarantor" is defined in Section 15.11.

     "Non-Ratable Loan" and "Non-Ratable Loans" are defined in Section 2.1.3.

     "Non-U.S. Lender" is defined in Section 3.5(d).

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent, the Canadian Correspondent Lender, the UK Correspondent Lender, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any Sale and Leaseback Transaction which is not a Capitalized Lease, (c) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding (d) Operating Leases from this clause.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Domestic Borrower and its Subsidiaries.

     "Orderly Liquidation Percentage" means, with respect to Inventory of any Person, (a) the net recovery dollars of such Inventory divided by (b) the gross value of such Inventory, determined in a manner acceptable to the Agent by an appraiser acceptable to the Agent, net of all costs of liquidation thereof. As of the Closing Date, the Orderly Liquidation Percentage will be determined as set forth in Exhibit J, and such percentage will thereafter be computed in a manner reasonably consistent with the methodology set forth on Exhibit J.

     "Original Loan Agreement" is defined in Section 9.17.

     "Original Loan Documents" means the Original Loan Agreement and all of the other "Loan Documents" as defined in the Original Loan Agreement.

     "Other Taxes" is defined in Section 3.5(b).

     "Overadvances" is defined in Section 2.1.4(b).

     "Parent" means Park-Ohio Holdings Corp., an Ohio corporation.

     "Participants" is defined in Section 12.2(a).

     "Participating Lender" is defined in Section 2.2.

     "Patents" has the meaning given to such term in the Security Agreement.

     "Paying Guarantor" is defined in Section 15.11.

     "Payment Date" means (a) with respect to interest payments due on any Floating Rate Loan, the first day of each Fiscal Month and the Facility Termination Date, (b) with respect to interest payments due on any Fixed Rate Loan, (i) the last day of the applicable Interest Period, and (ii) in the case of any Interest Period in excess of three months, the day which is three months after the first day of such Interest Period, and (iii) the Facility Termination Date, and (c) with respect to any payment of LC Fees or Unused Commitment Fees, the first day of each Fiscal Quarter and the Facility Termination Date.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit judgment.

     "Permitted Holders" means (a) Edward F. Crawford and Mathew V. Crawford, either of their spouses, lineal descendants, or the probate estate of any such person, (b) any trust, so long as one or more of the foregoing is the beneficiary thereof, and (c) any other corporation, partnership, limited liability company, or other similar entity, all of the shareholders, partners, members, or owners of which are any of the foregoing.

     "Permitted Liens" is defined in Section 6.21.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which a Loan Party or any member of a Controlled Group may have any liability.

     "Pledge Agreement" means each of the Pledge Agreements executed and delivered to the Agent, for the benefit of the Agent and the Lenders, by the Parent or a Loan Party, on or after the Closing Date, as the same may be amended, restated or otherwise modified from time to time.

     "Pounds Sterling" and "(pound)" means the lawful currency of the United Kingdom.

     "Prepayment Fee" is defined in Section 2.16(b).

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Projections" is defined in Section 6.1(d).

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, (a) as to any Lender with respect to the Aggregate Commitment or Aggregate Credit Exposure, a fraction expressed as a percentage the numerator of which is such Lender's Domestic Commitment and the denominator of which is the Aggregate Commitment, (b) as to any Canadian Lender with respect to the Aggregate Canadian Commitment, a fraction expressed as a percentage the numerator of which is such Lender's Canadian Commitment and the denominator of which is the Aggregate Canadian Commitment, and (c) as to any UK Lender with respect to the Aggregate UK Commitment, a fraction expressed as a percentage the numerator of which is such Lender's UK Commitment and the denominator of which is the Aggregate UK Commitment.

     "Protective Advances" is defined in Section 2.1.4.

     "Purchasers" is defined in Section 12.3(a).

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Register" is defined in Section 12.3(d).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Domestic Borrower, the Canadian Borrower, or the UK Borrower, as the case may be, then outstanding under Section 2.1.2 to reimburse the applicable LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Domestic Facility LCs, Canadian Facility LCs or UK Facility LCs, respectively.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event, provided however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "Reports" is defined in Section 9.6(a)(i).

     "Required Lenders" means the Domestic Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, the Domestic Lenders in the aggregate holding at least 66 2/3% of the Aggregate Credit Exposure.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Reserved Commitment Amount" is defined in Section 2.1.1(a).

     "Reserves" means any and all reserves which the Agent deems necessary, without duplication of any other reserve or adjustment made under the definition of Eligible Accounts or Eligible Inventory, in its Permitted Discretion, to maintain (including, without limitation, the Reserved Commitment Amount, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for consignee's, warehousemen's and bailee's charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Rate Management Transactions, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. The parties agree that the Reserves related to the UK Borrowing Base shall include, without limitation, (a) a Reserve for each UK Borrower in an amount equal to the least of (i) the gross book value of the UK accounts payable of such UK Borrower, (ii) twenty percent (20%) of the gross book value of each such UK Borrower's Accounts and Inventory, and (iii) (pound)600,000, and (b) a Reserve equal to the UK Overdraft Commitment.

     "Revolving Loans" means the Domestic Revolving Loans, the Canadian Revolving Loans and/or the UK Fixed Rate Loans, as the context may require.

     "Revolving Notes" means the Domestic Revolving Notes, the Canadian Revolving Notes, and the UK Revolving Notes.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Foreign Obligations" means, collectively, the Canadian Obligations and the UK Obligations.

     "Secured Obligations" means, collectively, (i) the Obligations; (ii) all Banking Services Obligations; and (iii) all Rate Management Obligations owing to one or more Lenders, provided that, at or prior to the time that any Rate Management Transaction relating to such Rate Management Obligation is executed, the Lender party thereto (if other than Bank One) shall have delivered written notice to the Agent that such a Rate Management Transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

     "Security Agreement" means that certain Security Agreement, dated as of the Closing Date between the Domestic Loan Parties and the Agent, for the benefit of the Agent and the Lenders, and any other pledge or security agreement entered into after the Closing Date by any other Domestic Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

     "Senior Subordinated Noteholder" shall mean the holder or purchaser of any Note (as defined in the Indenture) under the Indenture.

     "Senior Subordinated Notes" shall mean the Notes (as defined in the Indenture) issued pursuant to the Indenture.

     "Settlement" is defined in Section 2.19.

     "Settlement Date" is defined in Section 2.9(a).

     "Single Employer Plan" means a Plan maintained by a Loan Party or any member of a Controlled Group for employees of such Loan Party or any member of a Controlled Group.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Guaranteed Obligations to the written satisfaction of the Agent.

     "Subsidiary" of a Person means any corporation, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled by such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Domestic Borrower.

     "Substantial Portion" means, with respect to the Property of the Domestic Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Domestic Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Domestic Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Domestic Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

     "Supporting Letter of Credit" is defined in Section 2.1.2(l).

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

     "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment in respect of an Advance.

     "Tax Payment" means either the increase in a payment made by a Borrower to a Lender under Section 3.5(a) or (c).

     "Trademarks" shall have the meaning given to such term in the Security Agreement.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Fixed Rate Advance, and with respect to any Loan, its nature as a Floating Rate Loan or a Fixed Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Ohio or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests, and, with respect to Canada, the Personal Property Security Act in effect from time to time in the Province of Ontario or its equivalent in any other province in which security is being taken and a security interest is being registered.

     "UK" means the United Kingdom.

     "UK Advance" means a borrowing hereunder (a) made by some or all of the UK Lenders on the same Borrowing Date or (b) continued by the UK Lenders on the same date of continuation, consisting of the aggregate amount of the UK Fixed Rate Loans of the same Type for the same Interest Period. The term "UK Advance" shall include Protective Advances made by the UK Correspondent Lender and UK Overdraft Advances.

     "UK Affiliate" means a financial institution organized under the laws of England or Wales that is affiliated with a Lender.

     "UK Availability" means, at any time, an amount equal to (a) the UK Maximum Borrowing Amount, minus (b) the Aggregate UK Exposure.

     "UK Borrower" means, collectively or individually, as the context may require, Ajax Tocco International Limited and Integrated Logistics Solutions Limited.

     "UK Borrowing Base" means, at any time, with respect to the UK Loan Parties, the sum of (a) up to 85% of such Loan Parties' Eligible Accounts at such time, plus (b) the least of (i) up to 65% of such Loan Parties' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, (ii) (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of such Loan Parties' Inventory, or (iii) $5,000,000, minus (c) Reserves related to the UK Loan Parties. The UK Borrowing Base shall be calculated and reported in Dollars. The Agent may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the UK Borrowing Base.

     "UK Commitment" means, for each UK Lender, the obligation of such Lender to make UK Fixed Rate Loans, to make UK Overdraft Advances, and to participate in UK LC Obligations in an aggregate amount not exceeding the amount set forth in the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(a), as such amount may be modified from time to time pursuant to the terms hereof.

     "UK Correspondent Lender" means Bank One NA, London Branch, or such other financial institution organized under the laws of United Kingdom as may be designated by the Agent from time to time.

     "UK Derived Fixed Rate" means a rate per annum equal to the UK Domestic Rate plus the Applicable Margin related to Eurodollar Loans plus the Associated Cost Rate.

     "UK Domestic Rate" means, with respect to a UK Fixed Rate Loan for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Pounds Sterling as reported by any generally recognized financial information service as of 11:00 a.m. (London time) on the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable the UK Domestic Rate for the relevant Interest Period shall instead be the rate determined by UK Correspondent Lender to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Pounds Sterling with first-class banks in the interbank market at approximately 12:00 noon (London time) on the first day of such Interest Period, in the approximate amount of the relevant UK Fixed Rate Loan and having a maturity equal to such Interest Period.

     "UK Exposure" means, with respect to any UK Lender, at any time, the sum of the Dolllar Equivalent of the aggregate principal amount of its UK Fixed Rate Loans outstanding at such time, plus an amount equal to its Pro Rata Share of the Dollar Equivalent of the UK Overdraft Commitment, plus an amount equal to its Pro Rata Share of the Dollar Equivalent of the UK LC Obligations outstanding at such time, plus an amount equal to its Pro Rata Share of the Dollar Equivalent of the aggregate principal amount of Protective Advances outstanding made by the UK Correspondent Lender and outstanding at such time.

     "UK Facility LCs" means Facility LCs and UK Letter Guarantees issued upon the application of any UK Loan Party.

     "UK Fixed Rate Advance" means an Advance which, except as provided in
Section 2.12, bears interest at the UK Derived Fixed Rate.

     "UK Fixed Rate Loan" means a Loan which, except as provided in Section 2.12, bears interest at the UK Derived Fixed Rate.

     "UK LC Obligations" means, at any time, with respect to UK Facility LCs, the sum, without duplication, of (a) the aggregate undrawn stated amount under all UK Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations related to UK Facility LCs.

     "UK Lenders" means, collectively (a) UK Correspondent Lender (a "UK Designated Bank"), and (b) the UK Affiliate of a UK Designated Bank; provided that (i) any UK Fixed Rate Loan made by such UK Lender shall be actually made, issued or participated in, as the case may be, by its UK Affiliate, and (ii) the UK Commitment for such UK Lender shall each be deemed to apply to it and its UK Affiliate collectively.

     "UK Letter Guarantees" means letter guarantees issued on the application of a UK Loan Party pursuant to Section 2.1.2 hereof.

     "UK Letters of Credit" means Letters of Credit issued on the application of a UK Loan Party.

     "UK Loan Parties" means the UK Borrower and the UK Subsidiaries, and "UK Loan Party" means any one of them.

     "UK Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the Aggregate UK Commitment minus all Reserves then in effect related to the UK Loan Parties, or (ii) the UK Borrowing Base.

     "UK Non-Bank Lender" means:

     (i) in the case of a Lender that is a party to this Agreement on the Effective Date, a Lender named as such on the signature pages of this Agreement; and

     (ii) in the case of a Lender that becomes a party to this Agreement after the Effective Date, a Lender that gives a UK Tax Confirmation in the Assignment Agreement that it executed on becoming a party.

     "UK Obligations" means all unpaid principal and accrued and unpaid interest on the UK Fixed Rate Loans, the UK Overdraft Advances, all UK LC Obligations, all Protective Advances made by the UK Correspondent Lender, all Rate Management Obligations of the UK Loan Parties, all accrued and unpaid fees and all expenses, reimbursements, indemnities, and other obligations of the UK Loan Parties to the UK Lenders or to any UK Lender, the UK Correspondent Lender, the applicable LC Issuer or any indemnified party (with respect to the UK Fixed Rate Loans) arising under the Loan Documents.

     "UK Overdraft Advance" means a borrowing under the UK Overdraft Agreement.

     "UK Overdraft Agreement" means the agreement dated as of the Effective Date setting forth the terms of the UK Overdraft Facility, as the same may be amended or modified and in effect from time to time.

     "UK Overdraft Commitment" means the obligation of the UK Lenders to permit the UK Borrower to maintain a debit balance on its account with the UK Correspondent Lender pursuant to the terms of the UK Overdraft Agreement, which UK Overdraft Commitment shall not exceed (pound)200,000, permitting each UK Borrower to maintain a debit balance of up to (pound)100,000, but if and only to the extent the UK Overdraft Facility is actually available to the UK Borrowers.

     "UK Overdraft Facility" means the overdraft facility made available by the UK Lenders to the UK Borrower pursuant to the terms of the UK Overdraft Agreement.

     "UK Qualifying Lender" means a Person that is beneficially entitled to interest payable to that Lender in respect of an Advance and is:

     (i)  a Lender:

          (A) that is a bank (as defined for the purpose of section 349 of the UK Taxes Act) making an Advance; or

          (B) in respect of an Advance made by a Person that was a bank (as defined for the purpose of section 349 of the UK Taxes Act) at the time that that Advance was made,

and that is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that Advance; or

     (ii) a Lender that is:

          (A) a company resident in the United Kingdom for United Kingdom tax purposes;

          (B) a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or

          (C) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a branch or agency and that brings into account interest payable in respect of that Advance in computing its chargeable profits (within the meaning given by section 11(2) of the UK Taxes Act); or

     (iii) a UK Treaty Lender.

     "UK Revolving Note" means any UK Revolving Note executed and delivered pursuant to Section 2.1.1 hereof.

     "UK Subsidiary" means any Subsidiary of the Domestic Borrower (other than the UK Borrowers) or the UK Borrowers, that is organized under the laws of England or Wales and that is either party to this Agreement on the date hereof or is added as a party to this Agreement pursuant to a Joinder Agreement.

     "UK Tax Confirmation" means a confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender in respect of an Advance is either:

     (i) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

     (ii) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a branch or agency and that interest payable in respect of that Advance falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the UK Taxes Act.

     "UK Taxes Act" means the Income and Corporation Taxes Act 1988, as amended.

     "UK Treaty Lender" means a Lender that:

     (i) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty; and

     (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loans is effectively connected.

     "UK Treaty State" means a jurisdiction having a double taxation agreement (a "UK Treaty") with the United Kingdom that makes provision for full or partial exemption from tax imposed by the United Kingdom on interest.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unliquidated Secured Obligations" means, at any time, any Secured Obligations (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Unused Commitment Fee" is defined in Section 2.10(a).

     "U.S." means the United States of America.

     "Wholly-Owned Subsidiary" of a Person means, any Subsidiary all of the outstanding Capital Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                  THE FACILITY

     2.1. The Facility. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (a) make Loans to the Borrowers as set forth below and (b) participate in Facility LCs, provided that, after giving effect to the making of each such Advance and the issuance of each such Facility LC, such Lender's Credit Exposure shall not exceed its aggregate Commitment; provided further, that the Aggregate Credit Exposure shall not exceed the Aggregate Commitment. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.1.2. The Facility shall be composed of Domestic Revolving Loans, Canadian Revolving Loans, UK Fixed Rate Loans, Non-Ratable Loans, Protective Advances, Overadvances, Facility LCs, and UK Overdraft Advances as set forth below:

     2.1.1. Revolving Loans.

     (a) Domestic Amount. From and including the Closing Date and prior to the Facility Termination Date, subject to the terms and provisions of Section 2.24, each Domestic Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (the "Domestic Revolving Loans") to, and participate in Domestic Facility LCs issued as set forth in Section 2.1.2 below on behalf of, the Domestic Borrower, in aggregate amounts not to exceed such Lender's Pro Rata Share of the Aggregate Commitment. If any Advance to the Domestic Borrower, when aggregated with all Advances to the Domestic Borrower, would exceed the Availability or the Domestic Availability, the Domestic Lenders will refuse to make or may otherwise restrict the making of Domestic Revolving Loans or the issuance of Domestic Facility LCs as the Domestic Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.1.4. The Domestic Revolving Loans may consist of Domestic Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Domestic Borrower in accordance with Sections 2.1.1(d) and 2.7. Subject to the terms of this Agreement, the Domestic Borrower may borrow, repay and reborrow Domestic Revolving Loans any time prior to the Facility Termination Date. The Domestic Commitments to extend credit hereunder shall expire on the Facility Termination Date. On the Closing Date, the Domestic Borrower will be deemed to have borrowed the entire amount of the Fixed Asset Advance.

     Proceeds of Domestic Revolving Loans will be available for any use permitted under the applicable provisions of Section 6.2, provided that, in the event that, as contemplated by Section 2.15(b), the Domestic Borrower prepays Revolving Loans from the proceeds of an asset disposition hereunder, then an amount of the Aggregate Commitment, as specified by the Domestic Borrower pursuant to the next sentence, equal to the amount of such prepayment (the "Reserved Commitment Amount") shall be reserved and will not be available for borrowings except and to the extent that the proceeds of such borrowings are to be applied to make reinvestments permitted under Section 2.15(b). The Domestic Borrower agrees to advise the Agent at the time it requests any Advance whether it is utilizing any Reserved Commitment Amount, identifying the amount of such Advance that is to constitute such utilization, the reinvestments in respect of which the proceeds of such Advance are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such Advance.

     (b) Canadian Amount. From and including the Effective Date and prior to the Facility Termination Date, subject to the terms and provisions of Section 2.24, each Canadian

Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (the "Canadian Revolving Loans") to, and participate in Canadian Facility LCs issued as set forth in Section 2.1.2 below on behalf of, the Canadian Borrower, in aggregate amounts not to exceed such Lender's Pro Rata Share of the Aggregate Canadian Commitment. If any Canadian Advance, when aggregated with all Canadian Advances to the Canadian Borrower would exceed the Availability or the Canadian Availability, the Canadian Lenders will refuse to make or may otherwise restrict the making of Canadian Revolving Loans as the Canadian Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to direct the Canadian Correspondent Lender to make Protective Advances pursuant to the terms of
Section 2.1.4. The Canadian Revolving Loans may consist of Canadian Floating Rate Advances or Canadian Fixed Rate Advances, or a combination thereof, selected by the Domestic Borrower in accordance with Sections 2.1.1(d) and 2.7. Subject to the terms of this Agreement, the Canadian Borrower may borrow, repay and reborrow Canadian Revolving Loans any time prior to the Facility Termination Date. The Canadian Commitments to extend credit hereunder shall expire on the Facility Termination Date. All Canadian Revolving Loans will be funded in Canadian Dollars. The Canadian Advances made and Canadian Facility LCs issued pursuant to this Section 2.1.1(b) are subject to the risk participation provisions set forth in Section 2.2.

     (c) UK Amount. From and including the Effective Date and prior to the Facility Termination Date, subject to the terms and provisions of Section 2.24, the UK Lenders agree, on the terms and conditions set forth in this Agreement, to make fixed rate loans (the "UK Fixed Rate Loans") to, and participate in UK Facility LCs issued as set forth in Section 2.1.2 below on behalf of, the UK Borrower, in aggregate amounts not to exceed such Lender's Pro Rata Share of the Aggregate UK Commitment. If any requested UK Fixed Rate Advance to the UK Borrower would, when aggregated with all outstanding UK Fixed Rate Advances, exceed the Availability or the UK Availability, the UK Lenders will refuse to make or may otherwise restrict the making of UK Fixed Rate Loans as the UK Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.1.4. The UK Fixed Rate Advances may be selected by the Domestic Borrower in accordance with Sections 2.1.1(d) and 2.7. Subject to the terms of this Agreement, the UK Borrower may borrow, repay and reborrow UK Fixed Rate Loans any time prior to the Facility Termination Date. The UK Fixed Rate Commitments to extend credit hereunder shall expire on the Facility Termination Date. All UK Fixed Rate Loans will be funded in Pounds Sterling. The UK Advances made and UK Facility LCs issued pursuant to this Section 2.1.1(b) are subject to the risk participation provisions set forth in Section 2.2.


     (d) Borrowing Procedures. The Domestic Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable thereto, from time to time. The Domestic Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") (with a copy to the UK Correspondent Lender in respect of each UK Fixed Rate Advance) not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance, and not later than 10:00 a.m. (Chicago time) 3 Business Days before the Borrowing Date for each Fixed Rate Advance, specifying (in the form of Exhibit
A): (1) the Borrower, (2) the Borrowing Date, which shall be a Business Day, of such Advance, (3) the aggregate amount of such Advance, (4) the Type of Advance selected; provided that, if the Domestic Borrower fails to specify the Type of Advance requested, such request (except in the case of a UK Fixed Rate Advance) shall be deemed a request for a Floating Rate Advance, and (5) the duration of the Interest Period if the Type of Advance requested is a Fixed Rate Advance, provided that, if the Domestic Borrower fails to select the duration of the Interest Period for the requested Fixed Rate Advance, the Domestic Borrower shall be deemed to have requested that such Fixed Rate Advance be made with an Interest Period of one month. Notwithstanding anything in this Agreement to the contrary, the UK Lenders shall not make Loans to the UK Borrower based on the Floating Rate. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the UK Borrowers shall not request UK Fixed Rate Loans until such time as no Domestic Availability exists, and the Canadian Borrower shall not request Canadian Revolving Loans until such time as no Domestic Availability or UK Availability exists; however, the UK Borrowers may request UK Facility LCs and UK Overdraft Advances at any time and the Canadian Borrower may request Canadian LCs at any time.

     (e) The Agent's Election. Promptly after receipt of a Borrowing Notice (or telephonic notice in lieu thereof) of a requested Domestic Floating Rate Advance, the Agent shall elect in its discretion to have the terms of Section 2.1.1(f) (pro rata advance by all Lenders) or Section 2.1.3 (advance by the Agent, in the form of a Non-Ratable Loan, on behalf of the Lenders) apply to such requested Advance.

     (f) Pro Rata Advance. If a requested Advance is for a Domestic Floating Rate Advance, unless the Agent elects to have the terms of Section 2.1.3 apply to a requested Domestic Floating Rate Advance, or if a requested Advance is for a Fixed Rate Advance, then promptly after receipt of a Borrowing Notice or telephonic notice in lieu thereof as permitted by Section 2.8, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Advance. Not later than 12:00 noon (local time) on each Borrowing Date (or, in the case of Canadian Revolving Loans and UK Fixed Rate Loans, on the date specified in
Section 2.2), each Lender shall make available its Domestic Revolving Loan, Canadian Revolving Loan, or UK Fixed Rate Loan, as the case may be, in funds immediately available in Chicago to the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as applicable, and the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as applicable, will make the funds so received from the Lenders available to the applicable Borrower at the Funding Account as set forth in Section 2.5.

     2.1.2. Facility LCs.

          (a) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue Facility LCs on behalf of any Loan Party and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Closing Date and prior to the Facility Termination Date upon the request of the Domestic Borrower.

               (i) The maximum face amount of (A) each Facility LC to be issued shall not exceed $20,000,000 (or the applicable foreign currency equivalent thereof) minus the sum of (1) the aggregate undrawn amount of all outstanding

          Facility LCs at such time and, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all Facility LCs outstanding at such time; (B) each Canadian Facility LC to be issued shall not exceed the Canadian Dollar equivalent of $1,000,000 minus the sum of (1) the aggregate undrawn amount of all outstanding Canadian Facility LCs at such time and, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all Canadian Facility LCs outstanding at such time; (C) each UK Letter of Credit to be issued shall not exceed the Pounds Sterling equivalent of $1,000,000 minus the sum of (1) the aggregate undrawn amount of all outstanding UK Letters of Credit at such time and, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all UK Letter of Credit outstanding at such time; and (D) each UK Letter Guarantee to be issued shall not exceed (pound)600,000 minus the sum of (1) the aggregate undrawn amount of all outstanding UK Letter Guarantees at such time and, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all UK Letter Guarantees outstanding at such time.

               (ii) The LC Issuer shall not be obligated to issue (A) any Domestic Facility LC if at the time of the proposed issuance there is no Domestic Availability, (B) any Canadian Facility LC if at the time of the proposed issuance there is no Canadian Availability, or (C) any UK Facility LC if at the time of the proposed issuance there is no UK Availability.

               (iii) All Canadian Facility LCs shall be issued in Canadian Dollars, all UK Facility LCs shall be issued in Pounds Sterling, Dollars, Euros, or any other currency agreed to by the applicable LC Issuer, and all Domestic Facility LCs shall be issued in Dollars, Canadian Dollars or Pounds Sterling.

               (iv) No Facility LC (or any renewal thereof) shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that each Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods.

               (v) The Agent, the Domestic Lenders and the Domestic Loan Parties hereby acknowledge and agree that the Letters of Credit listed on
          Schedule 2.1.2 attached hereto ("Closing Date LCs") shall constitute Domestic Facility LCs for all purposes hereunder. In no event shall the Closing Date LCs be subject to Modification and, upon expiration thereof, such Closing Date LCs shall be replaced (if necessary) by new Domestic Facility LCs hereunder. Until the expiration of the Closing Date LCs, KeyBank shall be a LC Issuer for purposes of this Agreement.

          (b) Participations. With respect to the Closing Date LCs and upon the issuance or Modification by the LC Issuer of a Domestic Facility LC in accordance with this Section 2.1.2, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Domestic Lender, and each Domestic Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Domestic Facility LC (and each Modification thereof) and the related Domestic LC Obligations in proportion to its Pro Rata Share.

          (c) Notice. Subject to Section 2.1.2(a), the Domestic Borrower, on behalf of itself or the applicable Loan Party, shall give the applicable LC Issuer (with a copy to the Agent if it is not the LC Issuer) notice prior to 10:00 a.m. (local time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification), the currency in which the Facility LC is to be issued, the expiry date of such Facility LC, whether the Facility LC is a Domestic Facility LC, a Canadian Facility LC or a UK Facility LC and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC, if any. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the applicable LC Issuer and that the applicable Borrower, on behalf of itself or the applicable Loan Party for whose benefit the Facility LC is to be issued, shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

          (d) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Domestic Borrower and any other applicable Loan Party and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the applicable Loan Parties, and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC, if any, to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section 2.1.2(e) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lenders, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (local time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds

Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances (except in the UK, which shall equal the rate applicable to Fixed Rate Advances) for the currency in which the Facility LC was issued.

          (e) Reimbursement by the Borrower. The applicable Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that, no Loan Party or Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Loan Party or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the applicable Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances (except in the UK, which shall equal the rate applicable to UK Fixed Rate Advances) for the currency in which the Facility LC was issued for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances (except in the UK, which shall equal the rate applicable to Fixed Rate Advances) for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from such Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.1.2(d). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.1.1(b) and the satisfaction of the applicable conditions precedent set forth in Article IV), a Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

          (f) Obligations Absolute. The applicable Borrower's obligations under this Section 2.1.2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. Such Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and such Lenders shall not be responsible for, and such Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of such Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The applicable Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon such Borrower and shall not put the LC Issuer or any Lender under any liability to such Borrower. Nothing in this Section 2.1.2(f) is intended to limit the right of such Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.1.2(e).

          (g) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.1.2, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

          (h) Indemnification. The applicable Loan Parties hereby agree to indemnify and hold harmless each Lender, the applicable LC Issuer and the Agent, as the case may be, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the applicable LC Issuer or the Agent, may incur (or which may be claimed against such Lender, the applicable LC Issuer or the Agent, by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights such Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that, such Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.1.2(h) is intended to limit the obligations of such Borrower under any other provision of this Agreement.

          (i) Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the applicable Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.1.2 or any action taken or omitted by such indemnitees hereunder. Following a Default each Lender shall, ratably in accordance with its Pro Rata Share of the Aggregate Commitment, indemnify (a) the UK Correspondent Lender, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the applicable Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the UK Correspondent Lender's failure to pay under any UK Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the UK Facility LC) that such indemnitees may suffer or incur in connection with Section 2.1.1 or 2.1.2 or under the UK Overdraft Agreement or any action taken or omitted by such indemnitees thereunder.

          (j) Facility LC Collateral Account. Each Borrower agrees with respect to its Facility LCs that it will, after the occurrence and during the continuance of a Default, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (each, a "Facility LC Collateral Account") at, in the case of the Domestic Borrower, the Agent's office at the address specified pursuant to
Article XIII (or such other office in the U.S. as the Agent may request), in the case of the Canadian Borrower, at the Canadian Correspondent Lender's office at the address specified pursuant to Article XIII (or such other office in Canada as the Canadian Correspondent Lender may request) and, in the case of the UK Borrowers, at the UK Correspondent Lender's office at the address specified pursuant to Article XIII (or such other office in the UK as the UK Correspondent Lender may request), in the name of such Borrower but under the sole dominion and control of the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, for the benefit of the Lenders, and in which such Borrower shall have no interest other than as set forth in Section
8.1. The applicable Borrower hereby pledges, assigns and grants to the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the applicable Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations or the applicable Secured Foreign Obligations, as the case may be. The Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, (i) will invest any funds on deposit from time to time in any Facility LC Collateral Account in certificates of deposit (or the Canadian or UK equivalent) having a maturity not exceeding thirty days or (ii) pay to the applicable Borrower a competitive credit interest. Nothing in this Section 2.1.2(j) shall either obligate the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, to require such

Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

          (k) Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

          (l) Termination of the Facility. If, notwithstanding the provisions of this Section 2.1.2, any Facility LC is outstanding upon the termination of this Agreement, then upon such termination the applicable Borrower shall deposit with the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, for the benefit of the Lenders, with respect to all LC Obligations, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit"), in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in an amount in immediately available funds equal to 105% of the difference of (x) the amount of LC Obligations of such Borrower at such time, less (y) the amount on deposit in such Borrower's Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"), under which Supporting Letter of Credit the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, is entitled to draw amounts necessary to reimburse the applicable LC Issuer for payments to be made under any such Facility LC and any fees and expenses associated with such Facility LC, or (ii) cash in an amount equal to 105% of the Collateral Shortfall Amount (which funds shall be held in the Facility LC Collateral Account). Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, for the benefit of the Applicable Agent and Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Facility LC remaining outstanding and all Reimbursement Obligations.

     2.1.3. Non-Ratable Loans. Subject to the restrictions set forth in Section 2.1.1(a), the Agent may elect to have the terms of this Section 2.1.3 apply to any requested Domestic Floating Rate Advance and Bank One shall thereafter make an Advance, on behalf of the Domestic Lenders and in the amount requested, available to the Domestic Borrower on the applicable Borrowing Date by transferring same day funds to the appropriate Funding Account. Each Advance made solely by Bank One pursuant to this Section 2.1.3 is referred to in this Agreement as a "Non-Ratable Loan," and such Advances are referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Advances funded by the Domestic Lenders, except that all payments thereon shall be payable to Bank One solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed the lesser of (a) $5,000,000 and (b) the Domestic Availability (before giving effect to such Non-Ratable Loan). Non-Ratable Loans may be made even if a Default or Unmatured Default exists, but may not be made if the conditions precedent set forth in Section 4.2 have not been satisfied. The Non-Ratable Loans shall be secured by the Liens granted to the Agent for the benefit of the Applicable Agent and Lenders and shall constitute Obligations hereunder. All Non-Ratable Loans shall be Domestic Floating Rate Advances and are subject to the settlement provisions set forth in Section 2.19. Notwithstanding anything to the contrary contained in this Agreement, each Non-Ratable Loan shall be repaid by the Domestic Borrower within five Business Days after the date on which such Non-Ratable Loan was made.

     2.1.4. Protective Advances and Overadvances.

          (a) Protective Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, to make Advances to the Domestic Borrower (or to direct the Canadian Correspondent Lender to make Advances to the Canadian Borrower or to direct the UK Correspondent Lender to make Advances to a UK Borrower), on behalf of all of the Lenders, in an aggregate amount outstanding at any time not to exceed the Dollar Equivalent of $5,000,000, which the Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.6 (any of such Advances are herein referred to as "Protective Advances"); provided that, no Protective Advance shall cause any Lender's Credit Exposure to exceed its aggregate Commitment, the Aggregate Domestic Exposure to exceed the Aggregate Commitment, the Aggregate Canadian Exposure to exceed the Aggregate Canadian Commitment, or the Aggregate UK Exposure to exceed the Aggregate UK Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. The Protective Advances made to the Domestic Borrower, the Canadian Borrower and the UK Borrowers, as the case may be, shall be secured by the Liens in favor of the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Floating Rate Advances (except in the UK, which Advances shall consist of UK Fixed Rate Advances) and are subject to the settlement provisions set forth in Section 2.19.

          (b) Overadvances. Any provision of this Agreement to the contrary notwithstanding, at the request of the Domestic Borrower, the Agent may in its sole discretion (but shall have absolutely no obligation to), make Advances to the Domestic Borrower, on behalf of the Domestic Lenders, in amounts that exceed Domestic Availability (any such excess Advances are herein referred to collectively as "Overadvances"); provided that, (i) no such event or occurrence shall cause or constitute a waiver of the Agent's or the Lenders' right to refuse to make any further Overadvances, Loans or Non-Ratable Loans, or issue Facility LCs, as the case may be, at any time that an Overadvance exists, (ii) no Overadvance shall result in a Default or Unmatured Default due to the Domestic Borrower's failure to comply with Section 2.1.1(a) for so long as the Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance, and (iii) in no event shall Overadvances be outstanding for more than 60 days (which days need not be consecutive) in any 120 day period. In addition, Overadvances may be made even if a Default or Unmatured Default exists, but may not be made if the conditions precedent set forth in Section 4.2 have not been satisfied (other than the condition regarding availability). All Overadvances shall constitute Domestic Floating Rate Advances, shall bear interest at the default rate set forth in Section 2.12 and shall be payable on the earlier of demand or the Facility Termination Date. In addition, all Overadvances are subject to the settlement provisions set forth in Section 2.19. The authority of the Agent to make Overadvances is limited to an aggregate amount not to exceed $5,000,000 at any time and no Overadvance shall cause any Lender's Credit Exposure to exceed its aggregate Commitment or the Domestic Exposure to exceed the Domestic Commitment; provided that, the Required Lenders may at any time revoke the Agent's authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

     2.1.5 Security for Secured Foreign Obligations. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (i) the Canadian Loan Parties shall be liable only for the Canadian Obligations and the UK Obligations, and the Canadian Collateral shall secure only the Canadian Obligations and the UK Obligations, and (ii) the UK Loan Parties shall be liable only for the UK Obligations and the Canadian Obligations, and the UK Collateral shall secure only the UK Obligations and the Canadian Obligations, but the Domestic Loan Parties are liable for all Obligations and the domestic Collateral secures all Obligations.

     2.2. Ratable Loans; Risk Participation. Except as otherwise provided below, each Advance made in connection with a Loan shall consist of Loans made by each Lender in an amount equal to such Lender's then Pro Rata Share of the applicable Commitment; provided that, with respect to Advances made in connection with Canadian Revolving Loans or UK Fixed Rate Loans, such Advances shall consist of Loans made solely by each Canadian Lender or each UK Lender, as the case may be, in an amount equal to such Lender's Pro Rata Share of the Aggregate Canadian Commitment or the Aggregate UK Commitment, as the case may be. Upon the making of an Advance by the Agent in connection with a Non-Ratable Loan (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to such Non-Ratable
Loan) or an Overadvance, the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Domestic Lender and each such Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or an Overadvance in proportion to its Pro Rata Share of the Aggregate Commitment. Those Lenders that shall have actually made Canadian Revolving Loans, UK Fixed Rate Loans, or UK Overdraft Advances, as the case may be (each such Lender being referred to as a "Participating Lender"), shall be deemed immediately upon the making of such Loan, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, as the case may be, that did not make Canadian Advances, Canadian Facility LCs, UK Advances, or UK Facility LCs, as the case may be (each such "non-lending" Lender being referred to as a "Non-Participating Lender"), and each Non-Participating Lender shall be deemed immediately upon the making of such Advance or Facility LC, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Participating Lenders, an undivided interest and unfunded participation in such Advances and Facility LCs, as the case may be, in proportion to its Pro Rata Share of the Aggregate Commitment; provided that, (a) beginning with the first day of each such Advance and Facility LC, the interest that accrues with respect to each such Advance and Facility LC shall also be for the account of each Non-Participating Lender in accordance with its Pro Rata Share of such Advance and Facility LC, and (b) upon the occurrence of a Default, at the Agent's sole and absolute discretion, which shall be evidenced in a written notice to each Lender and the Domestic Borrower, each Non-Participating Lender shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the applicable Advance or Facility LC with respect to which settlement is requested to the Applicable Agent, to such account of the Applicable Agent as the Applicable Agent may designate, not later than 12:00 p.m. (local time), on the settlement date specified in the notice.

     2.3. Payment of the Obligations; Currency. The Borrowers shall repay the outstanding principal balance of the Loans, together with all other Obligations, including all accrued and unpaid interest thereon, on the Facility Termination Date. Each Obligation related to the Domestic Revolving Loans shall be paid in Dollars, each Obligation related to the Canadian Revolving Loans shall be paid in Canadian Dollars, and each Obligation related to the UK Fixed Rate Loans shall be paid in Pounds Sterling.

     2.4. Minimum Amount of Each Advance. Each Fixed Rate Advance to be provided by (a) the Domestic Lender shall be in the minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof, (b) the Canadian Lender shall be in the minimum amount of CAD 100,000 and in multiples of CAD 100,000 in excess thereof, and (c) the UK Lender shall be in the minimum amount of (pound)100,000 and in multiples of (pound)100,000 in excess thereof. Floating Rate Advances may be in any amount.

     2.5. Funding Account. Each Borrower shall have delivered or shall deliver to the Agent, on the Closing Date or the Effective Date, as the case may be, a notice setting forth the deposit account of such Borrower (each, a "Funding Account") to which the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, are authorized by such Borrower to transfer the proceeds of any Advances requested pursuant to this Agreement. The Domestic Borrower may designate replacement Funding Accounts from time to time by written notice to the Agent. Any designation by the Domestic Borrower of a Funding Account must be reasonably acceptable to the Agent.

     2.6. Reliance Upon Authority; No Liability. The Agent is entitled to rely conclusively on any individual's request for Advances hereunder, so long as the proceeds thereof are to be transferred to a Funding Account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Domestic Borrower to make such requests on the behalf of the Domestic Borrower. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.1 which the Agent reasonably believes to have been given by an officer or other person duly authorized by the Domestic Borrower to request Advances on behalf of the Borrowers or for otherwise acting under this Agreement. The crediting of Advances to any Funding Account shall conclusively establish the obligation of the applicable Borrower to repay such Advances as provided herein.

     2.7. Conversion and Continuation of Outstanding Advances.

     (a) Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances pursuant to this Section 2.7 or are repaid in accordance with this Agreement. Each Fixed Rate Advance shall continue as a Fixed Rate Advance until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance, other


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

than any UK Fixed Rate Advance, unless (a) such Fixed Rate Advance is or was repaid in accordance with this Agreement or (b) the Domestic Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Fixed Rate Advance continues as a Fixed Rate Advance for the same or another Interest Period. Each UK Fixed Rate Advance shall at the end of the applicable Interest Period therefor, unless repaid, be continued as a UK Fixed Rate Advance with an Interest Period with the least number of days possible. Subject to the terms of Section 2.4, the Domestic Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Fixed Rate Advance. The Domestic Borrower shall give the Agent irrevocable notice in the form of EXHIBIT B (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Fixed Rate Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, (ii) the aggregate amount and Type of the Advance which is to be converted or continued, (iii) the amount of such Advance which is to be converted into or continued as a Fixed Rate Advance (provided that the amounts set forth in Section 2.4 shall be complied with), and (iv) the duration of the Interest Period applicable thereto. In each Conversion/Continuance Notice, the Domestic Borrower shall designate whether any Advance is a Fixed Asset Advance or a Capex Advance.

     (b) Each UK Fixed Rate Advance shall continue as a UK Fixed Rate Advance until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be repaid in accordance with this Agreement unless the Domestic Borrower shall have given the Agent a Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Advance continues as a UK Fixed Rate Advance for the same or another Interest Period. The Domestic Borrower shall give the Agent irrevocable notice in the form of EXHIBIT B of each continuation of a UK Fixed Rate Advance (with a copy to the UK Correspondent Lender) not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested continuation, specifying (i) the requested date, which shall be a Business Day, of such continuation, (ii) the aggregate amount of the UK Fixed Rate Advance which is to be continued (provided that the amounts set forth in Section 2.4 shall be complied with), and
(iii) the duration of the Interest Period applicable thereto.

     2.8. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Domestic Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Domestic Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.9. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate and Canadian Base Rate.

     2.10. Fees.

     (a) Unused Commitment Fee. The Domestic Borrower agrees to pay to the Agent, for the account of each Domestic Lender in accordance with such Lender's Pro Rata Share of the Aggregate Commitment, an unused commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date (the "Unused Commitment Fee").

     (b) LC Fees. The applicable Borrower shall pay to the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares of the applicable Commitment, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time for Domestic Revolving Loans on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date (the "LC Fee"). The applicable Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance or renewal of each standby Facility LC, a fronting fee of .125% of the face amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

     (c) Agent; Arranger and Administration Fees. The Domestic Borrower agrees to pay to the Agent and the Arranger such additional fees as are specified in the fee letter dated as of June 24, 2003, among the Agent, the Arranger and the Domestic Borrower (the "Fee Letter").

     2.11. Interest Rates. (a) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Fixed Rate Loan into a Floating Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Fixed Rate Advance pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate or Canadian Derived Floating Rate, as the case may be, for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate or Canadian Base Rate, as the case may be. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Applicable Agent as applicable to such Fixed Rate Advance based upon the Domestic Borrower's selections under Sections 2.1.1 and 2.7 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. Notwithstanding anything in this Agreement to the contrary, the Fixed Asset Advance shall at all times bear interest at a rate per



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

annum equal to the Eurodollar Rate (determined on the basis of the Applicable Margin applicable to Fixed Asset Advances).

     (b) If any provision of this Agreement or any of the other Loan Documents would obligate a Loan Party to make any payment of interest or other amount payable to (including for the account of) any Lender in an amount, or calculated at a rate, that would be prohibited by law or would result in a receipt by any Lender of interest at a criminal rate (as such terms are construed under applicable law, including, without limitation, the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to the Lenders under this Article II or any other Loan Document; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute interest for purposes of applicable law, including, without limitation, Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum amount permitted by applicable law, including, without limitation, such section of the Criminal Code (Canada), then the Loan Parties shall be entitled, by notice in writing to the Agent and the Canadian Lenders, to obtain reimbursement from the Lenders in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the applicable Borrower. Any amount or rate of interest referred to in this Article II or any other Loan Document shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Aggregate Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in applicable law, including, without limitation, the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the term of the Loans and, in the event of a dispute with respect to the Aggregate Canadian Commitment, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent and reasonably acceptable to the Company shall be conclusive for the purposes of such determination. The terms and provisions of this Section shall control every other provision of this Agreement and the Loan Documents.

     2.12. Fixed Rate Advances Post Default; Default Rates. Notwithstanding anything to the contrary contained hereunder, during the continuance of a Default or Unmatured Default, the Agent or the Required Lenders may, at their option, by notice to the Domestic Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance (other than the UK Fixed Rate Advances) may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default, the Agent or the Required Lenders may, at their option, by notice to the Domestic Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that (i) each Fixed Rate Advance, UK Fixed Rate Advance and Canadian Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such

Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate or Canadian Base Rate, as the case may be, in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under subsection (g), (h) or (i) of Article VII, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Advances, other than UK Advances, Unused Commitment Fees and LC Fees, shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on all UK Advances shall be calculated for actual days elapsed on the basis of a 365-day year. For the purposes of the Interest Act (Canada), (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to
(x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. After giving effect to any Loan, Advance, continuation, or conversion of any Fixed Rate Loan, there may not be (a) with respect to Eurodollar Loans, more than 10 different Interest Periods in effect hereunder,
(b) with respect to Canadian Fixed Rate Loans, more than 8 different Interest Periods in effect hereunder, and (c) with respect to UK Fixed Rate Loans, more than 5 different Interest Periods in effect hereunder.

     2.14. Voluntary Prepayments. The Borrowers may from time to time prepay, without penalty or premium, all of the outstanding Floating Rate Advances, or in a minimum aggregate amount of the applicable foreign currency equivalent of $500,000, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrowers may also from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Fixed Rate Advances, or, in a minimum aggregate amount of the Dollar Equivalent of the minimum borrowing amount thereof, any portion of the outstanding Fixed Rate Advances upon three Business Days' prior notice to the Agent. The Domestic Borrower shall have the right to instruct the Agent which Advances are being repaid with any voluntary prepayment. To the extent the Domestic Borrower does not specify which Advances are being repaid, the Agent shall (i) apply such


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

repayments to the Loans in the inverse order of the Loans made, (ii) apply payments made by any Canadian Party solely to Canadian Obligations and (iii) apply payments made by any UK Loan Party solely to UK Obligations; provided that the repayments will be applied first to Floating Rate Advances and second to Fixed Rate Advances.

     2.15. Mandatory Prepayments.

     (a) Borrowing Base Compliance. Except for Overadvances permitted pursuant to Section 2.1.4(b), (i) the Domestic Borrower shall immediately repay the Loans, Reimbursement Obligations or Non-Ratable Loans if at any time the Aggregate Domestic Exposure exceeds the Domestic Maximum Borrowing Amount, (ii) the Domestic Borrower and the Canadian Borrower shall immediately repay the Canadian Revolving Loans if at any time the Aggregate Canadian Exposure exceeds the Canadian Maximum Borrowing Amount other than solely as a consequence of exchange rate fluctuations, as to which Section 2.27 applies, and (iii) the Domestic Borrower and the UK Borrower shall immediately repay the UK Fixed Rate Loans if at any time the Aggregate UK Exposure exceeds the UK Maximum Borrowing Amount, other than solely as a consequence of exchange rate fluctuations, as to which Section 2.27 applies, in each case to the extent required to eliminate such excess. If any such excess remains after repayment in full of all outstanding Loans and Reimbursement Obligations, the applicable Borrower shall provide cash collateral or a Supporting Letter of Credit for the LC Obligations in the manner set forth in Section 2.1.2(l) to the extent required to eliminate such excess.

     (b) Sale of Assets. Immediately upon receipt by the Domestic Borrower of the Net Cash Proceeds of any asset disposition (other than an asset disposition permitted by Section 6.19), the Domestic Borrower shall prepay the Obligations in an amount equal to all such Net Cash Proceeds. Any such prepayment shall be applied first, to pay the principal of the Protective Advances and the Overadvances, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Domestic Revolving Loans without a concomitant reduction in the Aggregate Commitment, and fourth, to cash collateralize outstanding Facility LCs. At the option of the Domestic Borrower, at the time such Domestic Borrower is required to make any prepayment pursuant to this
Section 2.15(b), it may advise the Agent that it intends to reinvest such Net Cash Proceeds in assets to be used in the business of such Borrower or any other Domestic Loan Party (including through Capital Expenditures), and (y) such Net Cash Proceeds will be applied by such Borrower to the prepayment of Revolving Loans hereunder and, as contemplated by the second paragraph of Section 2.1.1(a), a portion of the Aggregate Commitment equal to the amount of such prepayment will give rise to a Reserved Commitment Amount that will be available hereunder for purposes of acquiring assets to be used in the business of the Domestic Borrower and the other Domestic Loan Parties (including through Capital Expenditures), and (z) the Net Cash Proceeds from any such asset disposition must be so reinvested within 360 days of such asset disposition (it being understood that, in the event Net Cash Proceeds from more than one asset disposition are applied to the prepayment of Domestic Revolving Loans as provided in clause (y) above, such Net Cash Proceeds shall be deemed to be released (or, as the case may be, Domestic Revolving Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such asset dispositions occurred; provided that, the Aggregate Commitment will be automatically and permanently reduced in an amount equal to the amount of any net cash proceeds not so reinvested after 360



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

days.

     (c) Issuance of Debt or Equity. If the Domestic Borrower or any of its Domestic Subsidiaries issues Capital Stock or any Domestic Loan Party issues Indebtedness (other than Indebtedness permitted by Sections 6.16(a),(c),(e) and
(g)) or if any Domestic Loan Party receives any dividend or distribution from a Person other than a Loan Party, no later than the Business Day following the date of receipt of the Net Cash Proceeds of such issuance or receipt of such dividend, distribution, loan or advance, the Borrower shall prepay the Obligations in an amount equal to all such Net Cash Proceeds, dividends, distributions, loans or advances. Any such prepayment shall be applied first, to pay the principal of the Protective Advances and the Overadvances, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Loans without a concomitant reduction in the Aggregate Commitment, and fourth, to cash collateralize outstanding Domestic Facility LCs.

     (d) Insurance/Condemnation Proceeds. Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 6.7(c) shall be applied as follows: (i) insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Protective Advances and the Overadvances pro rata, second, to the Non-Ratable Loans, third, to the Domestic Revolving Loans and fourth, to cash collateralize outstanding Domestic Facility LCs; and (ii) insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and real Property shall be applied first, to pay the principal of the Protective Advances, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Domestic Revolving Loans, and fourth, to cash collateralize outstanding Domestic Facility LCs. The Aggregate Commitment shall not be permanently reduced by the amount of any such prepayments.

     (e) General. Without in any way limiting the foregoing, immediately upon receipt by any Domestic Loan Party of proceeds of any sale of any Collateral, other than as provided in Section 6.19, the Domestic Borrower shall cause such Loan Party to deliver such proceeds to the Agent, or deposit such proceeds in a deposit account subject to a Deposit Account Control Agreement. All of such proceeds shall be applied as set forth above or otherwise as provided in Section
2.18. Nothing in this Section 2.15 shall be construed to constitute the Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

     (f) Cash Management Account. Notwithstanding anything in this Agreement to the contrary, if the application of proceeds contemplated by this Section 2.15 would reduce the Loans below the then Certified Acquisition Amount, then, at the option of the Domestic Borrower, the Agent shall not apply such proceeds to repay any Loans but shall instead place such proceeds into a separate cash management account maintained by the Agent, which proceeds, so long as no Default has occurred and is continuing, shall be released to the Borrowers on request.

     2.16. Termination of the Facility

     (a) Without limiting Section 2.3 or Section 8.1, (a) the Aggregate Commitments shall expire on the Facility Termination Date and (b) the Aggregate Credit Exposure and all other unpaid Obligations shall be paid in full by the applicable Borrower on the Facility Termination Date.

     (b) The Domestic Borrower may terminate this Agreement upon (i) at least 10 Business Days' prior written notice thereof to the Agent and the Lenders, (ii) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (iii) the cancellation and return of all outstanding Facility LCs (or alternatively, with respect to each such Facility LC, the furnishing to the Agent of a cash deposit or Supporting Letter of Credit as required by
Section 2.1.2(l)), (iv) the payment in full of the early termination fee set forth in the following sentence (the "PREPAYMENT FEE"), (v) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (vi) the payment in full of any amount due under
Section 3.4. If this Agreement is terminated at any time prior to the first anniversary of the Closing Date, whether pursuant to this Section 2.16 or pursuant to Section 8.1, the Domestic Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee in an amount equal to 1% of the Aggregate Commitment. No such Prepayment Fee shall be payable in the event this Agreement is terminated in connection with refinancing of the Obligations in a transaction in which Bank One or one of its Affiliates that is a banking institution provides or arranges a replacement bank credit facility for the Borrower.

     2.17. Method of Payment.

     (a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent, Canadian Correspondent Lender, or UK Correspondent Lender, as the case may be, to such Lender's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent, Canadian Correspondent Lender, or UK Correspondent Lender, as the case may be, specified in writing by the Agent to the Domestic Borrower, by 12:00 noon (local time) on the date when due and shall be applied ratably by such Applicable Agent among the Lenders. Any payment received by the above-specified Lender after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Each payment delivered to the above-specified Lender for the account of any other Lender shall be delivered promptly by such Lender to such other Lender in the same type of funds that such Lender received.

     (b) At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Facility LCs, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.6), and other sums payable under the Loan Documents, may be paid from the proceeds of Advances made hereunder whether made following a request by the Domestic Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 2.17 or may be deducted from a Funding Account or any other deposit account of a Borrower maintained with the Agent. The Borrower hereby irrevocably authorizes (i) the Agent to make an Advance for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Non-Ratable Loans, Overadvances and Protective Advances) and that all such Advances shall be deemed to have been requested pursuant to Section 2.1 and (ii) the Agent to charge any Funding Account or any other deposit account of the applicable Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

     (c) Notwithstanding any other provision of this Agreement to the contrary, all payments of Obligations hereunder by (i) a Domestic Loan Party shall be made to the Agent, the Canadian Correspondent Lender, and/or the UK Correspondent Lender (ii) a Canadian Loan Party shall be made to the Canadian Correspondent Lender or the UK Correspondent Lender, and (iii) a UK Loan Party shall be made to the UK Correspondent Lender or the Canadian Correspondent Lender.

     2.18. Apportionment, Application and Reversal of Payments. Except as otherwise required pursuant to the provisions of this Agreement, principal and interest payments shall be apportioned ratably among the Lenders as set forth in this Article II and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the LC Issuer and except as provided in this Article II. All payments (other than those collected pursuant to Section 16.2) shall be remitted to the Agent, Canadian Correspondent Lender or UK Correspondent Lender, as the case may be, and all such payments not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the Domestic Borrower or otherwise, and all proceeds of any Collateral received by the Agent, Canadian Correspondent Lender, or UK Correspondent Lender, as the case may be, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the applicable Borrower (other than in connection with Banking Services or Rate Management Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the applicable Borrower (other than in connection with Banking Services or Rate Management Obligations), third, to pay interest due in respect of such Borrower's Loans, including Non-Ratable Loans, Overadvances and Protective Advances, fourth, to pay or prepay principal of the Non-Ratable Loans, Overadvances and Protective Advances, fifth, to pay or prepay principal of the Loans (other than Non-Ratable Loans, Overadvances and Protective Advances) and unpaid reimbursement obligations in respect of Facility LCs, sixth, to pay an amount to the Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Facility LCs and the aggregate amount of any unpaid reimbursement obligations in respect of Facility LCs, to be held as cash collateral for such Obligations, seventh, to payment of any amounts owing with respect to Banking Services and Rate Management Obligations, and eighth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Domestic Borrower, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Fixed Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such Fixed Rate Loan or (b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the applicable Borrower shall pay the breakage losses in accordance with Section 3.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Furthermore, notwithstanding anything to the contrary contained in this Agreement, in no event shall any payment made by a Canadian Loan Party or a UK Loan Party for any reason whatsoever or any proceeds of



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Collateral owned by the Canadian Borrower or the UK Borrower be applied to any
Obligation other than the Canadian Obligations or the UK Obligations.

     2.19. Settlement Each Lender's funded portion of the Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Agent, Bank One, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, including the Non-Ratable Loans, Overadvances, and Protective Advances shall take place on a periodic basis in accordance with the following provisions:

     (a) The Agent shall, except as otherwise provided in Section 2.2, request settlement (a "SETTLEMENT") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (i) for itself, with respect to each Non-Ratable Loan, Overadvance and Protective Advance, and (ii) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or e-mail no later than noon (local time) on the date of such requested Settlement (the "SETTLEMENT DATE"). Each Lender (other than the Agent, in the case of the Non-Ratable Loans, Overadvances and Protective Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (local time), on the Settlement Date applicable thereto. Settlements may occur during the existence of a Default or an Unmatured Default and whether or not the applicable conditions precedent set forth in Section 4.2 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Loan and, together with Bank One's Pro Rata Share of such Non-Ratable Loan, Overadvances or Protective Advance, shall constitute Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.23.

     (b) From and after the date, if any, on which any Lender is required to fund its participation in any Non-Ratable Loan, Overadvances or Protective Advance purchased pursuant to Section 2.2, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

     (c) The Agent shall pay all amounts it owes hereunder to the Lenders in Dollars. The Canadian Correspondent Agent shall pay all amounts it owes hereunder to the Lenders in Canadian Dollars. The UK Correspondent Lender shall pay all amounts it owes hereunder to the Lenders in Pounds Sterling. To the extent that any Lender is unable to accept any such amount in Canadian Dollars or Pounds Sterling, the Canadian Correspondent Lender or UK Correspondent Lender, as the case may be, may, in its sole discretion, convert such amount into Dollars at its then existing exchange rate, which may not be the lowest exchange rate available, and remit such amounts to such Lender. The Canadian Correspondent Lender and the UK Correspondent Lender shall not be liable to any Lender for action taken in connection with



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converting currency pursuant to this subsection 2.19(c), except with respect to mathematical miscalculations.

     2.20. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Domestic Borrower, the Canadian Borrower, or UK Borrower, as the case may be, shall be liable to pay to the Agent and/or the Lenders, and such Borrower hereby indemnifies the Agent and/or the Lenders and holds the Agent and/or the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.20 shall survive the termination of this Agreement.

     2.21. Notes; Evidence of Indebtedness.

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Agent, the Canadian Correspondent Lender and the UK Correspondent Lender shall also maintain accounts in which they will record (i) the amount of each Loan extended hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Applicable Agent hereunder from each Borrower and each Lender's share thereof.

     (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay their respective Obligations in accordance with their terms.

     (d) The Loans by each Lender will be evidenced by a promissory note in substantially the form of (i) Exhibit C for Domestic Revolving Loans (each, a "Domestic Revolving Note"), (ii) Exhibit L for Canadian Revolving Loans, (each, a "Canadian Revolving Note," and (iii) Exhibit M for UK Fixed Rate Loans (each, a "UK Revolving Note").



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

     2.22. Lending Installations. Subject to the other provisions of this Agreement, each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time, including, without limitation, with respect to Harris Trust & Savings Bank, Bank of Montreal - Toronto Branch and Bank of Montreal - London. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Revolving Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Domestic Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.23. Non-Receipt of Funds by the Agent Unless the Domestic Borrower, or a Lender, as the case may be, notifies the Applicable Agent prior to the date on which it is scheduled to make payment to the Applicable Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Applicable Agent for the account of the Lenders, that it does not intend to make such payment, the Applicable Agent may assume that such payment has been made. The Applicable Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Applicable Agent, the recipient of such payment shall, on demand by the Applicable Agent, repay to the Applicable Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Applicable Agent until the date the Applicable Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.24. Fixed Charge Coverage Ratio Condition.

     (a) The Domestic Borrower hereby acknowledges and agrees that the Fixed Charge Coverage Ratio Condition exists as of the Closing Date and hereby certifies to the Agent and the Lenders that the Certified Acquisition Amount as of the Closing Date is $106,500,000 Subsequent to the expiration of the initial Fixed Charge Condition Period, the Domestic Borrower shall provide immediate written notice to the Agent and the Lenders at any time that the Fixed Charge Coverage Ratio Condition exists or, within the next three months, is reasonably likely to exist. After the initial Revolving Loans shall have been made hereunder on the Closing Date, during any Fixed Charge Condition Period, in addition to the other requirements and conditions set forth in this Agreement, the Borrower shall not request any Loan or Facility LC, and the Lenders or the Agent shall not be obligated to make any Loan and the LC Issuer shall not be obligated to issue any Facility LC on behalf of the Lenders, unless (A) the Domestic Borrower shall have complied with the requirements of subpart (b) below, (B) the proceeds of



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

such Loan or the purpose of the Facility LC transaction and all other Indebtedness incurred hereunder shall constitute Permitted Indebtedness (as defined in the Indenture), and (C) upon request of the Agent, the Domestic Borrower shall provide to the Lenders such evidence of use of proceeds of the Loans or the purpose of such Facility LC transaction and such opinion of counsel with respect to the Indenture, as the Agent may from time to time require in its sole discretion.

     (b) After the initial Revolving Loans have been made hereunder on the Closing Date, during any Fixed Charge Condition Period, in addition to the other requirements and conditions set forth in this Agreement:

          (i) neither the Domestic Borrower nor any of its Subsidiaries shall make, or commit to make, any Acquisition with the proceeds of the Loans, unless, prior to any such Acquisition, the Domestic Borrower shall deliver a written certification to the Agent, for the benefit of the Lenders, by an Authorized Officer of the Domestic Borrower confirming that any Indebtedness incurred in connection with such Acquisition (including, but not limited to, any such Indebtedness incurred hereunder) is Permitted Indebtedness (as defined under the Indenture) and that such Indebtedness did not consist of proceeds of the Loans;

          (ii) the use of proceeds of any Loan or Facility LC by the Domestic Borrower and its Subsidiaries shall be for working capital purposes or Capital Expenditures of the Domestic Borrower and its Subsidiaries, and (A) with respect to working capital loans:

               (1) after giving effect to the making of such Loan or the issuance of such Facility LC, the Aggregate Credit Exposure on such date (minus the then Certified Acquisition Amount) shall be less than an amount equal to the greater of (i) $50,000,000, or (ii) the sum of
          (A) forty-five percent (45%) of the book value of accounts receivable of the Domestic Borrower and its Subsidiaries on a consolidated basis, and (B) twenty-five percent (25%) of the book value of the inventory of the Domestic Borrower and its Subsidiaries on a consolidated basis, in each case as such terms are used in the Indenture,

               (2) the Domestic Borrower shall have provided such evidence as the Agent may require with respect to the actual use of the proceeds of any Loan or Facility LC, certified by an Authorized Officer of the Domestic Borrower and otherwise in form and substance satisfactory to the Agent, and

               (3) concurrently with the request for any Loan or Facility LC, and in addition to the requirements set forth in Section 2.1.1(d) hereof, the Domestic Borrower shall have submitted to the Agent an Indenture Certificate certified by an Authorized Officer of the Domestic Borrower, in the form of EXHIBIT I hereto and otherwise in form and substance satisfactory to the Agent, certifying among other things, compliance with this Section 2.24(b)(ii)(A), or

     (B)  with respect to Capital Expenditures:


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

               (1) any such Loan shall constitute Permitted Indebtedness (as defined in the Indenture) pursuant to subpart (v) of the definition of Permitted Indebtedness set forth in the Indenture,

               (2) the aggregate principal amount of all such Loans the proceeds of which are used for Capital Expenditures in accordance with this subpart shall not exceed (when combined with all other loans and capitalized leases used to finance Capital Expenditures, so long as such other loans and capital leases are permitted pursuant to Sections
          6.16 and 6.28 hereof) at any time outstanding do not exceed five percent (5%) of the tangible consolidated total assets of the Domestic Borrower and its Subsidiaries, and

               (3) with respect to the capital asset being purchased with the proceeds of such Loan, within five (5) Business Days after the purchase of such asset, the appropriate Loan Party shall have executed and delivered to the Agent, for the benefit of the Lenders, such security agreements, UCC financing statements and other documents as the Agent, in its sole discretion, shall require so that the Agent shall have, for the benefit of the Lenders, a first priority security interest and Lien on such asset.

     (c) Notwithstanding anything in this Section 2.24 or elsewhere in this Agreement to the contrary, if, at any time, the Agent, in its sole discretion, shall be unable to agree with the Domestic Borrower that any Loan made or Facility LC issued, or requested to be made or issued, during the Fixed Charge Condition Period constitutes Permitted Indebtedness (as defined in the Indenture), then the Lenders shall not be obligated to make any Loan and the Agent shall not be obligated to issue any Facility LC until such time as any uncertainty is resolved in a manner reasonably satisfactory to the Agent.

     2.25. Designated Senior Indebtedness The Agent, Lenders and the LC Issuer hereby designate all Indebtedness and all other obligations now or hereafter incurred or otherwise outstanding under any Loan Document to be "Designated Senior Indebtedness" as set forth and defined in the Indenture.

     2.26 Change of Currency. If at any time the Euro becomes the lawful currency unit in the United Kingdom, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Domestic Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant inter bank market and otherwise to reflect the change in currency.

     2.27 Exchange Rate Fluctuations. The Agent shall at all times monitor the Dollar Equivalent of all outstanding Canadian Advances and UK Advances, the amount of the UK Overdraft Commitment, and the amount of the UK LC Obligations. If due to changes in the exchange rate between Dollars and Canadian Dollars or Dollars and Pounds Sterling, the Aggregate Canadian Exposure exceeds the Aggregate Canadian Commitment or the Aggregate UK Exposure exceeds the Aggregate UK Commitment, then the Agent may in its sole discretion,


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

refuse to permit any further Canadian Revolving Loans or UK Fixed Rate Loans to be borrowed, continued or converted, or may require that the Domestic Borrower, the UK Borrower or the Canadian Borrower, as the case may be, to pay or prepay such excess amounts in respect of any outstanding Loans as the Agent may request in writing to the applicable Borrower (such payment to be made within 2 Business Days of the Agent's request therefor).

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

     3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (a) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Fixed Rate Loans, Facility LCs or participations therein, or

     (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

     (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Fixed Rate Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Fixed Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Fixed Rate Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Fixed Rate Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.


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     3.2. Changes in Capital Adequacy Regulations If a Lender or the LC Issuer
determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a "CHANGE," then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the U.S. on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the U.S. implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to Fixed Rate Advances does not accurately reflect the cost of making or maintaining Fixed Rate Advances, then the Agent shall suspend the availability of Fixed Rate Advances and require any affected Fixed Rate Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Domestic Borrower, for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

     3.5. Taxes.

     (a) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Revolving Note or Facility LC Application shall be made


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

free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law, (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty days after such payment is made, and
(e) and if any such Lender or LC Issuer receives a credit against, remission for, or repayment of any tax paid or payable by it in respect of or calculated with reference to the taxes giving rise to such payment, such Lender or LC Issuer shall, within a reasonable time after it receives such credit, remission or repayment, reimburse the Borrowers the amount of any such credit, remission or repayment.

     (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made by it hereunder or under any Revolving Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Revolving Note or Facility LC Application ("Other Taxes").

     (c) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, any Facility LC issued hereunder or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

     (d) Each Lender, other than Bank of Montreal, Toronto Branch and Bank of Montreal, London Branch, that is not incorporated under the laws of the U.S. or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than five days after the date that it enters into this Agreement, (i) deliver to the Domestic Borrower and the Agent two duly completed copies of U.S. Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, and (ii) deliver to the Agent a U.S. Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from U.S. backup withholding tax, along with any additional certifications reasonably required by the Domestic Borrower attesting to such Non-U.S. Lender's qualification for exemption from withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Domestic Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Domestic Borrower or the Agent. All forms or amendments described in the preceding sentence shall



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

certify that such Non-U.S. Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form or amendment with respect to it and such Non-U.S. Lender advises the Domestic Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of U.S. federal income tax.

     (e) For any period during which a Non-U.S. Lender has failed to provide the Domestic Borrower with the form specified in the first sentence of Section 3.5(d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to payment under this Section 3.5 with respect to Taxes imposed by the U.S. attributable to such failure; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5(d), above, the Domestic Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Revolving Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Domestic Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. If any such Lender applies for relief, as required by below, but is denied such relief, it shall deliver to the Domestic Borrower (with a copy to the Agent), the appropriate documentation setting forth the reason for such denial, and the Borrowers shall continue to make the payments required pursuant to subsection 3.5(a).

     (g) If the U.S. Internal Revenue Service or any other governmental authority of the U.S. or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

     (h) A Borrower is not required to make an increased payment to a Lender under this Section 3.5 for a Tax Deduction in respect of tax imposed by the UK from a payment of interest, if on the date on which the payment falls due:


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

          (i) the payment could have been made to the relevant Lender without a Tax Deduction if such Lender was a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or published concession of any relevant taxing authority; or

          (ii) (A) the relevant Lender is a UK Non-Bank Lender, or would have been a UK Non-Bank Lender were it not for any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or concession of any relevant taxing authority; and

                (B) the Board of the Inland Revenue has given (and not revoked) a direction under section 349C of the UK Taxes Act (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) that relates to that payment and that a Borrower has notified that UK Non-Bank Lender of the precise terms of that notice;

          (iii) the relevant Lender is a UK Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Subsection 3.5(i) below.

     (i) Without limiting each Lender's rights to under subsection 3.5(a) above, within a reasonable amount of time, each UK Treaty Lender, the Agent and each Borrower that is required to or will make a payment to which that UK Treaty Lender is entitled shall co-operate in completing and shall each complete any procedural formalities necessary for that Borrower to obtain authorization to make that payment without a Tax Deduction.

     (j) A UK Non-Bank Lender shall promptly notify the Domestic Borrower and the Agent if there is any change in the position from that set out in the UK Tax Confirmation.

     (k) If a Borrower makes a Tax Payment and the relevant Lender determines that:

          (i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

          (ii) that Lender has obtained, utilized or retained that Tax Credit,

the Lender shall pay an amount to the Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.


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

     (m) Bank One, NA represents and warrants to, and covenants with, the Borrowers that it is, as of the Effective Date (i) not a non-resident of Canada within the meaning, for all purposes, of the Income Tax Act (Canada), or (ii) it is a Schedule III Bank that will receive amounts under the Loan Documents in connection with its Canadian banking business within the meaning of the Income Tax Act (Canada) and such Lender covenants and agrees with the Borrowers and the Agent that if its status changes it will notify the Borrowers and the Agent within 3 Business Days of such change.

     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Fixed Rate Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Domestic Borrower (with a copy to the Agent), as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Domestic Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement, and in the case of obligations under Section 3.5, shall terminate upon the expiration of all statute of limitation periods applicable to the final tax year in which this Agreement is in effect.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. Effectiveness This Agreement will not become effective unless the Loan Parties have satisfied each of the following conditions in a manner satisfactory to the Agent and the Lenders, and with respect to any condition requiring delivery of any agreement, certificate, document, or instrument, the Loan Parties shall have furnished to the Agent the requested number of sufficient copies of any such agreement, certificate, document, or instrument for distribution to the Lenders.

     (a) This Agreement or counterparts hereof shall have been duly executed by each Loan Party, the Agent and the Lenders; and the Agent shall have received duly executed copies of the Loan Documents and such other documents, instruments, and agreements, including, without limitation, a new Intercompany Note, as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to the Agent.


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

     (b) Each Canadian Loan Party shall have delivered copies of its organizational documents, together with all amendments, and a certificate of good standing (or corresponding certificates) each certified by the appropriate governmental officer in its jurisdiction of organization.

     (c) Each UK Loan Party shall have delivered copies of their Memorandum and Articles of Association, Certificates of Incorporation and Certificates of Incorporation on Change of Name, each certified by a Director or the Company Secretary to be a true, complete and up to date copy.

     (d) The Canadian Loan Parties shall have delivered copies of its governing documents, each certified by its Company Secretary or Assistant Secretary to be a true, complete and up to date copy.

     (e) The Canadian Loan Parties and the UK Loan Parties shall have delivered copies, certified by their Company Secretary as being in full force and effect and not amended or rescinded, of resolutions of the board of directors of each such Loan Party in a form and substance suitable to the Agent, under which the board authorized,

          (i) such Loan Party to enter into the Loan Documents to which it is a party; and

          (ii) a specified person or persons to sign the Loan Documents to which it is a party on behalf of such Loan Party.

     (f) The Canadian Loan Parties and the UK Loan Parties shall have delivered an incumbency certificate, executed by its Company Secretary or Assistant Secretary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

     (g) The Canadian Loan Parties shall have delivered a written opinion of such Loan Parties' counsel, and counsel to the Agent shall have delivered a written opinion regarding matters of English law, in each case addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request.

     (h) Each of the Canadian Borrower and the UK Borrower shall have delivered the necessary Revolving Notes payable to the order of each Lender.

     (i) The Agent shall have received all Lien and other searches that the Agent deems necessary, the Canadian Borrower and the UK Borrower shall have delivered lien termination statements or amendments to existing lien financing statements with respect to any filings against the Collateral as may be requested by the Agent to release Liens not permitted hereunder and shall have authorized the filing of such termination statements or amendments, the Agent shall have been authorized to file any lien financing statements that the Agent deems necessary



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

to perfect its Liens in the Collateral and Liens creating a first priority security interest (subject to Permitted Liens) in the Collateral in favor of the Applicable Agent shall have been perfected.

     (j) The Borrower shall have paid all of the fees and expenses of the Agent incurred in connection with this Agreement.

     (k) The Agent shall have completed its business due diligence with respect to the Canadian Borrower and the UK Borrower and the corporate structure, capital structure, material accounts and governing documents of such Borrowers shall be acceptable to the Agent. In addition, the terms and conditions of all Indebtedness of each Loan Party (including, without limitation, the Indebtedness relating to the Indenture) shall be acceptable to the Agent.

     (l) The Loan Parties shall have delivered such other documents as the Agent or its counsel may have reasonably requested, including, without limitation, any information required by Section 326 of the USA Patriot Act or otherwise necessary for the Agent or any Lender to verify the identity of each Loan Party or required by Section 326 of the USA Patriot Act.

     (m) The Loan Parties shall, with respect to the Foreign Collateral, have delivered (i) Collateral audits, satisfactory to the Agent, and (ii) Inventory and Equipment appraisals.

     (n) The UK Borrowers and the Canadian Borrower shall have delivered evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Agent and otherwise in compliance with the terms of
Section 6.7.

     4.2. Each Credit Extension Except as otherwise expressly provided herein, the Lenders shall not be required to make any Credit Extension if on the applicable Credit Extension Date:

     (a) There exists any Default or Unmatured Default or any Default or Unmatured Default shall result from any such Credit Extension and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of such Default or Unmatured Default,

     (b) Any representation or warranty contained in Article V is untrue or incorrect as of such Credit Extension Date (except for representations and warranties that are made as of another date, in which case such representation and warranties are true and correct as of such date), and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of the fact that such representation or warranty is untrue or incorrect,

     (c) After giving effect to any Credit Extension, (i) if the applicable Credit Extension is a Domestic Advance, there is no Domestic Availability, (ii) if the applicable Credit Extension is a Canadian Advance, there is no Canadian Availability, (iii) if the applicable Credit Extension is a UK Advance, there is no UK Availability, as the case may be, or (iv) regardless of the type of Advance, there is no Availability; or

         (d) Any legal matter incident to the making of such Credit Extension shall not be satisfactory to the Agent, the Lenders and their respective counsel.

Each Borrowing Notice or request for issuance of Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.1 (and Section 4.1 of the Original Loan Agreement) have been satisfied and that none of the conditions set forth in Section 4.2 exist as of any Credit Extension Date.

         4.3. Post-Closing Conditions. Except as otherwise provided herein, the Lenders shall not be required to make any Credit Extensions if:

         (a) within one hundred fifty (150) days after the Closing Date the Domestic Borrower has not delivered, with respect to the real Property required to be subject to a Lien in favor of the Agent for the benefit of the Agent and the Domestic Lenders on the Closing Date:

                  (i) ALTA or other mortgagee's title policy;

                  (ii) an ALTA survey prepared and certified to the Agent by a surveyor acceptable to the Agent;

                  (iii) the Loan Parties shall have delivered any requested environmental review reports from firm(s) satisfactory to the Agent, which review reports shall be acceptable to the Agent. Any environmental hazards or liabilities identified in any such environmental review report shall indicate the Loan Parties' plans with respect thereto;

                  (iv) evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Agent's judgment, to create a valid and enforceable first priority Lien in favor of the Agent for the benefit of itself and the Lenders; and

                  (v) such other information, documentation, and certifications as may be reasonably required by the Agent; and

         (b) with reasonable promptness after the Effective Date, the UK Borrowers shall have delivered to the UK Correspondent Lender and the Agent a print out of the UK Loan Parties' mortgage registers from Companies House, together with copies of executed deeds of release in respect of any prior mortgages not permitted hereunder shown in such mortgage register, and forms 403a executed by a director of the Loan Party as appropriate.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Lenders as follows:

         5.1. Existence and Standing Each Loan Party is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized,

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

as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing or in full force and effect under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have or cause a Material Adverse Effect.

         5.2. Authorization and Validity Each Loan Party has the corporate, partnership or limited liability company, as the case may be, power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other proper proceedings, as the case may be, and the Loan Documents to which such Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party, (ii) any Loan Party's memorandum, articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, code of regulations, or operating or other management agreement, as the case may be, or (iii) the provisions of any material indenture (including, without limitation, the Indenture), instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien (other than a Permitted Lien) in, of or on the Property of such Loan Party pursuant to the terms of any such indenture (including, without limitation, the Indenture), instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing (other than the filing of the UK collateral documents, if necessary, at Companies House in the UK), recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Security Interest in Collateral The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Applicable Agent, for the benefit of the Applicable Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens for the benefit of the Applicable Agent and Lenders pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of

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

any certificate of title) to the extent the Agent, the Canadian Correspondent Lender or the UK Correspondent Lender has not obtained or does not maintain possession of such Collateral.

         5.5 Financial Statements.


         (a) The audited consolidated financial statements of the Domestic Borrower and its Subsidiaries for the period ending on December 31, 2002 heretofore delivered to the Domestic Lenders and each of the other financial statements now or hereafter delivered pursuant to Section 6.1(a) were prepared in accordance with GAAP (as in effect on the date such statements were prepared) and fairly present in all material respects the consolidated financial condition and operations of the Domestic Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The unaudited consolidated financial statements of the Domestic Borrower and its Subsidiaries for the Fiscal Quarter ended June 30, 2003 heretofore now or hereafter delivered by the Domestic Borrower to the Domestic Lenders and each of the other financial statements delivered pursuant to Section 6.1(b) and (c) were prepared in accordance with GAAP (as in effect on the date such statements were prepared except for the presentation of footnotes and for applicable normal year-end audit adjustments) and fairly present in all material respects the consolidated financial condition and operations of the Domestic Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         (b) The most recent Projections when delivered to the Agent and the Domestic Lenders, including Projections delivered pursuant to Section 6.1(d), represent the Domestic Borrower's good faith estimate (based on assumptions that the Domestic Borrower believed at the time to be reasonable) of the future financial performance of the Domestic Borrower and its Subsidiaries for the period(s) set forth therein.

         5.6. Material Adverse Change Since December 31, 2002, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

         5.7. Taxes The Loan Parties have filed all U.S. federal, state and local tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by any Loan Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are adequate.

         5.8. Litigation and Contingent Obligations Except as set forth on
Schedule 5.8, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their senior officers, threatened against or affecting any Loan Party or ERISA Plan which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to

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

have a Material Adverse Effect or (ii) is set forth on Schedule 5.8, no Loan Party has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.5.

         5.9. Capitalization and Subsidiaries. Schedule 5.9 sets forth (a) a correct and complete list of the name and relationship to each Loan Party of each and all of the their Subsidiaries of each Loan Party, (b) the location of the chief executive office of each Loan Party and each of their Subsidiaries and each other location where any of them have maintained their chief executive office in the past five years, (c) a true and complete listing of each class of each of Loan Party's authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 5.9, and (d) the type of entity of each Loan Party and each of their Subsidiaries. With respect to each Loan Party, Schedule 5.9 also sets forth the employer or taxpayer identification number of each Loan Party and the organizational identification number issued by the jurisdiction of organization of each Loan Party or a statement that no such number has been issued. All of the issued and outstanding Capital Stock owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

         5.10. ERISA The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $7,800,000. The aggregate withdrawal liability the Loan Parties and each member of their Controlled Group would incur if all such persons were to incur a "complete withdrawal" (within the meaning of ERISA
Section 4203) from the Multiemployer Plans as of the Borrowing Date does not exceed $4,000,000. No Loan Party or any other member of the Controlled Group has incurred, or is reasonably expected to incur, any excise tax or penalty relating to an ERISA Plan, any material liability to the PBGC or any withdrawal liability to Multiemployer Plans. Each ERISA Plan complies and has been administered in all material respects with all applicable requirements of law and regulations, no Reportable Event, prohibited transaction (as defined in ERISA Section 406 or Code Section 4975) or breach of fiduciary duty under ERISA has occurred with respect to any Plan, no Loan Party or any other member of a Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.11. Accuracy of Information. No information, exhibit or report furnished by any Loan Party to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents taken as a whole contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which such facts were presented.

         5.12. Names; Prior Transactions Except as set forth on Schedule 5.12, the Loan Parties have not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any Acquisition.

         5.13. Regulation U No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve

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

Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         5.14. Material Agreements Schedule 5.14 hereto sets forth as of the Closing Date all material agreements and contracts to which any Loan Party is a party or is bound as of the date hereof (defined as being required to be listed in the Domestic Borrower's filings with the Securities and Exchange Commission). No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any such material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

         5.15. Compliance With Laws The Loan Parties have complied with all applicable statutes, rules, regulations, orders and legally enforceable restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.16. Ownership of Properties Except as set forth on Schedule 5.16, on the date of this Agreement, the Loan Parties will have good title, free of all Liens other than those permitted by Section 6.21, to all of the Property reflected in the Loan Parties' most recent consolidated financial statements provided to the Agent as owned by the Loan Parties.

         5.17. Plan Assets; Prohibited Transactions The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The Borrower is an "operating company" as defined in 29 C.F.R 2510-101 (c).

         5.18. Environmental Matters In the ordinary course of its business, the officers of each Loan Party consider the effect of Environmental Laws on the business of such Loan Party, in the course of which they identify and evaluate potential risks and liabilities accruing to such Loan Party due to Environmental Laws. The Loan Parties have complied with all Environmental Laws in all material respects. Except as set forth on Schedule 5.18, no Loan Party has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any material remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

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

         5.19. Investment Company Act No Loan Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.20. Public Utility Holding Company Act No Loan Party is a "holding company" or a "subsidiary company" of a "holding company," or an "Affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.21. Bank Accounts EXHIBIT B to the Security Agreement contains a complete and accurate list of all bank accounts, other than petty cash accounts with a balance of less than $5,000, maintained by each Loan Party with any bank or other financial institution.

         5.22. Indebtedness The Loan Parties have no Indebtedness, except for
(a) the Obligations, and (b) any Indebtedness permitted under Section 6.16.

         5.23. Affiliate Transactions Except for immaterial matters or as set forth on Schedule 5.23, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party.

         5.24. Real Property; Leases Schedule 5.24 sets forth a correct and complete list of all real Property owned by each Loan Party, all material leases and subleases of real Property by each Loan Party as lessee or sublessee, and all material leases and subleases of real Property by each Loan Party as lessor or sublessor. For purposes of the foregoing sentence, "material" shall mean a lease or sublease related to a location where Inventory in excess of $1,000,000 is located. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each Loan Party has good and indefeasible title in fee simple to the real Property identified on Schedule
5.24 as owned by such Loan Party, or valid leasehold interests in all real Property designated therein as "leased" by such Loan Party.

         5.25. Intellectual Property Rights (a) Schedule 5.25 sets forth a correct and complete list of all registered Intellectual Property Rights of each Loan Party; (b) none of the Intellectual Property Rights listed in Schedule 5.25 is subject to any material licensing agreement or similar arrangement except as set forth in Schedule 5.25; (c) the Intellectual Property Rights described in
Schedule 5.25 constitute all of the material property of such type necessary to the current and anticipated future conduct of the Loan Parties' business; (d) to the best of each Loan Party's knowledge, no Intellectual Property Right, now employed, or now contemplated to be employed, by any Loan Party infringes in any material respect upon any rights held by any other Person; and (e) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened.

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

         5.26. Insurance Each Loan Party maintains, with financially sound and reputable insurers, insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as such Loan Party.
Schedule 5.26 lists all insurance policies of any nature maintained, by each Loan Party, as well as a summary of the terms of each such policy.

         5.27.  Solvency

         (a) Immediately after the making of each Credit Extension, and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Loan Party; (b) the present fair saleable value of the Property of each Loan Party will be greater than the amount that will be required to pay the probable liability of each Loan Party on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are presently proposed to be conducted after the date hereof.

         (b) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that they or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Domestic Borrower or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.28. Subordinated Indebtedness The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         5.29. Common Enterprise The successful operation and condition of each of the Loan Parties and the Parent is dependent on the continued successful performance of the functions of the group of the Loan Parties and the Parent as a whole and the successful operation of each of the Loan Parties and the Parent is dependent on the successful performance and operation of each other Loan Party and the Parent. Each Loan Party and the Parent expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and the Parent and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party and the Parent has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party or the Parent is within its purpose, will be of direct and indirect benefit to such Loan Party and the Parent, and is in its best interest.

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         5.30. Reportable Transaction The Domestic Borrower does not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Domestic Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

         5.31. Indenture (a) No Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) exists, nor will any such Event of Default or Default exist immediately after the granting or continuation of any Loan, under the Indenture, the Senior Subordinated Notes or any agreement executed by the Domestic Borrower in connection therewith; (b) no Loan Party or any of its Subsidiaries has incurred (as defined in the Indenture) any Designated Senior Indebtedness (as defined in the Indenture) other than the Secured Obligations; (c) no Loan Party or any of its Subsidiaries has incurred (as defined in the Indenture) either prior to or after the granting of any Loan, any Indebtedness (as defined in the Indenture) in violation of Section 4.06 (Limitation on Additional Indebtedness) of the Indenture; and (d) all of the Secured Obligations constitutes both Senior Indebtedness (as defined in the Indenture) and Designated Senior Indebtedness (as defined in the Indenture).

         5.32. Permitted Indebtedness. The Secured Obligations constitute indebtedness permitted under the terms of the Indenture and, during any Fixed Charge Condition Period, constitute Permitted Indebtedness (as defined in the Indenture).

         5.33 Specifically Designated National and Blocked Persons. No Loan Party or any of its Affiliates is a country, individual, or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.


                                   ARTICLE VI

                                    COVENANTS

         Each Loan Party executing this Agreement jointly and severally agrees as to all Loan Parties that from and after the date hereof and until the Facility Termination Date:

         6.1. Financial and Collateral Reporting. The Domestic Borrower will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered to produce financial statements that conform with GAAP, and will, through the Agent, furnish to the Lenders:

         (a) within 120 days after the close of each Fiscal Year of the Domestic Borrower and its Subsidiaries, an unqualified (as to scope and without a going concern or similar qualifier) audit report certified by independent certified public accountants acceptable to the Agent, prepared in all material respects in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be (1) prepared in accordance with GAAP or (2) certified by such accountants), including balance sheets as of the end of such Fiscal Year and a statement of profit and loss for the period then ended, and a consolidated statement of changes in shareholders' equity and a consolidated statement of cash flows, accompanied by (i) any

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management letter prepared by said accountants and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof;

         (b) within 50 days after the close of the first three quarterly periods of each Fiscal Year of the Domestic Borrower and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Quarter and consolidated and consolidating (which consolidating statements need not be prepared in accordance with GAAP) statements of profit and loss for the period then ended, and a consolidated statement of changes in shareholders' equity and a consolidated statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Quarter, all certified by its chief financial officer and prepared in all material respects in accordance with GAAP (except for consolidating statements need not be prepared in accordance with GAAP and except for exclusion of footnotes and subject to normal year-end audit adjustments);

         (c) within 30 days after the close of each Fiscal Month of the Domestic Borrower and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Month and consolidated and consolidating (which consolidating statements may not be prepared in accordance with GAAP) statements of profit and loss for the period then ended, and a consolidated statement of changes in shareholders' equity and a consolidated statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Month, all prepared in all material respects in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments) and certified by (1) its chief financial officer or (2) its controller and an executive officer;

         (d) as soon as available, but in any event not more than 30 days prior to the end of each Fiscal Year, but prior to the end of such Fiscal Year, a draft copy on a business unit basis of the plan and forecast of the Domestic Borrower and its Subsidiaries of the next Fiscal Year on an annual basis and, not more than 90 days after the end of the Fiscal Year, a final copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Domestic Borrower and its Subsidiaries for each month of the next Fiscal Year (the "Projections") in form reasonably satisfactory to the Agent;

         (e) together with each of the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit E (a "Compliance Certificate") signed by the (1) chief financial officer or (2) controller and executive officer of the Domestic Borrower showing the calculations necessary to determine compliance with this Agreement (including, without limitation, compliance with the Fixed Charge Coverage Ratio, if applicable) and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

         (f) At the Domestic Borrower's option, as soon as available, and in any event no later than 3 Business Days after the end of each calendar week, a Borrowing Base Report showing the computation of the Aggregate Borrowing Base in reasonable detail as of the close of business on the last day of the immediately preceding week, together with such other information as is

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therein required, in each case prepared by the Domestic Borrower and certified to by the Domestic Borrower's chief financial officer or controller;

         (g) as soon as available but in any event within 20 Business Days of the end of each Fiscal Month, and at such other times as may be requested by the Agent, as of the period then ended, an Aggregate Borrowing Base Certificate and supporting information, including, without limitation, a Borrowing Base Certificate from each Loan Party, in connection therewith;

         (h) as soon as available but in any event within 20 days (30 days with respect to subpart (iv) below) of the end of each Fiscal Month and at such other times as may be requested by the Agent, as of the period then ended:

                  (i) a detailed accounts receivable aging for each Loan Party
         (1) specifying the name and balance due for each Account Debtor and (2) reconciled to the Aggregate Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Agent;

                  (ii) a schedule detailing each Loan Party's Inventory, in form satisfactory to the Agent, (1) by location (including any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), product type, volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Agent has previously indicated to such Loan Party are deemed by the Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by such Loan Party since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by such Loan Party and complaints and claims made against such Loan Party), and (3) reconciled to such Loan Party's Borrowing Base Certificate delivered as of such date;

                  (iii) a worksheet of calculations prepared by the Domestic Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; and

                  (iv) a reconciliation of the applicable Loan Parties' Accounts and Inventory between the amounts shown in such Loan Parties' books and financial statements and the reports delivered pursuant to clauses (i) and (ii) above;

         (i) as soon as available but in any event within 20 days of the end of each Fiscal Month and at such other times as may be requested by the Agent, as of the month then ended, a schedule and aging or listing of the Loan Parties' accounts payable;

         (j)      promptly upon the Agent's request:

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                  (i) copies of invoices in connection with the invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto; and

                  (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party.

         (k) as soon as possible and in any event within two-hundred and seventy days after the close of the Fiscal Year of the Domestic Borrower, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

         (l) as soon as possible and in any event within 10 days after any Loan Party knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Loan Party, describing said Reportable Event and the action which such Loan Party proposes to take with respect thereto;

         (m) as soon as possible and in any event within 10 days after receipt by any Loan Party, a copy of (i) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the any Loan Party;

         (n) within 30 days after the first date on which the Availability is less than $25,000,000 and, as the Agent may request, no more than once during any twelve-month period thereafter, so long as the Availability remains less than $25,000,000, an updated Customer List, certified as true and correct by an Authorized Officer of each Loan Party;

         (o) concurrently with the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished;

         (p) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party files with the Securities and Exchange Commission; and

         (q) such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

In addition, not later than 20 days after the end of each Fiscal Month, the Domestic Borrower shall cause each Loan Party to submit a Borrowing Base Certificate to the Domestic Borrower with respect to its borrowing base for the immediately preceding month, and the Domestic Borrower shall retain such Borrowing Base Certificate and deliver same to the Agent upon the Agent's request therefor.

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         6.2. Use of Proceeds.


         (a) The Domestic Borrower will use the proceeds of the Credit Extensions for general corporate purposes (not otherwise prohibited by this Agreement).

         (b) The Domestic Borrower will not, nor will it permit any Loan Party to, use any of the proceeds of the Credit Extensions to (i) purchase or carry any Margin Stock in violation of Regulation U, (ii) repay or refinance any Indebtedness of any Person incurred to buy or carry any Margin Stock, or (iii) acquire any security in any transaction that is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934 (and the regulations promulgated thereunder).

         (c) The Domestic Borrower will not, nor will it permit any Loan Party to, use any of the proceeds of Credit Extensions in any manner not permitted under the Indenture or in any manner that would otherwise cause a default under or a breach of the Indenture.

          6.3 Notices. Each Loan Party, through the Domestic Borrower, will give prompt notice in writing to the Agent of:

         (a) the occurrence of any Default or Unmatured Default;

         (b) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

         (c) the assertion by the holder of any Indebtedness of any Loan Party in excess of $5,000,000 that any default exists with respect thereto or that any Loan Party is not in compliance therewith;

         (d) receipt of any written notice that any Loan Party is subject to any investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law that would reasonably be expected to have a Material Adverse Effect or of imposition of any Lien against any Property of any Loan Party for any material liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

         (e) receipt of any notice of litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Multiemployer Plan or ERISA Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws; or (vi) involves any product recall to the extent that such product recall would have a Material Adverse Effect;

         (f) any Lien (other than Permitted Liens) or claim made or asserted against any material portion of the Collateral;

         (g) unless otherwise permitted hereunder, its decision to change, (i) such Loan Party's name or type of entity, (ii) such Loan Party's articles or certificate of incorporation,

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partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, and (iii) the location where any Collateral is held or maintained; provided that in no event shall the Agent receive notice of such change less than thirty days prior thereto;

         (h) commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $250,000;

         (i) the opening of any new deposit account by any Loan Party with any bank or other financial institution other than Agent;

         (j) any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance;

         (k) any and all payment or other material default notices received under or with respect to any leased location or public warehouse where Collateral with a value in excess of $1,000,000 is located (which shall be delivered within two Business Days after receipt thereof);

         (l) all material amendments to real estate leases where Collateral in excess of $1,000,000 is located, together with a copy of such amendment;

         (m) the fact that such Loan Party has entered into a Rate Management Transaction or an amendment to a Rate Management Transaction, other than, each case, any Rate Management Transaction with the Agent, together with copies of all agreements evidencing such Rate Management Transactions or amendments thereto (which shall be delivered within two Business Days);

         (n) any notice provided to the trustee or the Senior Subordinated Noteholders under the Indenture or the Senior Subordinated Notes, such notice to be contemporaneously delivered by the Domestic Borrower to the Agent and the Domestic Lenders; and

         (o) any other matter as the Agent may reasonably request.

         6.4. Conduct of Business.  Each Loan Party will:

         (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted;

         (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

         (c) keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made as necessary to permit preparation

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of the Domestic Borrower's consolidated financial statements in accordance in all material respects with GAAP and on a basis consistent with the Financial Statements delivered to the Agent pursuant to Section 4.1(l);

         (d) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with the Loan Parties' practices; and

         (e) transact business only in such corporate and trade names as are set forth in Schedule 5.12.

         6.5. Taxes. Each Loan Party will timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, Property or Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided for in accordance with GAAP on the Domestic Borrower's consolidated financial statements.

         6.6. Payment of Indebtedness and Other Liabilities Each Loan Party will pay or discharge when due all Indebtedness permitted by Section 6.16 owed by such Loan Party and all other liabilities and obligations due to materialmen, mechanics, carriers, warehousemen, and landlords, except that the Loan Parties may in good faith contest, by appropriate proceedings diligently pursued, any such obligations; provided that, (a) adequate reserves have been set aside for such liabilities in accordance with GAAP, (b) such liabilities would not result in aggregate liabilities in excess of $5,000,000, (c) no Lien shall be imposed to secure payment of such liabilities that is superior to the Applicable Agent's Liens securing the Secured Obligations, (d) no material portion of the Collateral becomes subject to forfeiture or loss as a result of the contest and
(e) such Loan Party shall promptly pay or discharge such contested liabilities, if any, and shall deliver to the Agent evidence reasonably acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this proviso are no longer met.

         6.7. Insurance

         (a) Each Loan Party shall at all times maintain, with financially sound and reputable carriers, insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and if available and appropriate other criminal activities; (iii) business interruption; (iv) general liability and (v) and such other hazards, as is customary in the business of such Loan Party. All such insurance shall be in amounts, cover such assets and be under policies customary with the Loan Parties' business and acceptable to the Agent in its Permitted Discretion. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "SPECIAL FLOOD HAZARD Area," the applicable Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by such Loan Party within a "SPECIAL FLOOD HAZARD AREA"). The amount of all insurance required by this Section shall at a

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minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the applicable Loan Party. If any Loan Party fails to obtain any insurance as required by this Section, the Agent at the direction of the Required Lenders may obtain such insurance at the Domestic Borrower's expense. By doing so, the Agent shall not be deemed to have waived any Default or Unmatured Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. No Loan Party will use or permit any Property to be used in material violation of applicable law or in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under Section 6.7(a) shall name the Agent (for the benefit of the Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance satisfactory to the Agent, which provide that:

                  (i) all proceeds thereunder with respect to any Collateral shall be payable to the Agent;

                  (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy; and

                  (iii) such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Agent.


         (c) Notwithstanding the foregoing, any property insurance or condemnation proceeds received by the Loan Parties (other than any such proceeds relating to assets located in Canada or the UK that do not cover Inventory or Accounts) shall be immediately forwarded to the Agent and the Agent may, at its option, apply any such proceeds to the reduction of the Obligations in accordance with Section 2.15, provided that (i) in the case of such proceeds pertaining to a Domestic Loan Party, such proceeds shall be applied to the Obligations owing by the Domestic Borrower, (ii) in the case of such proceeds pertaining to a Canadian Loan Party such proceeds shall be applied to the Obligations of the Canadian Borrower, and (iii) in the case of such proceeds pertaining to a UK Loan Party, such proceeds shall be applied to the Obligations of the UK Borrowers. The Agent may permit or require any Loan Party to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $3,000,000 for any single event, the Agent shall permit such Loan Party to replace, restore, repair or rebuild the property; provided that, if such Loan Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, the Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.15. All insurance proceeds made available to any Loan Party to replace, repair, restore or rebuild the Collateral shall be deposited in a cash collateral account maintained with the Agent. Thereafter, such funds shall be made available to the applicable Loan Party to provide funds to replace, repair, restore or rebuild the Collateral as follows:

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

                  (i) the Domestic Borrower shall request a release from the cash collateral account be made to the applicable Loan Party in the amount requested to be released; and

                  (ii) so long as the conditions set forth in Section 4.2 have been met, the Agent shall release funds from the cash collateral account.

         6.8. Compliance with Laws Except where the failure to comply would have a Material Adverse Effect, each Loan Party will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.9. Inspection Each Loan Party will permit the Agent by its employees, representatives and agents, from time to time upon two Business Days' prior notice as frequently as the Agent reasonably determines to be appropriate, to
(a) inspect any of the Property, the Collateral, and the books and financial records of such Loan Party, (b) examine, audit and make extracts or copies of the books of accounts and other financial records of such Loan Party, (c) have access to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of such Loan Party and (d) review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Loan Party. If a Default has occurred and is continuing, each Loan Party shall provide such access to the Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Default has occurred and is continuing, each Loan Party shall provide the Agent and each Lender with access to its suppliers. Each Loan Party shall promptly make available to the Agent and its counsel originals or copies of all books and records that the Agent may reasonably request. The Loan Parties acknowledge that from time to time the Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Loan Parties' assets for internal use by the Agent and the Lenders from information furnished to the Agent by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement.

         6.10. Appraisals Once every Fiscal Year for Inventory and once every three Fiscal Years for Equipment and real Property, and, at any time during the existence of an Unmatured Default or a Default, at the request of the Agent, the Loan Parties shall, at their sole expense, provide the Agent with appraisals or updates thereof of their Inventory, Equipment and real Property from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders.

         6.11. Communications with Accountants Each Loan Party executing this Agreement authorizes (a) the Agent, and (b) so long as a Default has occurred and is continuing, each Lender, to communicate, upon advance notice to the Domestic Borrower, directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to the Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party.

         6.12. Collateral Access Agreements and Real Estate Purchases Each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of

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each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent. After the Closing Date, no real Property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of the Agent (which consent, in the Agent's discretion, may be conditioned upon the exclusion from the Domestic Borrowing Base of 3 months rent at that location in accordance with subpart (h) of the definition of Eligible Inventory) or, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location. Each Loan Party shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in real Property after the Closing Date, it shall (a) if proceeds of the Loans were not used to purchase such real Property, provide to the Agent in escrow a mortgage or deed of trust granting the Agent a first priority Lien on such real Property, or (b) if proceeds of the Loans were used to purchase such real Property, provide to the Agent a mortgage or deed of trust granting the Agent a first priority Lien on such real Property, together with an environmental audit, mortgage title insurance commitment, real property survey, local counsel opinion, and, if required by the Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Agent, in each case, in form and substance reasonably satisfactory to the Agent.

         6.13. Deposit Account Control Agreements The Loan Parties will provide to the Agent a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the Security Agreement; provided that the Agent may, in its Permitted Discretion, defer delivery of any such Deposit Account Control Agreement, establish a Reserve with respect to any deposit account for which the Agent has not received such Deposit Account Control Agreement, or require the Loan Party to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement.

         6.14. Additional Collateral; Further Assurances.

         (a) Subject to applicable law, each Loan Party shall, unless the Required Lenders otherwise consent, except as otherwise permitted hereunder (i) cause each Subsidiary of the Domestic Borrower (excluding any Foreign Subsidiary) to become or remain a Loan Party and a Guarantor and (ii) cause each Subsidiary of the Domestic Borrower (excluding any Foreign Subsidiary) formed or acquired after the Closing Date in accordance with the terms of this Agreement to (1) become a party to this Agreement by executing the Joinder Agreement set forth as Exhibit F hereto (the "Joinder Agreement"), and (2) guarantee payment and performance of the Guaranteed Obligations pursuant to the Guaranty and enter into a Security Agreement granting to the Agent, for the benefit of the Domestic Lenders, a first priority security interest in all of its personal property. Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, each such Person shall automatically become a

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Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

         (b) Upon the request of the Agent, (i) each Domestic Loan Party shall grant Liens to the Agent in respect of the Obligations, each Canadian Loan Party shall grant Liens to the Canadian Correspondent Lender in respect of the Canadian Obligations and the UK Obligations, and each UK Loan Party shall grant Liens to the UK Correspondent Lender in respect of the UK Obligations and Canadian Obligations, in each case for the benefit of the Applicable Agent, and the applicable Lenders, pursuant to such documents as the Applicable Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Applicable Agent may request to perfect the Liens of the Agent in any Property of such Loan Party which constitutes Collateral, and (ii) in connection with the foregoing requirements, deliver to the Agent all items of the type required by Section 4.1 (as applicable). Notwithstanding the foregoing, the Loan Parties shall not be required to grant mortgages for the benefit of the Applicable Agent and the Domestic Lenders on their real Property (other than those granted on the Closing Date) so long as the Availability exceeds $25,000,000. If, at any time, the Availability falls below $25,000,000, the Agent, in the Agent's sole and absolute discretion, shall have the right to require perfected, first priority mortgage liens on the Domestic Borrower's real Property located in the United States at the Domestic Borrower's sole cost and expense. Upon the occurrence of a Default, the Agent, in the Agent's sole and absolute discretion, shall have the right to require perfected, first priority liens on the real Property of the Canadian Borrower and the UK Borrower at such Borrower's sole cost or expense.

         (c) The Parent will cause 100% of the issued and outstanding Capital Stock of the Domestic Borrower to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request. Upon the occurrence and at all times during the existence of a Default under this Agreement, the Domestic Borrower shall, upon the request of Agent, in its sole and absolute discretion, cause (i) 100% of the issued and outstanding Capital Stock of each of its Domestic Subsidiaries and (ii) 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each first-tier Foreign Subsidiary directly owned by the Domestic Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents.

         (d) Without limiting the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent and the Required

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Lenders may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         6.15. Dividends.

         (a) No Loan Party will declare or pay any dividends or make any distributions on its Capital Stock (other than dividends or distributions permitted under the Indenture and those payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that, if no Default or Unmatured Default has occurred or is continuing or would result after giving effect to such payment,
(i) any Subsidiary may declare and pay dividends or make distributions to a Loan Party or to a Wholly-Owned Subsidiary and (ii) the Domestic Borrower may declare and pay or make distributions to the Parent in an aggregate amount not to exceed $750,000 in any Fiscal Year.

         (b) No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary to a Borrower.

         6.16. Indebtedness. The Domestic Borrower will not, nor will it permit any Loan Party to, create, incur or suffer to exist any Indebtedness, except:

         (a) the Obligations;

         (b) Indebtedness existing on the date hereof and described in Schedule 6.16;


         (c) purchase money Indebtedness or Capitalized Lease Obligations or Indebtedness incurred in connection with the purchase of any Equipment; provided that, the amount of such purchase money Indebtedness and Capitalized Lease Obligations shall be limited to an amount not in excess of the purchase price of such Equipment and the aggregate of all such purchase money Indebtedness and Capitalized Lease Obligations incurred in any Fiscal Year shall not exceed $5,000,000; provided however, that during any Fixed Charge Condition Period, such Indebtedness shall constitute Permitted Indebtedness as defined under the Indenture;

         (d) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b) and (c) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional Property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, renewed, (v) the terms of any such extension, refinancing, or renewal are not materially less favorable to the obligor thereunder than the original terms of such Indebtedness, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension

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Indebtedness must include subordination terms and conditions that are at least as favorable to the Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

         (e) Indebtedness owing by any Loan Party to any other Loan Party with respect to intercompany loans, provided further, that:

                  (i) the applicable Loan Parties shall have executed and delivered to such Loan Party, on the Effective Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by any Loan Party to any other Loan Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Agent and shall be pledged and delivered to the Agent pursuant to the Security Agreement as additional collateral security for the Secured Obligations;

                  (ii) the Loan Parties shall record all intercompany transactions on their books and records in a manner reasonably satisfactory to the Agent;

                  (iii) the obligations of the Loan Parties under any such Intercompany Notes shall be subordinated to the Obligations of the Loan Parties hereunder in a manner reasonably satisfactory to the Agent;

                  (iv) at the time any such intercompany loan or advance is made by a Loan Party and after giving effect thereto, such Loan Party shall be Solvent;

                  (v) no Default or Unmatured Default would occur and be continuing after giving effect to any such proposed intercompany loan;

                  (vi) each intercompany loan from a Borrower shall be to a Borrowing Loan Party that is wholly owned by a Borrower or any wholly owned Subsidiary of a Borrower, and shall be in accordance with the provisions of Section 17.4 hereof; and

                  (vii) all such Indebtedness under Intercompany Notes shall otherwise constitute Permitted Indebtedness (as defined in the Indenture).

         (f) Contingent Obligations (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) consisting of the Reimbursement Obligations and (iii) consisting of the Guaranty and guarantees of Indebtedness incurred for the benefit of any other Loan Party if the primary obligation is expressly permitted elsewhere in this Section 6.16;

         (g) Indebtedness arising under Rate Management Transactions related to the Loans having a Net Mark-to-Market Exposure not exceeding $2,000,000;

         (h) the Subordinated Indebtedness of the Domestic Borrower incurred under the Senior Subordinated Notes in an aggregate original principal amount not to exceed

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$199,930,000, provided that such Subordinated Indebtedness may not be renewed, extended or increased;

         (i) other unsecured Indebtedness in an amount, for the Domestic Borrower and all of its Subsidiaries, not in excess of $1,000,000; and

         (j)      Indebtedness arising under the UK Overdraft Facility.

         6.17. Capital Structure Except as otherwise permitted herein, no Loan Party shall make any change in its capital structure. If all or any part of a Loan Party's Capital Stock has been pledged to the Agent, that Loan Party shall not issue additional Capital Stock.

         6.18. Merger. No Loan Party will merge or consolidate with or into any other Person, except that (a) any Subsidiary of the Domestic Borrower may merge into a Wholly-Owned Subsidiary of the Domestic Borrower (or the Domestic Borrower so long as the Indenture is no longer in effect) and (b) any Loan Party (other than the Domestic Borrower) may merge with any other Loan Party.

         6.19. Sale of Assets No Loan Party will lease, sell or otherwise dispose of its Property (including any Capital Stock owned by it) to any other Person (other than another Loan Party), except:

         (a) sales of Inventory in the ordinary course of business;

         (b) the sale or other disposition of Equipment that is obsolete or no longer useful in such Loan Party's business; and

         (c) for (1) the sale of assets classified on the Domestic Borrower's consolidated balance sheet on the Closing Date as "Held for Sale," and (2) the sale or disposition of other assets having a book value not exceeding $25,000,000 in the aggregate during the term of this Agreement.

The proceeds of any sale or disposition permitted pursuant to this Section shall be delivered to the Agent if required by Section 2.15 and applied to the Obligations as set forth therein.

         6.20. Investments and Acquisitions No Loan Party will (a) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor,
(b) create any Subsidiary except as permitted herein, (c) become or remain a partner in any partnership or joint venture, or (d) make any Acquisition, except:

                  (i) Cash Equivalent Investments, subject to control agreements in favor of the Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Agent for the benefit of the Lenders;

                  (ii)     existing Investments in Subsidiaries;



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                  (iii) other Investments in existence on the Closing Date and described in Schedule 6.20;


                  (iv) Investments consisting of loans or advances made to employees of such Loan Party on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $10,000 to any employee and up to a maximum of $25,000 in the aggregate at any one time outstanding;

                  (v) subject to Sections 4.2(a) and 4.4 of the Security Agreement, Investments comprised of notes payable, or stock or other securities issued by Account Debtors to such Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

                  (vi) additional Investments in Subsidiaries which are Loan Parties;

                  (vii) other Investments in Subsidiaries of a Loan Party not to exceed $7,000,000 in the aggregate during the term of this Agreement;

                  (viii) other Investments not to exceed $3,000,000 in the aggregate during the term of this Agreement; and

                  (ix) subject to Section 2.24 hereof, Acquisitions not to exceed $1,000,000 each and an aggregate amount not to exceed $5,000,000 during any four (4) consecutive Fiscal Quarters, unless the Domestic Borrower receives prior written consent from the Agent.

         6.21. Liens.


         (a) No Loan Party will create, incur, or suffer to exist any Lien in, of, or on the Property of such Loan Party, except the following (collectively, "PERMITTED LIENS"):

                  (i) Liens for taxes, fees, assessments, or other governmental charges or levies on the Property of such Loan Party if such Liens (a) shall not at the time be delinquent or (b) do not secure obligations in excess of $250,000, are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been provided on the books of such Loan Party, and a stay of enforcement of such Lien is in effect;

                  (ii) Liens imposed by law, such as carrier's, warehousemen's, and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves shall have been provided on such Loan Party's books;

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

                  (iii) statutory Liens in favor of landlords of real Property leased by such Loan Party; provided that such Loan Party is current with respect to payment of all rent and other material amounts due to such landlord under any lease of such real Property;

                  (iv) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than material liens arising under ERISA or Environmental Laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

                  (v) utility easements, building restrictions, and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of such real Property or materially and adversely interfere with the use thereof in the business of such Loan Party;

                  (vi) the equivalent of the types of Liens discussed in clauses
         (i) through (v) above, inclusive, in any foreign jurisdiction in which any Loan Party conducts business;

                  (vii) Liens existing on the Closing Date and described in
         Schedule 6.21;


                  (viii) Liens resulting from any extension, refinancing, or renewal of the related Indebtedness as permitted pursuant to Section 6.16(d); provided that, the Liens evidenced thereby are not increased to cover any additional Property not originally covered thereby;

                  (ix) Liens securing purchase money Indebtedness of such Loan Party permitted pursuant to Section 6.16(c); provided that, such Liens attach only to the Property which was purchased with the proceeds of such purchase money Indebtedness;

                  (x)      Liens granted pursuant to any Loan Document; and

                  (xi) Liens in favor of HSBC Bank plc or its affiliates until released in accordance with Section 4.3.


         (b) Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.21, other than (x) of the type described in clause (i) above, may at any time attach to any Accounts of any Loan Party and (y) of the type described in clauses (i) through (iii) above, may at any time attach to any Inventory of any Loan Party.

         (c) Other than as provided in the Loan Documents or in connection with the creation or incurrence of any Indebtedness under Section 6.16(c), no Loan Party will enter into or become subject to any negative pledge or other restriction on the right of such Loan Party to grant Liens to the Agent and the Lenders on any of its Property; provided that, any such negative pledge or

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other restriction entered into in connection with the creation of Indebtedness under Section 6.16(c) shall be limited to the Property securing such purchase money Indebtedness.

         6.22. Change of Name or Location; Change of Fiscal Year. Except as permitted hereunder, no Loan Party shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, without at least thirty days prior written notice to the Agent and the Agent shall have either (1) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral, or (2) after the Agent's written acknowledgment that any reasonable action requested by the Agent in connection therewith, including to continue the perfection of any Liens in favor of the Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and, provided that any new location shall be in the continental U.S. No Loan Party shall change its Fiscal Year.

         6.23. Affiliate Transactions. Except as permitted hereunder, no Loan Party will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer (including, without limitation, any payment or transfer with respect to any fees or expenses for management services) to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arms-length transaction.

         6.24. Amendments to Agreements. Except as permitted hereunder, the Borrower will not, and will not permit any of its Subsidiaries to, amend or terminate their organizational documents or governing documents in a manner that would be adverse to the Lenders.

         6.25. Prepayment of Indebtedness; Subordinated Indebtedness.

         (a) No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.19; (iii) Indebtedness permitted by Section 6.16(d) upon any refinancing thereof in accordance therewith; and (iv) Indebtedness permitted by Section 6.16(e).

         (b) No Loan Party shall make any amendment or modification to the Indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness; provided that, the Domestic Borrower may make scheduled payments of interest with respect to Subordinated Indebtedness as long as no

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Default or Unmatured Default has occurred and is continuing or would result after giving effect to such payment.

         6.26 Letters of Credit. No Loan Party will apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

         6.27. Financial Contracts. No Loan Party shall enter into or remain liable upon any Financial Contract, except for Rate Management Transactions permitted by Section 6.16.


         6.28. Capital Expenditures. No Loan Party shall expend, or be committed to expend, in the aggregate for the Loan Parties in excess of (a) $16,000,000 during Fiscal Year 2003, (b) $18,000,000 during Fiscal Year 2004, (c) $20,000,000 during Fiscal Year 2005, and (d) $22,000,000 during Fiscal Years 2006 and 2007, for unfunded Capital Expenditures for the Loan Parties.

         6.29. Debt Service Coverage Ratio. The Domestic Borrower will not permit the Debt Service Coverage Ratio, determined as of the end of each Fiscal Quarter for the then most-recently ended four Fiscal Quarters, to be less than
(a) 1.10 to 1.00 for any period of two consecutive Fiscal Quarters, or (b) 1.00 to 1.00.

         6.30. Depository Banks (a) Each Domestic Loan Party shall maintain the Agent as such Domestic Loan Party's principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, (b) Each Canadian Loan Party shall, within a reasonable amount of time, transfer its deposit accounts (including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, but excluding petty cash accounts maintained in the ordinary course of business) to the Canadian Correspondent Lender and then maintain such deposits accounts with such Lender.

         6.31. Sale of Accounts. The Domestic Borrower will not, and will not it permit any of its Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

         6.32. Off-Balance Sheet Liabilities; Sale and Leaseback Transactions. The Loan Parties shall not have any Off-Balance Sheet Liabilities or engage in any Sale and Leaseback Transactions.

         6.33. Subordination of Intercompany Notes.


         (a) All Indebtedness evidenced by an Intercompany Note, together with all accrued interest thereon, and any other indebtedness for borrowed money now owing or which hereafter may become owing by or from a Loan Party to any other Loan Party, howsoever such indebtedness may be hereafter created, extended, renewed or evidenced, together with all accrued interest thereon and any and all other obligations and liabilities of any kind owing by or from a Loan Party to any other Loan Party shall at all times and in all respects be subordinate and junior in right of payment to any and all obligations, liabilities and indebtedness of any kind

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

of the Loan Parties to the Lenders, and their respective successors and assigns, including, without limitation, the Obligations, Guaranteed Obligations and any extensions, renewals, modifications, and amendments thereof and all accrued interest thereon and any Fees owing by the Loan Parties to the Lenders.

         (b) Unless and until (i) all of the Guaranteed Obligations shall have been fully and finally paid and satisfied and (ii) all financing arrangements, including, but not limited to this Agreement, between the Domestic Borrower, the other Loan Parties and the Lenders have been terminated, no Loan Party shall:
(A) enforce or exercise any right of demand or setoff or commence any legal or other action against any other Loan Party to collect upon any Intercompany Note;
(B) take or accept any collateral or security with respect to the obligations evidenced by any Intercompany Note without the prior written consent of the Agent; (C) commence foreclosure or any other similar type of proceedings or exercise any similar remedies in respect of any collateral for the obligations evidenced by any Intercompany Note; (D) enforce any judgment that it might obtain with respect to the obligations evidenced by the Intercompany Notes without obtaining the prior written consent of the Agent; or (E) commence or join with any other creditor or creditors of the Loan Parties in commencing any bankruptcy, reorganization or insolvency proceedings against such Loan Party. All rights, liens and security interests of each Loan Party in any assets of any other Loan Party and/or any other person securing the obligations evidenced by any Intercompany Note, whether now or hereafter arising and howsoever existing, shall be and hereby are subordinated to the rights and interests of the Agent under this Agreement and in those assets. The Loan Parties shall have no right to possession of any such assets or to foreclose or execute upon any such assets, whether by judicial action or otherwise. The Loan Parties represent and warrant that all Intercompany Notes are and will remain unsecured.

         6.34. Post-Closing Mortgages. Within one hundred fifty (150) days after the Closing Date, the Domestic Borrower shall deliver, with respect to each parcel of real Property located in the United States that is not required to be subject to a Lien in favor of the Agent on the Closing Date, a Mortgage on such real Property, in form and substance reasonably satisfactory to the Agent, to be held by the Agent until such time as the Agent is permitted to file and perfect such Mortgage in accordance with the provisions of Section 6.14.


                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a "DEFAULT" hereunder:

              (a) nonpayment, when due (whether upon demand or otherwise), of any principal, interest, fee, Reimbursement Obligation or any other obligation owing under any of the Loan Documents;

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

              (b) any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with any of the foregoing shall be materially false on the date as of which made;

              (c) the breach by any Loan Party of any of the terms or provisions of Sections 2.24, 6.2, 6.5, 6.7, 6.9, 6.10, 6.13 through 6.34, or 17.4;


              (d) the breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied (i) in the case of
Section 6.1, within 5 days of such breach, and (ii) in all other cases, within 30 days of such breach;

              (e) (i) failure of any Loan Party or Parent to pay when due any Indebtedness in an aggregate amount equal to $5,000,000, (ii) a default, breach or other event occurs under any term, provision or condition contained in any Material Indebtedness Agreement of any Loan Party or Parent, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity; any Indebtedness in an aggregate amount equal to $3,000,000 of any Loan Party or Parent shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Loan Party or Parent shall not pay, or (iii) admit in writing its inability to pay, its debts generally as they become due.

              (f) (i) Loan Parties (other than the UK Borrower) and Parent: any Loan Party or Parent shall (A) have an order for relief entered with respect to it under the Bankruptcy Code as now or hereafter in effect, (B) make an assignment for the benefit of creditors, (C) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of Property,
(D) institute any proceeding seeking an order for relief under the Bankruptcy Code as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (E) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this subsection (f) or (F) fail to contest in good faith any appointment or proceeding described in subsection (g) below;

              (ii) UK Borrower: the UK Loan Parties shall (A) take any corporate action for or other formal steps are taken or legal or other proceedings started or a petition or application is presented for its winding up administration dissolution or reorganization (other than for the purposes of a bona fide solvent scheme of reconstruction previously approved in writing by the Agent and the Required Lenders, or, in respect of a petition or other proceedings for its winding up only, where such action is taken on grounds which the UK Loan Parties shall reasonably demonstrate to the Agent and the Required Lenders to be vexatious or unwarranted and such petition is withdrawn or dismissed or such proceedings are withdrawn or stayed within 14 days

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

and prior to their advertisement) or for the appointment of a provisional liquidator, receiver, administrator, trustee or similar officer of all or any material part of its assets, (B) be or become or admits in writing its inability to pay its debts as they fall due as that expression is defined in Section 123 of the Insolvency Act 1986, (3) cease or threaten to cease to carry on all or any substantial part of its business, (4) have a moratorium in respect of all or any of the debts of the UK Loan Parties or a composition or arrangement readjustment or rescheduling with all or any class of creditors of the UK Loan Parties proposed, agreed, applied for, ordered or declared, (5) have a receiver or administrative receiver appointed in respect of the any UK Loan Party or in respect of all or any material part of their assets or if the security created by any Lien created by any UK Loan Party over all or any material part of their undertakings, assets, rights or remedies become enforceable or any step has been taken to enforce such Lien, or (D) any distress execution attachment or other process is carried out or otherwise affects any assets of any UK Loan Party and is not discharged within 60 days.

              (g) a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or Parent or any Substantial Portion of Property, or a proceeding described in subsection (f)(iv) of Article VII shall be instituted against any Loan Party or Parent and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty consecutive days;

              (h) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of any Loan Party so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion;

              (i) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

              (j) any Loan Party shall fail within thirty days when due to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

              (k) any Change in Control shall occur;

              (l) the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $7,800,000 or any Reportable Event shall occur in connection with any Plan;

              (m) a Loan Party or any other member of a Controlled Group has incurred or shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan;

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

              (n) a Loan Party or any other member of a Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of a Loan Party and the other members of a Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000;

              (o) the occurrence of any "default," as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

              (p) the Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the material terms or provisions of the Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect;

              (q) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document;

              (r) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

              (s) (i) any Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) shall exist under the Indenture, the Senior Subordinated Notes or any agreement executed by the Domestic Borrower in connection therewith, (ii) without the prior written consent of the Agent and the Required Lenders, the Indenture or the Senior Subordinated Notes shall be amended or modified in any respect or replaced, or (iii) the Senior Subordinated Notes shall be accelerated for any reason;

              (t) nonpayment by the Domestic Borrower or any of its Subsidiaries of any Rate Management Obligation when due or the breach by the Domestic Borrower or any of its Subsidiaries of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "RATE MANAGEMENT TRANSACTIONS," whether or not any Lender or Affiliate of a Lender is a party thereto or the occurrence or

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existence of any default, event of default or other similar condition or event
(however described) with respect to Rate Management Transactions;

              (u) there is filed against any Loan Party any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

              (v) if any Loan Party shall incur or permit to exist any Designated Senior Indebtedness (as defined in the Indenture) other than the Secured Obligations; or

              (w) the Parent shall guaranty the indebtedness of any Person other than a Loan Party.


                                  ARTICLE VIII

                        REMEDIES; WAIVERS AND AMENDMENTS

         8.1. Remedies

         (a) If any Default occurs, the Agent (i) may in its discretion (and at the written request of the Required Lenders, shall) (A) reduce the Aggregate Commitment, (B) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, (C) upon notice to the Domestic Borrower, and in addition to the continuing right to demand payment of all amounts payable under this Agreement, the Agent may either (1) make demand on the Borrower to pay, and the Borrower shall, forthwith upon such demand and without any further notice or act, pay to the Agent an amount, in immediately available funds (which funds shall be held in the Facility LC Collateral Account), equal to 105% of the Collateral Shortfall Amount or (2) deliver a Supporting Letter of Credit as required by Section 2.1.2(l), whichever the Agent may specify in its sole discretion, (D) increase the rate of interest applicable to the Loans and the LC Fees as set forth in this Agreement and (E) exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC, and (ii) shall, at the written request of the Required Lenders, declare all or any portion of the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         (b) If any Default described in subsections (f) or (g) of Article VII occurs with respect to any Loan Party, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and all Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Loan Parties will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

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         (c) If, within thirty days after acceleration of the maturity of the
Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in subsections (f) or (g) of Article VII with respect to the Domestic Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Domestic Borrower, rescind and annul such acceleration and/or termination.

         (d) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Domestic Borrower to pay, and the Domestic Borrower shall, forthwith upon such demand and without any further notice or act, pay to the Agent an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account. The Domestic Borrower hereby pledges, assigns, and grants to the Agent, on behalf of and for the benefit of the Agent, the Lenders, and the LC Issuer, a security interest in all of the Domestic Borrower's right, title, and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.

         (e) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

         (f) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in a Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Accounts shall be returned by the Applicable Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         8.2. Waivers by Loan Parties. Except as otherwise provided for in this Agreement or by applicable law, each Loan Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard, (b) all rights to notice and a hearing prior to the Agent's taking possession or control of, or to the Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

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         8.3.     Amendments.

         (a) Subject to the provisions of this Section 8.3, no amendment, waiver or modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) Notwithstanding subsection (a) above, no such amendment, waiver or other modification with respect to this Agreement shall, without the consent of all of the Lenders:

                  (i) extend the final maturity of any Loan to a date after the Facility Termination Date;

                  (ii) postpone any regularly scheduled payment of principal of any Loan or reduce or forgive all or any portion of the principal amount of any Loan or any Reimbursement Obligation;

                  (iii) reduce the rate or extend the time of payment of interest or fees payable to the Lenders pursuant to any Loan Document;

                  (iv) reduce the percentage or number of Lenders specified in the definition of Required Lenders;

                  (v) extend the Facility Termination Date;

                  (vi) increase the amount of the Aggregate Commitment hereunder;

                  (vii) increase the advance rates set forth in the definition of Borrowing Base above the initial levels;

                  (viii) permit any Loan Party to assign its rights under this Agreement;

                  (ix) amend this Section 8.3;

                  (x) release any guarantor of any Credit Extension, except as otherwise permitted herein or in the other Loan Documents; or

                  (xi) except as provided in Section 10.16 or any Collateral Document, release all or substantially all of the Collateral.

         (c) No amendment of any provision of this Agreement relating to the Agent or to the Non-Ratable Loans, the Overadvances or the Protective Advances shall be effective without the written consent of the Agent. No amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may (i) amend the

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Commitment Schedule to reflect assignments entered into pursuant to Section
12.3, and (ii) waive payment of the fee required under Section 12.3(c).

         8.4. Preservation of Rights No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement The Loan Documents embody the entire agreement and understanding among the Loan Parties, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Loan Parties, the Agent and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other lender (except to the extent to which the Agent is authorized to act as administrative agent for the Lenders hereunder). The failure of any Lender to perform any of its obligations

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

hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.     Expenses; Indemnification

         (a) The Domestic Borrower shall reimburse the Agent and the Arranger (and each Lender up to a maximum amount of $2,500) for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet or through a service such as Intralinks), review, amendment, modification, and administration of the Loan Documents. The Domestic Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the restructuring, collection and enforcement of the Loan Documents. Expenses being reimbursed by the Domestic Borrower under this Section 9.6 include, without limitation, costs and expenses incurred in connection with:

                  (i) appraisals of all or any portion of the Collateral, each parcel of real Property or interest in real Property described in any Collateral Document, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (including travel, lodging, meals and other out of pocket expenses for inspections of the Collateral and the Borrower's operations by the Agent) plus the Agent's then customary charge for field examinations and audits and the preparation of certain audit reports (the "REPORTS") which the Borrower acknowledges may be prepared by Bank One from time to time and which the Borrower agrees may be distributed to the Lenders by Bank One pertaining to the Borrower's assets from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit);

                  (ii) any amendment, modification, supplement, consent, waiver or other documents prepared with respect to any Loan Document and the transactions contemplated thereby;

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

                  (iii)    lien and title searches and title insurance;

                  (iv) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of the Agreement);

                  (v) sums paid or incurred to take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take;

                  (vi) any litigation, contest, dispute, proceeding or action (whether instituted by the Agent, the LC Issuer, any Lender, any Loan Party or any other Person and whether as to party, witness or otherwise) in any way relating to the Collateral, the Loan Documents or the transactions contemplated thereby; and

                  (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Funding Account and lock boxes, and costs and expenses of preserving and protecting the Collateral.

         The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged to the applicable Borrower's Loan Account as Revolving Loans or to another deposit account, all as described in Section 2.17(b).

         (b) The Domestic Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer, each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Domestic Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in
Section 5.5, except that any calculation or determination which is to be

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

made on a consolidated basis shall be made for the Domestic Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Domestic Borrower's audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Domestic Borrower, the Agent or the Required Lenders shall so request the Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Domestic Borrower shall provide to the Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between any Loan Party on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of debtor and creditor. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Loan Party. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Loan Party to review or inform such Loan Party of any matter in connection with any phase of any Loan Party's business or operations. The Loan Parties agree that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Loan Party in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 12.4 and (h) to rating agencies if requested or required by such agencies in connection

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

with a rating relating to the Credit Extensions hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.

         9.13 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

         9.14 Judgment Currency. If the Agent, on behalf of any Lender, obtains a judgment or a judgment against a Borrower in a currency other than Dollars, the obligations of such Borrower in respect of any sum adjudged to be due to the Agent or the Lenders hereunder or under the Revolving Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by the Agent of the Judgment Amount in such currency the Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Revolving Notes when it was originally due and owing to the Agent or any Lender hereunder or under the Revolving Notes) was originally due and owing to the Agent or any Lender hereunder or under the Notes (the "Original Due Date") (the "Loss"), such Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Agent or such Lender agrees to remit such excess to such Borrower.

         9.15 Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Dollar Equivalent.

         9.16 No Cross Collateralization. For the avoidance of doubt, the parties hereto agree that (i) the Collateral securing the Secured Obligations of the Canadian Loan Parties shall not constitute security for the Obligations of the Domestic Loan Parties; and (ii) the Collateral

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securing the Secured Obligations of the UK Loan Parties shall not constitute security for the Obligations of the Domestic Loan Parties.

         9.17. Amendment and Restatement. This Agreement is an amendment and restatement of that certain Credit Agreement dated as of July 30, 2003, among the Domestic Borrower, the Loan Parties party thereto, the Lenders, Bank One, NA as the Agent and LC Issuer, KeyBank National Association as the Syndication Agent and Bank One Capital Markets, Inc. as the lead arranger and sole book runner (the "Original Loan Agreement"). All "Obligations" under the Original Loan Agreement and all Liens securing payment of the Obligations under the Original Loan Agreement shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such Obligations. This Agreement shall supersede the Original Loan Agreement. From and after the Effective Date, this Agreement shall govern the terms of the Obligations under the Original Loan Agreement. To the extent not replaced by Loan Documents dated as of the Closing Date, any Loan Documents (as defined in the Original Loan Agreement) executed in connection with the Original Loan Agreement (other than any such Loan Document that is specifically terminated by the parties thereto) shall continue to be effective, and all references in those prior Loan Documents to the "Credit Agreement" or the "Agreement" shall be deemed to refer to this Agreement without further amendment thereof.


                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment; Nature of Relationship Bank One, NA (referred to in this Agreement, except for this Article X, as the "Agent") is hereby appointed by each of the Lenders as its contractual representative, the Canadian Correspondent Lender is hereby appointed by each of the Canadian Lenders as its contractual representative, and the UK Correspondent Lender is hereby appointed by each of the UK Lenders as its contractual representative (each, collectively referred to in this Article X only as the "AGENT") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the UCC and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

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         10.2. Powers The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Loan Party, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Credit Extensions, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of any Loan Party, any Guarantor or any Affiliate of any Loan Party. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Loan Parties to the Agent at such time, but is voluntarily furnished by any Loan Party to the Agent (either in its capacity as the Agent or in its individual capacity). Each Lender has received a copy of the Indenture and has reviewed the terms and conditions thereof, including, but limited to, the conditions relating to the status of the Obligations as Designated Senior Indebtedness (as defined in the Indenture) and Senior Indebtedness (as defined in the Indenture) under the Indenture. Furthermore, none of the Lenders shall be deemed to have a fiduciary relationship with any other Lender.

         10.5. Action on Instructions of the Lenders The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

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         10.6. Employment of Agents and Counsel The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by the Agent or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel The Agent shall be entitled to rely upon any Revolving Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

         10.8. Agent's Reimbursement and Indemnification The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that, (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received

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written notice from a Lender or the Domestic Borrower, referring to this
Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders; provided, that, the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

         10.10. Rights as a Lender In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term "LENDER" or "LENDERS" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Loan Party in which such Loan Party is not restricted hereby from engaging with any other Person, all as if Bank One were not the Agent and without any duty to account therefor to Lenders. Bank One and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. The Agent in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent The Agent may resign at any time by giving written notice thereof to the Lenders and the Domestic Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the Lenders and for all other purposes shall deal directly with the Lenders. No successor Agent shall be

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deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed the Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "PRIME RATE" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent and Arranger Fees. The Domestic Borrower agrees to pay to Bank One, NA and the Arranger, for their respective accounts, the fees agreed to by the Domestic Borrower, such Agent and the Arranger pursuant to that certain letter agreement dated June 24, 2003, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Execution of Loan Documents The Lenders hereby empower and authorize the Agent, on behalf of the Agent and the Lenders, to execute and deliver to the Loan Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Lender agrees that any action taken by the Agent or the Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that all of the Obligations hereunder constitute one debt, secured pari passu by all of the Collateral.

         10.16. Collateral Matters

         (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the termination of the Aggregate Commitment, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Secured Obligations), and the cash collateralization of all Unliquidated Secured Obligations in a manner satisfactory to each affected Lender, (ii) constituting Property being sold or disposed of if the Loan Party disposing of such Property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting Property in which no Loan Party has at any time during the term of this

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Agreement owned any interest, (iv) constituting property leased to a Loan
Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) owned by or leased to an Loan Party which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, in either case, entered into by such Loan Party pursuant to
Section 6.16(c), or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Section 8.1. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release any Liens upon particular types or items of Collateral pursuant to this Section 10.16. Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any Fiscal Year without the prior written authorization of the Lenders.

         (b) Upon receipt by the Agent of any authorization required pursuant to
Section 10.16(a) from the Required Lenders of the Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided that, (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect
of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Agent therein have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         (d) Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

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         (e) Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each Report prepared by or on behalf of the Agent; (b) such Lender expressly agrees and acknowledges that neither Bank One nor the Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein, or (ii) shall be liable for any information contained in any Report; (c) such Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, Bank One, or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that Bank One undertakes no obligation to update, correct or supplement the Reports; (d) such Lender agrees to keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not to distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that neither Bank One nor the Agent shall be liable to such Lender or any other Person receiving a copy of the Report for any inaccuracy or omission contained in or relating to a Report,
(ii) to conduct its own due diligence investigation and make credit decisions with respect to the Loan Parties based on such documents as such Lender deems appropriate without any reliance on the Reports or on the Agent or Bank One,
(iii) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, any Obligations and (iv) to pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         10.17. Syndication Agent. The Lender identified in this Agreement as the "Syndication Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

         10.18 Authority with Respect to Quebec. For greater certainty, and without limiting the powers of the Canadian Correspondent Lender under the Loan Documents, each of the Canadian Lenders, the UK Correspondent Lender, the UK Lenders, the applicable LC Issuers and the Canadian Correspondent Lender (but solely in its capacity as the holder and depositary of the Bonds (as defined below)), acknowledges and agrees that the Canadian Correspondent Lender shall, for the purposes of holding any security granted by RB&W Logistics Canada, Inc. under the Loan Documents pursuant to the laws of the Province of Quebec to secure payment of bonds (or any similar instruments) (collectively, the "BONDS"), be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Canadian Lenders, UK Lenders, UK Correspondent Lender, applicable LC

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Issuers, indemnified parties (with respect to Canadian Revolving Loans), as well as holders and depositaries of the Bonds. Each of the Lenders, the LC Issuer and the Canadian Correspondent Lender (but solely in its capacity as the holder and depositary of the Bonds) constitutes, to the extent necessary, the Canadian Correspondent Lender as the holder of such irrevocable power of attorney (fonde de pouvoir) in order to hold security granted by RB&W Logistics Canada, Inc. under the Loan Documents in the Province of Quebec to secure payment of the Bonds. Each assignee of the Canadian Lenders, successor UK Correspondent Lender, assignee of the UK Lenders, successor or assignee of the applicable LC Issuers, indemnified party (with respect to Canadian Revolving Loans and UK Fixed Rate Loans) and successor Canadian Correspondent Lender (but solely in its capacity as the holder and depositary of the Bonds) shall be deemed to have confirmed and ratified the constitution of the Canadian Correspondent Lender as the holder of such irrevocable power of attorney (fonde de pouvoir). Furthermore, the Canadian Correspondent Lender hereby agrees to act in the capacity of the holder and depositary of the Bonds on its own behalf as Canadian Correspondent Lender and for and on behalf and for the benefit of all present and future Canadian
Lenders, applicable LC Issuer and indemnified parties (with respect to the Canadian Revolving Loans). Notwithstanding the provisions of Section 32 of the Special Powers of Legal Persons Act (Quebec), the Canadian Correspondent Lender may acquire and be the holder of a Bond. RB&W Logistics Canada, Inc.
acknowledges that each of the Bonds executed by it constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec. Notwithstanding the provisions of Section 19.1 hereof, the provisions of this
Section 10.18 shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Loan Party becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower, or any Guarantor, may be offset and, if offset, shall be applied toward the payment of the Secured Obligations, whether or not the Secured Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Secured Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to respective Pro Rata Share of the Aggregate Credit Exposure. In case any such

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payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Loan Parties shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by Participation must be made in compliance with
Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.3. The parties to this Agreement acknowledge that clause (b) of this Section
12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Revolving Note to a Federal Reserve Bank; provided however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Credit Extension or which holds any Revolving Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Revolving Note to direct payments relating to such Credit Extension or Revolving Note to another Person. Any assignee of the rights to any Credit Extension or any Revolving Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Revolving Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

         12.2. Participations.

         (a) Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Credit Exposure of such Lender, any Revolving Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Credit Exposure and the holder of any Revolving Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be

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determined as if such Lender had not sold such participating interests, and the
Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.

         (c) Benefit of Certain Provisions. Each Loan Party agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that, each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that, (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Domestic Borrower, and (ii) any Participant not incorporated under the laws of the U.S. or any state thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

         (a) Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit G (an "Assignment Agreement"); provided, however, that neither such Lender nor any of its successors or assigns shall assign or transfer any interest herein without obtaining a prior determination from the Domestic Borrower that any such assignment or transfer would not result, at the time of such transfer or assignment, in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code with respect to any Employee Benefit Plan. Anything herein to the contrary notwithstanding, such Lender and its successors or assigns may at any time assign or transfer any interest herein if an Unmatured Default or Default has occurred, such assignment or transfer is to another Lender or any Affiliate of a Lender, or such assignment or transfer is to a Federal Reserve Bank. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender shall either be in an amount equal to the entire applicable Commitment and Credit Extensions of the assigning Lender or (unless the Domestic Borrower and the Agent otherwise consents) be in an aggregate amount not less than $10,000,000. The

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amount of the assignment shall be based on the Commitment or outstanding
Credit Extensions (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

         (b) Consents. The consent of the Domestic Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender or an Affiliate of a Lender, provided that, the consent of the Domestic Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender. Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.

         (c) Effect; Effective Date. Upon (i) delivery to the Agent of a duly executed Assignment Agreement, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such Assignment Agreement shall become effective on the effective date specified by the Agent in such Assignment Agreement. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Agent and the Domestic Borrower shall make appropriate arrangements so that new Revolving Notes or, as appropriate, replacement Revolving Notes are issued to such transferor Lender and new Revolving Notes or, as appropriate, replacement Revolving Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment; provided that simultaneously with the Borrower's delivery of new or replacement Revolving Notes as provided in this Section 12.3 the Agent and the transferor Lender shall deliver to the Domestic Borrower any Revolving Note being replaced in whole or in part, conspicuously marked cancelled or replaced.

         (d) Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the U.S. a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the

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Commitments of, and principal amounts of the Credit Extensions owing to, each
Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information Each Loan Party authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that, each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the U.S. or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of
Section 3.5(d).

         12.6. Assignment by LC Issuer. Notwithstanding anything contained herein, if at any time Bank One assigns all of its Commitment and Revolving Loans pursuant to Section 12.3, Bank One may, upon thirty days' notice to the Domestic Borrower, and the Lenders, resign as LC Issuer. In the event of any such resignation as LC Issuer, the Domestic Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer hereunder; provided however, that no failure by the Domestic Borrower to appoint any such successor shall affect the resignation of Bank One as LC Issuer. If Bank One resigns as LC Issuer, it shall retain all the rights and obligations of the LC Issuer hereunder with respect to the Facility LCs outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Reimbursement Obligations pursuant to Section 2.1.2(d)).


                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices; Effectiveness; Electronic Communication.

         (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

               (i) if, to any Loan Party, such notice shall be delivered to the Domestic

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         Borrower, on behalf of such Loan Party, at the Domestic Borrower's address or telecopier number set forth on the signature page hereof;

                  (ii) if to the Agent, at its address or telecopier number set forth on the signature page hereof;

                  (iii) if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof; and

                  (iv) if to a Lender, to it at its address or telecopier number set forth on the signature pages hereto.

         Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

         (b) Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that, the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or any Loan Party may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, the Domestic Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(e) to the Agent.

         Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         13.2. Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.


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                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Loan Parties, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                   ARTICLE XV

                                    GUARANTY

         15.1. Guaranty Each Loan Party (other than the Borrowers and the other UK Loan Parties, each to be referred to in this Section as a "GUARANTOR" and collectively as the "GUARANTORS"), subject to the last sentence of this Section 15.1, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all out-of-pocket court costs and attorneys' and paralegals' fees and expenses paid or incurred by the Agent, the LC Issuer and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Borrowers, any Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Secured Obligations, collectively the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, the Loan Parties listed on Schedule 15.1 shall be liable with respect to the Guaranteed Obligations only to the extent such Guaranteed Obligations exceed the Certified Acquisition Amount. Notwithstanding anything contained this Article XV or elsewhere to the contrary, the Guaranteed Obligations which are guaranteed by any Canadian Subsidiary are limited solely to the Canadian Obligations and the UK Obligations.

         15.2. Guaranty of Payment This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent, the LC Issuer or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

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         15.3.    No Discharge or Diminishment of Guaranty

         (a) Except as otherwise provided for herein and to the extent provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:

                  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise;

                  (ii) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations;

                  (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations, or their assets or any resulting release or discharge of any obligation of the Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations; or

                  (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, the Agent, the LC Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

         (b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by the Borrower, any Guarantor or any other guarantor of or other person liable for any of the Guaranteed Obligations, of the Guaranteed Obligations or any part thereof.

         (c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by:

                  (i) the failure of the Agent, the LC Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations;

                  (i) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations;

                  (ii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations;

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

                  (iii) any action or failure to act by the Agent, the LC Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations;

                  (iv) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

         15.4. Defenses Waived To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against the Borrower, any Guarantor, any other guarantor of any of the Guaranteed Obligations, or any other person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower, any Guarantor, any other guarantor or any other person liable on any part of the Guaranteed Obligations or exercise any other right or remedy available to it against the Borrower, any Guarantor, any other guarantor or any other person liable on any of the Guaranteed Obligations, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other guarantor or any other person liable on any of the Guaranteed Obligations, as the case may be, or any security.

         15.5. Rights of Subrogation No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against the Borrower, any Guarantor, any person liable on the Guaranteed Obligations, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Agent, the LC Issuer and the Lender.

         15.6. Reinstatement; Stay of Acceleration If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor's obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the LC Issuer and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the

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Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

         15.7. Information Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent, the LC Issuer nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

         15.8.    [Intentionally Deleted.]

         15.9. Taxes All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, duties, charges, deductions or withholdings of whatever nature imposed by any governmental authority with respect to such payments, and any and all liabilities with respect to the foregoing, but excluding franchise taxes and taxes imposed on overall net income of the Lender by the U.S. or the jurisdiction in which the Lender's applicable Lending Installation is located (collectively, "TAXES"). If any Guarantor is required by law to deduct any Taxes from or in respect of any sum payable to the Lenders under this Guaranty, (a) the sum payable must be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) the Lenders receive an amount equal to the sum it would have received had no such deductions been made, (b) the Guarantors must then make such deductions, and must pay the full amount deducted to the relevant authority in accordance with applicable law, (c) the Guarantors must furnish to the Lender within forty-five days after their due date certified copies of all official receipts evidencing payment thereof, and
(d) if any such Lender receives or is entitled to receive a credit against, remission for, or repayment of any tax paid or payable by it in respect of or calculated with reference to the taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, remission or repayment, reimburse the Borrowers the amount of any such credit, remission or repayment.

         15.10. Contribution In the event any Guarantor (a "PAYING GUARANTOR") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a "NON-PAYING GUARANTOR") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XV, each Non-Paying Guarantor's "PRO RATA SHARE" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to
(ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without

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giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

         15.11. Lending Installations The Guaranteed Obligations may be booked at any Lending Installation. All terms of this Guaranty apply to and may be enforced by or on behalf of any Lending Installation.

         15.12 Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article XV is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent, the LC Issuer and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations of liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         15.13 Fraudulent Conveyance Matters. Notwithstanding anything to the contrary contained herein or in any Loan Document, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Borrower or any Guarantor or their assets, it is the intention of the Loan Parties and the Lenders that the amount of the Guarantors' Guaranteed Obligations of the Borrower or any Guarantor shall be in, but not in excess of, the maximum amount thereof (the "MAXIMUM LIABILITY") not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. ss.547, ss.548, ss.550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to such Guarantor and this Agreement or the Loan Documents (collectively, "APPLICABLE INSOLVENCY LAWS"). To that end, but only in the event and to the extent that a Guarantor's individual obligations with respect to the Guaranteed Obligations of the Borrower or any other Guarantor or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of such Guarantor's individual obligations with respect to such Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's individual obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws, which (a) the fair consideration actually (directly or indirectly) received by such Guarantor under the terms and as a result of this Agreement and the value of the benefits described herein, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions,

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

commitments, and advances made to or for the benefit of said Guarantor with the proceeds of any credit extended hereunder, or (b) the excess of (i) the amount of the fair value of the assets of such Guarantor as of the date of this Agreement as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (ii) the amount of all liabilities of such Guarantor as of the date of this Agreement, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof. To the extent any payment actually made by a Guarantor pursuant to the Guaranteed Obligations of the Borrower or any other Guarantor exceeds the limitation of the foregoing proviso and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in any event be limited to the amount by which such actual payments exceed such limitation and the Guaranteed Obligations as limited by the foregoing proviso shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Lenders hereunder against the Guarantors in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Guarantors nor any other Person shall have any right or claim under such proviso that would not otherwise be available under Applicable Insolvency Laws in such proceeding.


                                   ARTICLE XVI

                                 CASH MANAGEMENT

         16.1. Lockbox and Cash Management Account. Each Loan Party has obtained and shall continue to maintain during the term of this Agreement the post office box at the Post Office bearing the address set forth on Schedule 16.1, or such other address or deposit account as the Agent may notify the Domestic Borrower from time to time (the "Locked Boxes"). The Canadian Loan Parties shall maintain their Locked Boxes in Canada and the UK Loan Parties shall maintain their Locked Boxes in the United Kingdom. Each Loan Party shall notify all of its customers and Account Debtors to forward all remittances of every kind due to such Loan Party ("Remittances") to its Locked Box (such notices to be in such form and substance as the Agent may require from time to time). Promptly upon receipt thereof, the Loan Parties shall deposit all other proceeds of Accounts or other Collateral into the Locked Boxes (or into a Cash Management Account). The Agent, Canadian Correspondent Lender, and UK Correspondent Lender, as the case may be, shall have sole access to the Locked Boxes at all times, and each Loan Party shall take all action necessary to grant such Lenders such sole access. At no time shall any Loan Party remove any item from the Locked Boxes without the prior written consent of the Agent, Canadian Correspondent Lender, or UK Correspondent Lender, as the case may be, and each Loan Party shall notify each customer or Account Debtor not to pay any Remittance to any other place or address without the prior written consent of the Agent, Canadian Correspondent Lender, or UK Correspondent Lender, as the case may be. If a Loan Party should neglect or refuse to notify any customer or Account Debtor to pay any Remittance to its Locked Box after notice from the Agent, Canadian Correspondent Lender, or UK Correspondent Lender, as the case may be, such Lender shall be entitled to make such notification. Each Loan Party hereby grants to each of such Lenders an irrevocable power of attorney, coupled with an interest, to take in such Loan Party's name all action necessary (a) to grant the such Lenders sole access to its Locked Box, (b) during the continuance of a Default, to contact Account Debtors to pay any Remittance to such Locked Box in the event that any such Account Debtor is not paying any such Remittance to such Locked Box, (c) during the continuance of a Default, to contact Account Debtors for any reason and (d) to endorse each Remittance delivered to its Locked Box for deposit to such Borrower's Cash Management Account. Each Borrower shall establish and, unless otherwise directed by the Agent, Canadian Correspondent Lender, or UK Correspondent Lender, as the case may be, maintain a cash management account with such Lender (each, a "Cash Management Account"). Each Borrower shall enter into an agreement with the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, relating to such Loan Party's Cash Management Account, in form and substance reasonably satisfactory to the such Lender.

         16.2 Application of Payments. So long as no Default shall be continuing, deposits to the Cash Management Accounts shall be credited to the applicable Borrower as follows: (i) first, to the payment of any fees, expenses or other Obligations (other than Obligations to pay principal and interest relating to the Loans) then due and payable by such Borrower to the Applicable Agent or the Lenders hereunder or under any of the other Loan Documents; (ii) second, to the ratable payment of interest due on the Loans made to such Borrower; (iii) third, to late charges until paid in full; (iv) fourth, to the extent requested by such Borrower, to pay the amounts disbursed from the master concentration accounts of such Borrower and Integrated Logistics Solutions LLC,
(v) fifth, to the outstanding principal balance of such Borrower's Loans and
(vi) sixth, to the extent of any excess not so credited, such deposits shall be made available to the applicable Borrower by deposit in such Borrower's operating Account with the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as applicable. Notwithstanding the foregoing sentence, so long as the Availability is greater than or equal to $20,000,000, deposits to the Cash Management Account shall be credited first to applicable Borrower as follows: (i) first, to the payment of any fees, expenses or other Obligations (other than Obligations to pay principal and interest relating to the Loans) then due and payable by such Borrower to the Applicable Agent or the Lenders hereunder or under any of the other loan Documents; (ii) second, to the ratable payment of interest due on the Loans made to such Borrower; (iii) third, to late charges until paid in full, (iv) fourth, to the extent requested by the Domestic Borrower, to pay the amounts disbursed from the master concentration accounts of such Borrower and Integrated Logistics Solutions LLC, and (v) fifth, to the extent of any excess not so credited, such deposits shall be made available to the applicable Borrower by deposit in such Borrower's operating Account with the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as applicable. Upon the occurrence and during the continuance of a Default which has not been waived in writing, all such deposits to the Cash Management Account shall be credited to applicable Borrower: first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as applicable, from such Borrower (other than in connection with Banking Services or Rate Management Obligations), second, to pay any fees, expense reimbursements, or Taxes then due to the Lenders from such Borrower (other than in connection with Banking Services or Rate Management Obligations), third, to pay interest due in respect of the Loans, including Non-Ratable Loans, Overadvances and Protective Advances, fourth, to pay or prepay principal of the Non-Ratable Loans, Overadvances and Protective Advances, fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans, Overadvances and Protective Advances) and unpaid reimbursement obligations in respect of Facility LCs, sixth, to pay an amount to the Agent, the Canadian Correspondent Lender, or the UK Correspondent Lender, as the case may be, equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Facility LCs and the aggregate amount of any unpaid reimbursement obligations in respect of Facility LCs, to be held as cash collateral for such Obligations, seventh, to payment of any amounts owing with respect to Banking Services and Rate Management Obligations, eighth, to the payment of any other Obligation due to the Applicable Agent or any Lender by such Borrower, and ninth, to the extent of any excess not so credited, such excess shall be made available to the applicable Borrower by deposit in such Borrower's operating Account with the Agent. For the purpose of calculating the applicable Borrower's interest and determining the aggregate Loans outstanding, all collections and remittances shall be credited to such Borrower: (i) in the case of collections and remittances received by wire transfer prior to 11:00 a.m. (local time), on the same Business Day as received, (ii) in the case of collections and remittances received by wire transfer after 11:00 a.m. (local time), on the next succeeding Business Day after such receipt and (iii) in the case of all other collections and remittances received, conditional on final payment, one (1) Business Day after the Agent receives notice of the deposit of the proceeds of such collections and remittances into the Cash Management Account prior to noon (local time), provided however in the case of clause (iii) above, that in the event that the Applicable Agent receives notice of such deposit later than noon (local time) on any Business Day, such collection or remittance deposited shall be credited to such Borrower (conditional upon final collection) two (2) Business Days after such deposit. From time to time, upon advance written notice to the Domestic Borrower, the Agent, the Canadian Correspondent Lender and the UK Correspondent Lender may adopt such additional or modified regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Cash Management Account and the services to be provided by such agent under this Agreement. Notwithstanding any provision of the foregoing
Section 16.2, in the event that the application of any proceeds to the principal balance of the Revolving Loans shall reduce such principal balance below the then Certified Acquisition Amount, then the Agent shall apply such deposit proceeds to a cash collateral account maintained with the Agent and as to which the Agent shall have sole access. Notwithstanding any provision of any Loan Document to the contrary, unless Availability is less than $20,000,000 or a Default has occurred and is continuing, promptly upon the Domestic Borrower's request, the UK Correspondent Lender will transfer all funds from the UK lockboxes to the UK Borrowers' accounts at Midland Bank on a bi-weekly basis.

                                  ARTICLE XVII

        RELATIONSHIP OF THE DOMESTIC BORROWER AND THE OTHER LOAN PARTIES

         17.1. Notices. Each Loan Party shall immediately notify the Domestic Borrower of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." Any notice provided to the Domestic Borrower hereunder shall constitute notice to each Loan Party on the date received by the Domestic Borrower.

         17.2. Execution of Loan Documents; Borrowing Base Certificate. The Loan Parties hereby empower and authorize the Domestic Borrower, on behalf of the Loan Parties, to execute and deliver to the Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Aggregate Borrowing Base Certificates and the Compliance Certificates. Each Loan Party agrees that any action taken by the Domestic Borrower in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Domestic Borrower of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Loan Parties.

         17.3. Reporting. Each Borrowing Loan Party hereby agrees that it shall furnish promptly after each Fiscal Month to the Domestic Borrower, and in no event later than 20 days after the end of each Fiscal Month, a copy of its Borrowing Base Certificate and the calculation of its Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture), on which the Domestic Borrower shall rely to prepare the Aggregate Borrowing Base Certificates and Compliance Certificates and the Indenture Certificate required pursuant to the provisions of this Agreement. The Domestic Borrower shall retain all such Borrowing Base Certificates until the Facility Termination Date and shall deliver same to the Agent upon the Agent's request therefor.

         17.4. Disbursement of Loan Proceeds. Upon the receipt by a Borrower of the proceeds of any Advance, such Borrower shall immediately disburse such proceeds to itself and to the other Borrowing Loan Parties via intercompany loans, in each case based upon each such Borrowing Loan Party's Borrowing Base Certificate. After such initial disbursement, the Loan Parties may make additional intercompany loans to the extent permitted pursuant to the terms hereof.

         17.5 Domestic Borrower as Representative. For purposes of this Agreement, each Loan Party hereby: (i) authorizes the Domestic Borrower to make such requests, give such notices or furnish such certificates to the Agent, the Canadian Correspondent Lender, the UK Correspondent Lender or the LC Issuer as may be required or permitted by this Agreement for the benefit of such Loan Party and to give any consents on behalf of such Loan Party required by Section 12.2(b) of this Agreement in connection with assignments by the Lenders pursuant thereto and (ii) authorizes the Agent, the Canadian Correspondent Lender, the UK Correspondent Lender and the LC Issuer to treat such requests, notices, certificates or consents made, given or furnished by the Domestic Borrower as having been made, given or furnished by such Loan

Party. Each Loan Party agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Domestic Borrower and agrees that all notices to and demands upon the Domestic Borrower in respect of any Loan Party shall constitute effective notice to and demand upon such Loan Party for all purposes hereunder. The Agent, the Canadian Correspondent Lender, the UK Correspondent Lender and the LC Issuer shall be entitled to rely upon all such requests, notices, certificates and consents made, given or furnished by the Domestic Borrower pursuant to this Agreement or any other Loan Documents as being made or furnished on behalf of, and with the effect of irrevocably binding, any Loan Party.

                                  ARTICLE XVIII

                          USA PATRIOT ACT NOTIFICATION

         18.1 USA Patriot Act Notification. The following notification is provided to the Loan Parties pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

                  IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for each Loan
         Party: When a Loan Party opens an account, if such Loan Party is an individual, the Agent will ask for such Loan Party's name, residential address, tax identification number, date of birth, and other information that will allow the Agent and the Lender to identify such Loan Party, and, if a Loan Party is not an individual, the Agent will ask for such Loan Party's name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify such Loan Party. The Agent may also ask, if such Loan Party is an individual, to see such Loan Party's driver's license or other identifying documents, and, if such Loan Party is not an individual, to see such Loan Party's legal organizational documents or other identifying documents.

                                   ARTICLE XIX

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL;
                             CONFESSION OF JUDGMENT

         19.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         19.2 CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR OHIO STATE COURT SITTING IN CLEVELAND, OHIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CLEVELAND, OHIO.

         19.3 WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         19.4 CONFESSION OF JUDGMENT. THE LOAN PARTIES HEREBY AUTHORIZE ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE A LOAN PARTY HAS A PLACE OF BUSINESS, SIGNED A REVOLVING NOTE OR CAN BE FOUND, AFTER THE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE LOAN PARTIES IN FAVOR OF THE AGENT AND LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE LOAN PARTIES AGREE AND CONSENT THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE LOAN PARTIES HEREUNDER MAY ALSO BE COUNSEL TO THE AGENT, LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENT OR LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the Loan Parties, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH AGREEMENT, OR ANY OTHER CAUSE.






                                 DOMESTIC BORROWER:

                                 PARK-OHIO INDUSTRIES, INC.


                                 By:  /s/ Robert D. Vilsack
                                      ---------------------------------------
                                 Name:    Robert D. Vilsack
                                      ---------------------------------------
                                 Title:   Secretary
                                       --------------------------------------


                                 NOTICE ADDRESS FOR ALL LOAN PARTIES:

                                 c/o Park-Ohio Industries, Inc.
                                 Address:  23000 Euclid Avenue
                                 Cleveland, Ohio  44117
                                 Attention:  General Counsel
                                             Telephone:   (216) 692-7200
                                             Facsimile:   (216) 692-6877



         Amended and Restated Credit Agreement - Signature Pages

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH AGREEMENT, OR ANY OTHER CAUSE.





                          CANADIAN BORROWER:

                          RB&W CORPORATION OF CANADA

                          By:   /s/ Felix J. Tarorick
                               ------------------------------------------------
                          Name: Felix J. Tarorick
                                -----------------------------------------------
                          Title: President
                                 ----------------------------------------------


                          UK BORROWERS:

                          AJAX TOCCO INTERNATIONAL
                          LIMITED

                          By: /s/ Peter Smith
                              -------------------------------------------------

                          Name: Peter Smith
                                -----------------------------------------------
                          Title: Director
                                 ----------------------------------------------


                          By: /s/ Christine Lucas
                              ----------------------------------------

                          Name: Christine Lucas
                                -----------------------------------------------
                          Title: Secretary
                                 ----------------------------------------------


                          INTEGRATED LOGISTICS SOLUTIONS LIMITED

                          By: /s/ Robert D. Vilsack
                              ----------------------------------------

                          Name: Robert D. Vilsack
                                -----------------------------------------------
                          Title: Secretary
                                 ----------------------------------------------

                          By: /s/ Matthew V. Crawford
                              -------------------------------------------------

                          Name: Matthew V. Crawford
                                -----------------------------------------------
                          Title: Director
                                 ----------------------------------------------

         Amended and Restated Credit Agreement - Signature Pages

                          LENDERS:

                          BANK ONE, NA
                          Individually, as the Agent, a Lender and LC Issuer


                          By: /s/ Joseph J. Virzi
                              -------------------------------------------------
                          Name:  Joseph J. Virzi
                          Title: Senior Vice President

                          Address:    Mail Code OH2-5167
                                      Akron Centre
                                      50 South Main Street, 2nd Floor
                                      Akron, Ohio 44308
                          Attention:  Randy R. Radik
                                      Telephone:   (330) 972-1206
                                      Facsimile:   (330) 972-1456


                          KEYBANK NATIONAL ASSOCIATION
                          as Syndication Agent


                          By: /s/ Michael F. McCullough
                              ----------------------------------------
                          Name:    Michael F. McCullough
                          Title:   Senior Vice President

                          Address:     127 Public Square
                                       Cleveland, Ohio 44114
                          Attention:   David Waugh
                                       Telephone:  (216) 689-0882
                                       Facsimile:  (216) 689-4077


         Amended and Restated Credit Agreement - Signature Pages

                          CITIZENS BANK OF PENNSYLVANIA
                          as a Lender

                          By: /s/ Don Cmar
                              ----------------------------------------
                          Name:    Don Cmar
                          Title:   Vice President

                          Address:    Citizens Building Credit
                                      Six PPG Place, Suite 820
                                      Pittsburgh, PA 15222

                          Attention:  Don Cmar
                                      Telephone:  (412) 391-3333
                                      Facsimile:  (412) 391-2580

                          U.S. BANK NATIONAL ASSOCIATION
                          as a Lender

                          By: /s/ Suzanne E. Geiger
                              ----------------------------------------
                          Name:    Suzanne E. Geiger
                          Title:   Senior Vice President

                          Address:   U.S. Bank National Association
                                     425 Walnut Street, 14th Floor
                                     Mailcode: CN-OH-W14S
                                     Cincinnati, Ohi0 45252

                          Attention: Michael P. McCarthy
                          Telephone: (513) 632-3915
                          Facsimile: (513) 632-2040

                          PNC BUSINESS CREDIT
                          as a Lender

                          By:
                             --------------------------------------------------
                          Name:    James V. Cannella
                          Title:   Vice President

                          Address:   PNC Bank
                                     249 Fifth Avenue, 6th Floor
                                     1 PNC Place
                                     Pittsburgh, PA   15222

                          Attention: Douglas A. Hoffman
                          Telephone: (412) 768-1333
                          Facsimile: (412) 768-4369


         Amended and Restated Credit Agreement - Signature Pages

                          HARRIS TRUST & SAVINGS BANK
                          as a Lender

                          By: /s/ Thomas Karle
                              ----------------------------------------
                          Name:    Thomas Karle
                          Title:   Vice President

                          Address:   Harris Trust & Savings Bank
                                     111 West Monroe, Floor 10 West
                                     Chicago, IL 60603

                          Attention: Thomas Karle
                          Telephone: (312) 461-6947
                          Facsimile: (312) 765-1641

                          With a copy to:

                          For notices regarding the UK Commitment:

                          Address:   Bank of Montreal
                                     Bucklersbury House
                                     11 Walbrook - 2nd Floor
                                     London EC4N 8ED
                                     England

                          Attention: Anthony Ebdon
                          Telephone: 011 44 (207) 664-8041
                          Facsimile: 011 44 (207) 664-8053, or
                                     011 44 (207) 248-5691

                          For notices regarding the Canadian Commitment:

                          Address:   Harris Trust & Savings Bank
                                     111 West Monroe, Floor 10 West
                                     Chicago, IL 60603

                          Attention: William P. Robin
                          Telephone: (312) 461-7571
                          Facsimile: (312) 765-1641



         Amended and Restated Credit Agreement - Signature Pages

                          FIFTH THIRD BANK
                          as a Lender

                          By: /s/ Roy C. Lanctot
                              ----------------------------------------
                          Name:    Roy C. Lanctot
                          Title:   Vice President

                          Address:   Fifth Third Bank
                                     1404 E. Ninth Street
                                     Cleveland, Ohio 44114

                          Attention: Roy C. Lanctot
                          Telephone: (216) 274-5473
                          Facsimile: (216) 273-5441


                          THE PROVIDENT BANK
                          as a Lender

                          By: /s/ Paul Schubert
                              -------------------------------------------------
                          Name:    Paul Schubert
                          Title:   Vice President

                          Address:   The Provident Bank
                                     1111 Superior Avenue
                                     Cleveland, Ohio 44114

                          Attention: Paul Schubert
                          Telephone: (216) 694-2331
                          Facsimile: (216) 694-2336


         Amended and Restated Credit Agreement - Signature Pages

                          CANADIAN LENDER:

                          Bank One, NA, Canada Branch,
                          Individually,   as  the  Canadian  Correspondent
                          Lender, a Lender, and LC Issuer


                          By: /s/ Michael N. Tam
                              ----------------------------------------

                          Name: Michael N. Tam
                          Title: Director

                          Address:   BCE Place
                                     161 Bay Street, Suite 4240
                                     Toronto, Ontario M5J 2S1

                          Attention: Indrani Lazarus
                          Telephone  (416) 365-8262
                          Facsimile: (416) 363-7574


                          UK LENDER:

                          Bank One, NA, London Branch,
                          Individually, as the UK Correspondent Lender, a UK Lender, and LC Issuer


                          By: /s/ Mark Herridge
                              -------------------------------------------------

                          Name: Mark Herridge
                          Title:  Associate Director

                          Address:   Bank One, NA, London Branch
                                     1 Triton Square
                                     London NW1 3FN
                                     England

                          Attention: Lesley Pluck
                          Telephone: 44 20 7903 4464
                          Facsimile: 44 20 7903 4148
                                     44 20 7903 4607



         Amended and Restated Credit Agreement - Signature Pages

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH AGREEMENT, OR ANY OTHER CAUSE.


                             DOMESTIC SUBSIDIARIES:


THE AJAX MANUFACTURING COMPANY                                      PARK AVENUE TRAVEL LTD.
AJAX TOCCO MAGNETHERMIC CORPORATION                                 PARK-OHIO FORGED & MACHINED PRODUCTS LLC
ATBD, INC.                                                          PARK-OHIO PRODUCTS, INC.
BLUE FALCON FORGE, INC.                                             PHARMACEUTICAL LOGISTICS INC.
BLUE FALCON TRAVEL, INC.                                            PHARMACY WHOLESALE LOGISTICS, INC.
THE CLANCY BING COMPANY                                             PMC INDUSTRIES CORP.
CONTROL TRANSFORMER, INC.                                           PMC-COLINET, INC.
DONEGAL BAY LTD.                                                    P-O REALTY LLC
FECO, INC.                                                          POVI L.L.C.
FORGING PARTS & MACHINING COMPANY                                   PRECISION MACHINING
GATEWAY INDUSTRIAL SUPPLY LLC                                       RB&W LTD.
GENERAL ALUMINUM MFG. COMPANY LLC                                   RB&W MANUFACTURING LLC
ILS TECHNOLOGY LLC                                                  RED BIRD, INC.
INTEGRATED LOGISTICS HOLDING COMPANY                                SOUTHWEST STEEL PROCESSING LLC
INTEGRATED LOGISTICS SOLUTIONS LLC                                  SUMMERSPACE, INC.
LALLEGRO, INC.                                                      TOCCO, INC.
LEWIS & PARK SCREW & BOLT COMPANY                                   TRICKERATION, INC.
                                                                    WB&R ACQUISITION COMPANY, INC.




                                                 By: /s/ Robert D. Vilsack
                                                     ---------------------------
                                                 Name:  Robert D. Vilsack
                                                 Title: Vice President






         Amended and Restated Credit Agreement - Signature Pages

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH AGREEMENT, OR ANY OTHER CAUSE.



                          CANADIAN SUBSIDIARIES:

                          AJAX TOCCO MAGNETHERMIC CANADA LIMITED


                          By: /s/ Linda Kold
                              -------------------------------------------------
                          Name:    Linda Kold
                               ------------------------------------------------
                          Title:   Secretary
                                  ----------------------------------------------


                          INTEGRATED LOGISTICS COMPANY OF CANADA


                          By: /s/ Robert D. Vilsack
                              ----------------------------------------
                          Name:    Robert D. Vilsack
                               ---------------------------------------
                          Title:   Secretary
                                -----------------------------------------------


                          RB&W LOGISTICS CANADA, INC. / LOGISTIQUE RB&W CANADA, INC.


                          By: /s/ Robert D. Vilsack
                              ----------------------------------------
                          Name:    Robert D. Vilsack
                               ---------------------------------------
                          Title:   Secretary
                                -----------------------------------------------


         Amended and Restated Credit Agreement - Signature Pages

                               COMMITMENT SCHEDULE

--------------------------------- -------------------- ------------------- ---------------------- --------------------
             LENDER               DOMESTIC COMMITMENT      COMMITMENT       UK SUB-COMMITMENT         CANADIAN
                                                           PERCENTAGE         OF UK LENDERS*       SUB-COMMITMENT OF
                                                                                                   CANADIAN LENDERS*
--------------------------------- -------------------- ------------------- ---------------------- --------------------
Bank One, NA                          $31,250,000          18.93939%            10,000,000            12,000,000
--------------------------------- -------------------- ------------------- ---------------------- --------------------
KeyBank National Association          $31,250,000          18.93939%
--------------------------------- -------------------- ------------------- ---------------------- --------------------
U.S. Bank National Association        $25,000,000          15.15152%
--------------------------------- -------------------- ------------------- ---------------------- --------------------
Citizens Bank of Pennsylvania         $20,000,000          12.12121%
--------------------------------- -------------------- ------------------- ---------------------- --------------------
PNC Business Credit                   $20,000,000          12.12121%
--------------------------------- -------------------- ------------------- ---------------------- --------------------
Harris Trust & Savings Bank           $15,000,000           9.09090%
--------------------------------- -------------------- ------------------- ---------------------- --------------------
Fifth Third Bank                      $15,000,000           9.09090%
--------------------------------- -------------------- ------------------- ---------------------- --------------------
The Provident Bank                    $ 7,500,000           4.54545%
--------------------------------- -------------------- ------------------- ---------------------- --------------------
AGGREGATE COMMITMENT                 $165,000,000             100%              $10,000,000           $12,000,000
--------------------------------- -------------------- ------------------- ---------------------- --------------------


*The UK Sub-Commitment and Canadian Sub-Commitment are Sub-Commitments of the Domestic Commitment and not separate Commitments.



                              Commitment Schedule

                                PRICING SCHEDULE


--------------------------------- ----------------------------------------------------------------------- --------------------------
                                                            APPLICABLE MARGIN                                APPLICABLE FEE RATE

--------------------------------- ----------------------------------------------------------------------- --------------------------
    LEVEL         DEBT SERVICE      EURODOLLAR MARGIN               ABR                 EURODOLLAR          UNUSED COMMITMENT FEE
                 COVERAGE RATIO        RELATING TO                MARGIN           MARGIN APPLICABLE TO
                  (TRAILING 4            DOMESTIC         APPLICABLE TO FLOATING      FIXED ASSET AND
                   QUARTERS)            REVOLVING               RATE LOANS            CAPEX ADVANCES
                                       LOANS OTHER
                                         THAN FOR
                                       FIXED ASSET
                                        AND CAPEX
                                         ADVANCES
--------------- ----------------- ----------------------- ------------------------ ---------------------- --------------------------
      4          < 1.20 to 1.00           2.50%                     0%                     3.00%                    0.25%
--------------- ----------------- ----------------------- ------------------------ ---------------------- --------------------------
      3         => 1.20 to 1.00           2.25%                     0%                     2.75%                    0.25%
                      but
                 < 1.40 to 1.00
--------------- ----------------- ----------------------- ------------------------ ---------------------- --------------------------
      2         => 1.40 to 1.00           2.00%                     0%                     2.50%                    0.25%
                      but
                 < 1.60 to 1.00
--------------- ----------------- ----------------------- ------------------------ ---------------------- --------------------------
      1         => 1.60 to 1.00           1.75%                     0%                     2.25%                    0.25%
--------------- ----------------- ----------------------- ------------------------ ---------------------- --------------------------


         "Financials" means the annual or quarterly financial statements of the Domestic Borrower delivered pursuant to Section 6.1 of the Credit Agreement.

         The applicable margins and fees shall initially be set at Level 3 and thereafter shall be determined in accordance with the foregoing table based on the Domestic Borrower's most recent Financials commencing with the Financials dated December 31, 2003. Adjustments, if any, to the applicable margins fees shall be effective five Business Days after the Agent has received the applicable Financials. If the Domestic Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the applicable margins and fees shall be the highest applicable margins and fees set forth in the foregoing table until five days after such Financials are so delivered.



                                Pricing Schedule

                                    EXHIBIT A

                                BORROWING NOTICE

                       Date: ______________________, 20__

To:      Bank One, NA, as the Agent for the Lenders

         This Borrowing Notice is furnished pursuant to Section 2.1.1(d)(i) of that certain Amended and Restated Credit Agreement dated as of November 5, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Domestic Borrower, the other Loan Parties, the Lenders party thereto, and Bank One, NA, as the Agent, the Canadian Correspondent Lender, the UK Correspondent Lender and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Agreement.

         The Domestic Borrower hereby notifies the Agent of its request of the following Advance:

         (1) Borrower: ___________________________________

         (2) Borrowing Date (must be a Business Day): ___________________

         (3) Aggregate Amount of the Advance: $__________________________

         (4) Type of Advance:

                  Canadian Floating Rate Advance     ___________
                  Canadian Fixed Rate Advance        ___________
                  UK Fixed Rate Advance              ___________
                  Domestic Floating Rate Advance     ___________
                  Eurodollar Advance                 ___________

         (5) Duration of Interest Period:

                  One Month __________

                  Two Months __________

                  Three Months __________

                  Six Months __________

         The Domestic Borrower hereby represents, on behalf of itself and the other Loan Parties, that, as of the date of this Borrowing Notice:

         (a) There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

         (b) The representations and warranties contained in Article V of the Agreement are true and correct, except to the extent any such representation or warranty is stated to relate solely to an earlier date.

                                        PARK-OHIO INDUSTRIES, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 EXHIBIT B

                         CONVERSION/CONTINUATION NOTICE

                       Date: ______________________, 20__

To:      Bank One, NA, as the Agent for the Lenders

         This Conversion/Continuation Notice is furnished pursuant to Section
2.7 of that certain Amended and Restated Credit Agreement dated as of November 5, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Domestic Borrower, the other Loan Parties, the Lenders party thereto and Bank One, NA, as the Agent, Canadian Correspondent Lender, the UK Correspondent Lender and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Agreement.

         The Domestic Borrower hereby notifies the Agent of its request to [SELECT ONE]:

         (1) convert the [Canadian/Domestic] Floating Rate Advance in the amount of $_________ into a [Canadian/Eurodollar] Fixed Rate Advance with an Interest Period duration of:

                  ________ month(s)

         (2) continue the [Canadian/Eurodollar/UK] Fixed Rate Advance described below:

                  (a) Date of Continuation (must be a Business Day): ___________

                  (b) Aggregate Amount of Advance: $___________________________

                  (c) The duration of the Interest Period applicable thereto:
                      ________ month(s)

         (3)      This relates to a Capex Advance:            Yes / No

         The Domestic Borrower hereby represents, on behalf of itself and the Loan Parties, that, as of the date of this Conversion/Continuation Notice:

         (a) There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

         (b) The representations and warranties contained in Article V of the Agreement are true and correct, except to the extent any such representation or warranty is stated to relate solely to an earlier date.

                                         PARK-OHIO INDUSTRIES, INC.


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT C

                             DOMESTIC REVOLVING NOTE

                                                                November 5, 2003


         Park-Ohio Industries, Inc. (the "BORROWER"), promises to pay to the order of ____________________________________ (the "LENDER") the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA, as the Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans and Reimbursement Obligations in full on the Facility Termination Date

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Revolving Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of November 5, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "AGREEMENT"), among the Borrower, the other Loan Parties, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as the Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         The Borrower and the Lender hereby designate all Indebtedness and other obligations now or hereafter incurred or otherwise outstanding under this Note to be "Designated Senior Indebtedness" as set forth and defined in the Indenture.

THE BORROWER HEREBY AUTHORIZES ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE THE BORROWER HAS A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE BORROWER IN FAVOR OF THE AGENT AND LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE BORROWER AGREES AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF

OF THE BORROWER HEREUNDER MAY ALSO BE COUNSEL TO THE AGENT, LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENT OR LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR.



         WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.



                                     PARK-OHIO INDUSTRIES, INC.


                                     By:
                                         ---------------------------------------
                                     Print Name:
                                                 -------------------------------
                                     Title:
                                            ------------------------------------

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE


To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of November 5, 2003 (as amended, modified, renewed or extended from time to time, the "AGREEMENT") among Park-Ohio Industries, Inc. (the "DOMESTIC BORROWER"), the other Loan Parties, the Lenders party thereto and Bank One, NA, as the Agent, the Canadian Correspondent Lender, the UK Correspondent Lender and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected                       of the Borrower;
                                  ---------------------

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the financial transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

         4. I hereby certify that no Loan Party has changed (i) its name, (ii) its principal place of business, (iii) the type of entity it is or (iv) its state of incorporation or organization without having given the Agent the notice required by Section 6.22;

         5. Schedule I attached hereto sets forth financial data and computations evidencing the Domestic Borrower's compliance with the covenant contained in Section 6.29 of the Agreement, all of which data and computations are true, complete and correct;

         6. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance; and

         7. If the Domestic Borrower is in compliance with the Fixed Charge Coverage Ratio, Schedule III attached hereto sets forth a calculation of the Fixed Charge Coverage Ratio (as defined in the Indenture) for the Domestic Borrower and each other Loan Party evidencing such compliance with the terms thereof, all of which data and computations are true, complete and correct, if applicable.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Domestic Borrower has taken, is taking, or proposes to take with respect to each such condition or event:



        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------



         The foregoing certifications, together with the computations and information set forth in Schedules I, II and III hereto and the financial statements delivered with this Certificate in support hereof, are made and
delivered this     day of       ,    .


                        PARK-OHIO INDUSTRIES, INC.


                        By:
                           -----------------------------------------
                        Name:
                             ---------------------------------------
                        Title:
                              --------------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                Compliance as of _________, ____ with respect to
                          Section 6.29 of the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                           Fixed Charge Coverage Ratio

                                    EXHIBIT F

                                JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Agreement"), dated as of __________, ____, 200_, is entered into between ________________________________, a
_________________ (the "New Subsidiary") and BANK ONE, NA, in its capacity as administrative agent (the "Agent") under that certain Amended and Restated Credit Agreement, dated as of November 5, 2003 among Park-Ohio Industries, Inc., the Loan Parties party thereto, the Lenders party thereto, the Agent, the Canadian Correspondent Agent, the UK Correspondent Agent, the LC Issuer, KeyBank National Association, as Syndication Agent, and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a [Domestic/Canadian/UK] Loan Party under the Credit Agreement and a "Guarantor" for all applicable purposes of the Credit Agreement and shall have all of the obligations of a [Domestic/Canadian/UK] Loan Party and a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in
Article V of the Credit Agreement, (b) all of the covenants set forth in Article VI of the Credit Agreement, and (c) all of the guaranty obligations set forth in
Article XV of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 15.1 and 15.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agent and the Lenders, as provided in Article XV of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever except as may be required under the Credit Agreement, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         2. If required under the Credit Agreement, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement.

         3. The address of the New Subsidiary for purposes of Article XIII of the Credit Agreement is set forth on the signature page to the Credit Agreement unless otherwise specified below:


                ---------------------------------

                ---------------------------------

                ---------------------------------

                ---------------------------------

                ---------------------------------


         4. The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

         5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         6. The Agent and the New Subsidiary hereby designate all Indebtedness now or hereafter incurred or otherwise outstanding under the Agreement to be "Designated Senior Indebtedness" as set forth as defined in the Indenture.

         7. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

THE BORROWER HEREBY AUTHORIZES ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE THE BORROWER HAS A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE BORROWER IN FAVOR OF THE AGENT AND LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE BORROWER AGREES AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE BORROWER HEREUNDER MAY ALSO BE COUNSEL TO THE AGENT, LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENT OR LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.






         WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                      [NEW SUBSIDIARY]

                      By:
                         --------------------------------------------------
                      Name:
                           ------------------------------------------------
                      Title:
                            -----------------------------------------------

                      Acknowledged and accepted:

                      BANK ONE, NA, as Agent

                      By:
                         --------------------------------------------------
                      Name:
                           ------------------------------------------------
                      Title:
                            -----------------------------------------------

                                    EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between *[Insert name of Assignor]* (the "ASSIGNOR") and *[Insert name of Assignee]* (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

         The Assignee represents and warrants to, and covenants with the Borrowers, the Lenders and the Agent and acknowledges that the Borrowers, the Lenders and the Agent are relying thereon that select one of (i), (ii) or (iii) below and delete the other two provisions:

         (i) the Assignee is not a non-resident of Canada within the meaning, for all purposes, of the Income Tax Act (Canada).

                                       OR

         (ii) the Assignee is a Schedule III Bank that will receive amounts under the Credit Documents in connection with its Canadian banking business within the meaning of the Income Tax Act (Canada).



                                       OR

         (iii) the Assignee is a resident of and taxable in ___________________ [country] and that it is the beneficial owner of any and all amounts paid to it under the Credit Agreement and the Assignee covenants that if its country of residence changes while it is a Lender under the Credit Agreement, the Assignee hereby undertakes to advise the Borrower, the Lender and the Agent within three
(3) Business Days of such change.

1.       Assignor:
                         -----------------------------------------------------

2.       Assignee:
                         -----------------------------------------------------
                         *[and  is  an   Affiliate  of identify Lender]1*

3.       Borrower:       Park-Ohio Industries, Inc.

4.       Agent:          Bank One, NA, as the agent under the Credit Agreement.

5. Credit Agreement: The Amended and Restated Credit Agreement dated as of November 5, 2003 among Park-Ohio Industries, Inc., (the "BORROWER"), the other Loan Parties, the Lenders party thereto, Bank One, NA, as the Agent, and the other agents party thereto.


1  Select as applicable.

6.       Assigned Interest:


---------------------------------- ----------------------------------------- ---------------------------------
       Aggregate Amount of           Amount of Commitment/Credit Exposure         Percentage Assigned of
   Commitment/Aggregate Credit                   Assigned2                     Commitment/Aggregate Credit
    Exposure for all Lenders1                                                           Exposure3
---------------------------------- ----------------------------------------- ---------------------------------
                $                                     $                                  -------%
---------------------------------- ----------------------------------------- ---------------------------------


7.       Trade Date:                                                   4
                           ---------------------------------------------

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                ASSIGNOR
                [NAME OF ASSIGNOR]

                By:
                   --------------------------------------------------
                Name:
                     ------------------------------------------------
                Title:
                      -----------------------------------------------

                ASSIGNEE
                [NAME OF ASSIGNEE]

                By:
                   --------------------------------------------------
                Name:
                     ------------------------------------------------
                Title:
                      -----------------------------------------------

Consented to and Accepted:

Bank One, NA, as the Agent and LC Issuer

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


---------------------

2 AMOUNT TO BE ADJUSTED BY THE COUNTERPARTIES TO TAKE INTO ACCOUNT ANY PAYMENTS OR PREPAYMENTS MADE BETWEEN THE TRADE DATE AND THE EFFECTIVE DATE.

3 SET FORTH, TO AT LEAST 9 DECIMALS, AS A PERCENTAGE OF THE COMMITMENT/LOANS OF ALL LENDERS THEREUNDER.


4 INSERT IF SATISFACTION OF MINIMUM AMOUNTS IS TO BE DETERMINED AS OF THE TRADE DATE.

Consented to:

PARK-OHIO INDUSTRIES, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1.   Representations and Warranties.


                  1.1. Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the

Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio.

                                 EXHIBIT H

                           BORROWING BASE CERTIFICATE

                                  See attached.

                                    EXHIBIT I

                              INDENTURE CERTIFICATE


                        [Date] __________________, 20____


Bank One, NA

______________________________

______________________________

Attention:  __________________


Ladies and Gentlemen:

         The undersigned, a duly elected Authorized Officer of the Domestic Borrower, refers to the Amended and Restated Credit Agreement, dated as of November 5, 2003 (as it may from time to time be amended, restated or otherwise modified, the "CREDIT AGREEMENT," the terms defined therein being used herein as therein defined), among the Borrower, the other Loan Parties, the Lenders party thereto, and Bank One, NA, as the Agent for the Lenders and as LC Issuer.

         Concurrently herewith, the Borrower has requested a Loan under the Credit Agreement.

         Pursuant to Section 2.24 of the Credit Agreement, the undersigned hereby certifies that on the proposed date of the Loan both prior to and after giving effect thereto:

         (a) the Aggregate Credit Exposure on such date (minus the Certified Acquisition Amount) is less than an amount equal to the greater of (i) $50,000,000, or (ii) the sum of (A) forty-five percent (45%) of the book value of accounts receivable of the Borrower and its Subsidiaries and (B) twenty-five percent (25%) of the book value of the inventory of the Borrower and its Subsidiaries, all as defined or described in the Indenture;

         (b) set forth on Schedule 1 hereto are calculations confirming the amounts and values set forth in subparts (a) and (b) above;

         (c) the use of the proceeds of the Loan are for (Check One):

                  _____             working capital purposes only; or

                  _____ are for the purchase of capital assets and the requirements of Section 2.24(b)(ii) of the Credit Agreement have been met (and set forth on Schedule 1 hereto are calculations confirming the amounts and values required to be confirmed pursuant to such Section 2.24(b)(ii));

         (d) under the undersigned's supervision, a review of the terms and conditions of the Indenture has been made and, based on such review, as of the date hereof, there is no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) that exists;

         (e) the representations and warranties contained in each Loan Document are correct as of the date hereof;

         (f) no event has occurred and is continuing that constitutes a Default or Event of Default; and

         (g) the conditions set forth in Section 2.1.1(b), Section 2.24 and
Article IV of the Credit Agreement have been satisfied.

                           Very truly yours,

                           PARK-OHIO INDUSTRIES, INC.

                           By: __________________________
                           Name: ________________________
                           Title: _________________________

                       SCHEDULE I TO INDENTURE CERTIFICATE


I. FOR ALL LOANS

         A.       Certified Acquisition Amount           $
                                                           ---------------------

         B.       Revolver amount                        $
                                                           ---------------------
                  (the greater of (a) $50,000,000.00
                  or (b) below*)

         C.       Total availability (A plus B)          $
                                                           ---------------------

         D.       Amount of requested funds              $
                                                           ---------------------

         E.       Loans outstanding                      $
                                                           ---------------------

         F.       Aggregate Credit Exposure (D plus E)   $
                                                           ---------------------

         G.       C less A                               $
                                                           ---------------------


         *  45% of book value of accounts receivable     $
                                                           ---------------------
             25% of book value of inventory              $
                                                           ---------------------
             Total                                       $
                                                           ---------------------


II. FOR ALL LOANS FOR CAPITAL EXPENDITURES

         A.       Aggregate amount of Capital            $
                  Expenditures for fiscal year             ---------------------



         B.       Aggregate amount of loans and capital  $
                                                           ---------------------
                  leases the proceeds of which have been
                  used for Capital Expenditures

         C.       Amount of requested CapEx Loan         $
                                                           ---------------------

         D.       Total of B + C                         $
                                                           ---------------------

                                    EXHIBIT J

                         ORDERLY LIQUIDATION PERCENTAGE


                                  See attached.

                                    EXHIBIT L

                             CANADIAN REVOLVING NOTE

                                                             September __, 2003


         [______________] (the "Canadian Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Canadian Revolving Loans made by the Lender to the Canadian Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at [name and branch of Canadian Bank] together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Canadian Borrower shall pay the principal of and accrued and unpaid interest on the Canadian Revolving Loans and Reimbursement Obligations in full on the Facility Termination Date

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Revolving Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of November 5, 2003 (which, as amended, and as it may be further amended or modified and in effect from time to time, is herein called the "Agreement"), among the Domestic Borrower, Canadian Borrower, the UK Borrower, the other Loan Parties, the lenders party thereto, including the Canadian Lender, the LC Issuer and Bank One, NA, as the Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         The Canadian Borrower and the Lender hereby designate all Indebtedness and other obligations now or hereafter incurred or otherwise outstanding under this Note to be "Designated Senior Indebtedness" as set forth and defined in the Indenture.


                                [CANADIAN BORROWER]


                                By:
                                    ----------------------------------------
                                Print Name:
                                            --------------------------------
                                Title:
                                       -------------------------------------

                                    EXHIBIT M

                                UK REVOLVING NOTE

                                                                November 5, 2003


         [______________] (the "UK Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all UK Fixed Rate Loans made by the Lender to the UK Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at [name and branch of UK Bank] together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The UK Borrower shall pay the principal of and accrued and unpaid interest on the UK Fixed Loans and Reimbursement Obligations in full on the Facility Termination Date

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Revolving Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of November 5, 2003 (which, as amended, and as it may be further amended or modified and in effect from time to time, is herein called the "Agreement"), among the Domestic Borrower, Canadian Borrower, the UK Borrower, the other Loan Parties, the lenders party thereto, including the UK Lender, the LC Issuer and Bank One, NA, as the Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         The UK Borrower and the Lender hereby designate all Indebtedness and other obligations now or hereafter incurred or otherwise outstanding under this Note to be "Designated Senior Indebtedness" as set forth and defined in the Indenture.

                            [UK BORROWER]


                            By:
                                ----------------------------------------
                            Print Name:
                                        --------------------------------
                            Title:
                                   -------------------------------------

                                    EXHIBIT N

                             ASSOCIATED COSTS RATES


         1. For the purpose of this Agreement, the cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority (or any other authority which replaces all or any of their functions) in respect of the UK Fixed Rate Advances denominated in Pounds Sterling will be calculated by the UK Correspondent Lender in relation to each UK Fixed Rate Advance on the basis of rates supplied by the UK Correspondent Lender by reference to the circumstances existing on the first day of each Interest Period in respect of such UK Fixed Rate Advance and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:

         AB + C(B - D) + E x 0.01 percent per annum
         ------------------------------------------------
                  100 - (A + C)

         Where:

         A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the UK Correspondent Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate per annum at which Pounds Sterling deposits are offered by the UK Correspondent Lender in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant UK Fixed Rate Advance or (b) three months, whichever is shorter, to a leading bank in the London Interbank Market at or about 11:00 a.m. (London time) in a sum approximately equal to the amount of such UK Fixed Rate Advance.

         C is the percentage of Eligible Liabilities which the UK Correspondent Lender is required from time to time maintain as interest bearing Special Deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England on interest bearing Special Deposits.

         E is the rate payable by the UK Correspondent Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of the Bank.

         2.       For the purposes of this EXHIBIT N

                  (a) "Eligible Liabilities" and "Special Deposits" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as appropriate) by the Bank of England.

                  (b)      "Fee Regulations" means the Banking Supervision
                           (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision.

                  (c) "Fee Base" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

         3. The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

         4. In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent. and B is 12 per cent, AB will be calculated as 0.5 x 12 and not as 0.5 per cent x 12 per cent.

         5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practices).

         6. A negative result obtained by subtracting D from B shall be taken as zero.

         7. The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple to 1/32%.

         8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Interest Period to which they relate.

         9. The determination of the Associated Costs Rate by the UK Correspondent Lender in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

         10. The UK Correspondent Lender may from time to time, after consultation with the UK Borrower, determine and notify to all parties any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Service Authority (or any other authority which replaces all or an of their functions) in relation to UK Fixed Rate Advances denominated in Pounds Sterling (including any requirements relating to Pounds Sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.



                                      N-2